Filed pursuant to Rule 424(b)(3)
File No. 333-276073
Blue Owl Technology Income Corp.
Supplement No. 2 dated August 8, 2025
To
Prospectus dated April 16, 2025
This supplement contains information that amends, supplements or modifies certain information contained in the accompanying prospectus of Blue Owl Technology Income Corp. dated April 16, 2025, as amended and supplemented (the “Prospectus”), and is part of, and should be read in conjunction with, the Prospectus. The Prospectus has been filed with the U.S. Securities and Exchange Commission, and is available free of charge at www.sec.gov or by calling (212) 419-3000. Capitalized terms used in this supplement have the same meanings as in the Prospectus, unless otherwise stated herein.
Before investing in shares of our common stock, you should read carefully the Prospectus and this supplement and consider carefully our investment objective, risks, charges and expenses. You should also carefully consider the “Risk Factors” beginning on page 47 of the Prospectus before you decide to invest in our common stock.
UPDATES TO PROSPECTUS
The following replaces the paragraph under “New Mexico” in the “Suitability Standards” section of the Prospectus:

New Mexico — New Mexico investors may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing concentration limit.

The following replaces the paragraph under “Oregon” in the “Suitability Standards” section of the Prospectus:

Oregon - In addition to general suitability standards, non-accredited Oregon investors may not invest more than 10% of their liquid net worth in us. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings, and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

RECENT DEVELOPMENTS
Quarterly Report on Form 10-Q
On August 7, 2025, we filed our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission. The Form 10-Q, excluding the exhibits thereto, is attached to this supplement as Annex A, and incorporated herein by reference.

Annex A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 10-Q
(Mark One)
☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended June 30, 2025
OR
☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
Commission File Number: 801-113628
BLUE OWL TECHNOLOGY INCOME CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	87-1346173
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

399 Park Avenue	10022
New York, New York
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 419-3000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. YES ☐ NO ☒
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES ☐ NO ☒

As of August 7, 2025, the registrant had 84,665,697, 2,034,865 and 235,669,374 shares of Class S, Class D and Class I common stock, $0.01, par value per share, outstanding, respectively.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This report contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Blue Owl Technology Income Corp. (the “Company,” “we” or “our”), our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:
•an economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;
•an economic downturn could disproportionately impact the companies that we intend to target for investment, potentially causing us to experience a decrease in investment opportunities and diminished demand for capital from these companies;
•the impact of elevated inflation rates, fluctuating interest rates, ongoing supply chain and labor market disruptions, including those as a result of strikes, work stoppages or accidents, instability in the U.S. and international banking systems, uncertainties related to the new Presidential administration, including the impact of tariff enactment, tax reductions, trade disputes with other countries, and the risk of recession or a shutdown of government services could impact our business prospects and the prospects of our portfolio companies;
•an economic downturn could also impact availability and pricing of our financing and our ability to access the debt and equity capital markets;
•a contraction of available credit and/or an inability to access the equity markets could impair our lending and investment activities;
•changes in base interest rates and significant market volatility on our business and our portfolio companies (including our business prospects and the prospects of our portfolio companies including the ability to achieve our and their business objectives), our industry and the global economy including as a result of ongoing supply chain disruptions;
•interest rate volatility could adversely affect our results, particularly because we use leverage as part of our investment strategy;
•currency fluctuations could adversely affect the results of our investments in foreign companies, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars;
•our future operating results;
•our contractual arrangements and relationships with third parties;
•the ability of our portfolio companies to achieve their objectives;
•competition with other entities and our affiliates for investment opportunities;
•risks related to the uncertainty of the value of our portfolio investments, particularly those having no liquid trading market;
•the use of borrowed money to finance a portion of our investments as well as any estimates regarding potential use of leverage;
•the adequacy of our financing sources and working capital;
•the loss of key personnel;
•the timing of cash flows, if any, from the operations of our portfolio companies;
•the ability of Blue Owl Technology Credit Advisors II LLC (“the Adviser” or “our Adviser”) to locate suitable investments for us and to monitor and administer our investments;
•the ability of the Adviser to attract and retain highly talented professionals;
•our ability to qualify for and maintain our tax treatment as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”);
•the impact that environmental, social and governance matters could have on our brand and reputation and our portfolio companies;
•the effect of legal, tax and regulatory changes;
•the impact of information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks, and the increasing use of artificial intelligence and machine learning technology;
•the impact of geo-political conditions, including revolution, insurgency, terrorism or war, including those arising out of the ongoing war between Russia and Ukraine, as well as political and social unrest in the Middle East and North Africa regions, uncertainty with respect to immigration, and general uncertainty surrounding the financial and political stability of the United States, the United Kingdom, the European Union and China, on financial market volatility, global economic markets, and various markets for commodities globally such as oil and natural gas; and
•other risks, uncertainties and other factors previously identified in the reports and other documents we have filed with the Securities and Exchange Commission (“SEC”).
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this report should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the date of this report. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this report are excluded from the safe harbor protection provided by Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I. FINANCIAL INFORMATION
Item 1. Consolidated Financial Statements
Blue Owl Technology Income Corp.
Consolidated Statements of Assets and Liabilities
(Amounts in thousands, except share and per share amounts)

	June 30, 2025 (Unaudited)	December 31, 2024
Assets
Investments at fair value
Non-controlled, non affiliated investments (amortized cost of $5,853,192 and $5,162,319, respectively)	$5,871,054	$5,178,632
Non-controlled, affiliated investments (amortized cost of $20,948 and $23,831, respectively)	21,526	24,212
Controlled, affiliated investments (amortized cost of $4,958 and $949, respectively)	4,922	954
Total investments at fair value (amortized cost of $5,879,098 and $5,187,099, respectively)	5,897,502	5,203,798
Cash	91,046	195,488
Foreign cash (cost of $4,625 and $3,613, respectively)	4,808	3,526
Interest receivable	36,246	40,767
Prepaid expenses and other assets	39,345	34,345
Total Assets	$6,068,947	$5,477,924
Liabilities
Debt (net of unamortized debt issuance costs of $33,321 and $30,367, respectively)	$2,537,896	$2,249,622
Distribution payable	26,401	29,717
Tender offer payable	146,453	96,172
Management fee payable	3,464	3,135
Incentive fee payable	10,428	11,785
Payable for investments purchased	11,446	54,508
Payables to affiliates	1,492	204
Accrued expenses and other liabilities	25,398	24,701
Total Liabilities	2,762,978	2,469,844
Commitments and contingencies (Note 7)
Net Assets
Class S Common shares $0.01 par value, 1,000,000,000 shares authorized; 83,196,607 and 69,897,488 issued and outstanding, respectively	832	699
Class D Common shares $0.01 par value, 1,000,000,000 shares authorized; 1,823,268 and 1,498,231 issued and outstanding, respectively	18	15
Class I Common shares $0.01 par value, 1,000,000,000 shares authorized; 233,680,195 and 217,328,509 shares issued and outstanding, respectively	2,337	2,173
Additional paid-in-capital	3,255,483	2,944,001
Accumulated undistributed (overdistributed) earnings	47,299	61,192
Total Net Assets	3,305,969	3,008,080
Total Liabilities and Net Assets	$6,068,947	$5,477,924
Net Asset Value Per Class S Share	$10.37	$10.42
Net Asset Value Per Class D Share	$10.37	$10.42
Net Asset Value Per Class I Share	$10.37	$10.42
_________________________________________________________________________________________________________
The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Statements of Operations
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$128,457	$110,884	$255,820	$203,489
PIK interest income	6,828	5,562	13,048	10,878
PIK dividend income	4,618	5,130	8,901	8,985
Dividend income	13	2,501	870	4,976
Other income	1,434	2,065	3,752	3,740
Total investment income from non-controlled, non-affiliated investments	141,350	126,142	282,391	232,068
Investment income from non-controlled, affiliated investments:
Dividend income	421	30	939	40
Total investment income from non-controlled, affiliated investments	421	30	939	40
Investment income from controlled, affiliated investments:
Dividend income	66	—	93	—
Total investment income from controlled, affiliated investments	66	—	93	—
Total Investment Income	141,837	126,172	283,423	232,108
Operating Expenses
Offering costs	365	1,809	1,179	2,715
Interest expense	43,025	36,171	84,101	69,182
Management fees, net(1)	10,227	7,081	19,856	13,095
Capital gains incentive fees	—	(1,238)	(1,337)	(196)
Performance based incentive fees	10,428	9,247	20,949	16,898
Professional fees	1,583	2,494	3,646	4,141
Directors' fees	260	551	659	918
Shareholder servicing fees	1,825	1,187	3,493	2,177
Other general and administrative	1,126	2,725	2,904	4,519
Total Operating Expenses	68,839	60,027	135,450	113,449
Net Investment Income (Loss) Before Taxes	72,998	66,145	147,973	118,659
Income tax expense (benefit), including excise tax expense (benefit)	—	180	—	180
Net Investment Income (Loss) After Taxes	$72,998	$65,965	$147,973	$118,479

Net Realized and Change in Unrealized Gain (Loss)
Net change in unrealized gain (loss):
Non-controlled, non-affiliated investments	$11,539	$(10,501)	$(13,327)	$(1,012)
Non-controlled, affiliated investments	2	148	197	287
Controlled, affiliated investments	3	—	(41)	—
Translation of assets and liabilities in foreign currencies	(1,290)	866	(1,080)	(433)
Total Net Change in Unrealized Gain (Loss)	10,254	(9,487)	(14,251)	(1,158)
Net realized gain (loss):
Non-controlled, non-affiliated investments	97	—	(2,338)	—
Non-controlled, affiliated investments	—	—	—	—
Foreign currency transactions	1,753	(408)	1,722	(404)
Total Net Realized Gain (Loss)	1,850	(408)	(616)	(404)
Total Net Realized and Change in Unrealized Gain (Loss)	12,104	(9,895)	(14,867)	(1,562)
Total Net Increase (Decrease) in Net Assets Resulting from Operations	$85,102	$56,070	$133,106	$116,917

Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class S Common Stock	$20,323	$11,527	$30,819	$24,541
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class D Common Stock	$466	$309	$717	$710
Total Net Increase (Decrease) in Net Assets Resulting from Operations - Class I Common Stock	$64,313	$44,234	$101,570	$91,666

Earnings Per Share - Basic and Diluted of Class S Common Stock	$0.25	$0.21	$0.39	$0.50
Weighted Average Shares of Class S Common Stock Outstanding - Basic and Diluted	82,517,692	53,093,371	79,039,491	48,833,191
Earnings Per Share - Basic and Diluted of Class D Common Stock	$0.26	$0.23	$0.42	$0.53
Weighted Average Shares of Class D Common Stock Outstanding - Basic and Diluted	1,765,605	1,341,873	1,693,430	1,330,741
Earnings Per Share - Basic and Diluted of Class I Common Stock	$0.27	$0.24	$0.43	$0.55
Weighted Average Shares of Class I Common Stock Outstanding - Basic and Diluted	241,165,082	184,563,221	236,327,342	168,251,823
(1) Refer to Note 3 “Agreements and Related Party Transactions” for additional details on management fee waiver.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Non-controlled/non-affiliated portfolio company investments
Debt Investments(6)
Aerospace & Defense
ManTech International Corporation(8)	First lien senior secured loan	S+	5.00%		9/2029	44,981	$44,981	$44,981
Peraton Corp.(7)(14)	First lien senior secured loan	S+	3.75%		2/2028	3,013	3,004	2,652
							47,985	47,633	1.4%
Airlines
Accommodations Plus Technologies LLC(8)	First lien senior secured loan	S+	4.50%		5/2032	20,800	20,594	20,592
							20,594	20,592	0.6%
Application Software
AI Titan Parent, Inc. (dba Prometheus Group)(7)	First lien senior secured loan	S+	4.50%		8/2031	27,547	27,298	27,272
AlphaSense, Inc.(8)	First lien senior secured loan	S+	6.25%		6/2029	20,052	19,884	19,901
Anaplan, Inc.(8)	First lien senior secured loan	S+	4.50%		6/2029	92,292	92,292	92,292
Armstrong Bidco Limited(11)(19)	First lien senior secured GBP delayed draw term loan	SA+	5.00%		6/2029	£40,433	48,965	55,131
Artifact Bidco, Inc. (dba Avetta)(8)	First lien senior secured loan	S+	4.25%		7/2031	11,042	10,993	11,042
Avalara, Inc.(8)(14)	First lien senior secured loan	S+	3.25%		3/2032	66,250	65,882	66,489
Boxer Parent Company Inc. (f/k/a BMC)(8)(14)	First lien senior secured loan	S+	3.00%		7/2031	63,745	63,745	63,305
Central Parent Inc. (dba CDK Global Inc.)(8)(14)	First lien senior secured loan	S+	3.25%		7/2029	39,402	39,405	32,806
Coupa Holdings, LLC(8)	First lien senior secured loan	S+	5.25%		2/2030	777	777	777
Einstein Parent, Inc. (dba Smartsheet)(8)	First lien senior secured loan	S+	6.50%		1/2031	43,135	42,727	42,704
Fullsteam Operations, LLC(8)(16)	First lien senior secured loan	S+	8.25%		11/2029	982	957	982
Fullsteam Operations, LLC(8)(16)	First lien senior secured delayed draw term loan	S+	7.00%		11/2029	322	316	322
Granicus, Inc.(8)	First lien senior secured loan	S+	3.50%	2.25%	1/2031	11,837	11,740	11,837
Granicus, Inc.(8)	First lien senior secured delayed draw term loan	S+	3.00%	2.25%	1/2031	1,753	1,739	1,745
Granicus, Inc.(10)(16)	First lien senior secured revolving loan	P+	4.25%		1/2031	230	217	230
IGT Holding IV AB (dba IFS)(8)(19)(23)	First lien senior secured loan	S+	3.50%		4/2032	12,500	12,470	12,563
Infobip Inc.(8)(19)	First lien senior secured loan	S+	5.75%		6/2029	29,426	28,990	28,985

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
JS Parent, Inc. (dba Jama Software)(8)	First lien senior secured loan	S+	4.75%		4/2031	13,574	13,515	13,574
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(7)(19)	First lien senior secured loan	S+	4.50%		7/2028	99,740	99,641	99,740
Ministry Brands Holdings, LLC(7)	First lien senior secured loan	S+	5.50%		12/2028	18,809	18,592	18,667
Ministry Brands Holdings, LLC(10)(16)	First lien senior secured revolving loan	P+	4.50%		12/2027	141	127	129
Perforce Software, Inc.(7)(14)	First lien senior secured loan	S+	4.75%		3/2031	4,950	4,929	4,734
Perforce Software, Inc.(7)(14)	First lien senior secured loan	S+	4.75%		6/2029	14,589	14,391	14,025
Simpler Postage, Inc. (dba Easypost)(8)(16)	First lien senior secured loan	S+	8.00%		6/2029	20,522	19,686	19,696
XPLOR T1, LLC(8)	First lien senior secured loan	S+	3.50%		6/2031	39,700	39,700	39,700
Zendesk, Inc.(8)(16)	First lien senior secured loan	S+	5.00%		11/2028	64,200	63,113	64,200
							742,091	742,848	22.5%
Banks
Finastra USA, Inc.(9)(19)	First lien senior secured loan	S+	7.25%		9/2029	59,658	59,065	59,658
Finastra USA, Inc.(8)(16)(19)	First lien senior secured revolving loan	S+	7.25%		9/2029	1,244	1,181	1,244
							60,246	60,902	1.8%
Beverages
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(7)	First lien senior secured loan	S+	6.25%		3/2027	31,037	30,819	30,571
							30,819	30,571	0.9%
Building Products
EET Buyer, Inc. (dba e-Emphasys)(8)	First lien senior secured loan	S+	4.75%		11/2027	6,317	6,254	6,317
							6,254	6,317	0.2%
Buildings & Real Estate
Associations, Inc.(8)(16)	First lien senior secured loan	S+	6.50%		7/2028	71,063	71,002	71,063
Associations Finance, Inc.(15)	Unsecured notes	N/A		14.25%	5/2030	28,613	28,448	28,613
							99,450	99,676	3.0%
Capital Markets
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)(7)(16)	First lien senior secured loan	S+	5.00%		6/2030	12,570	12,459	12,570
							12,459	12,570	0.4%
Commercial Services & Supplies
Access CIG, LLC(9)(14)	First lien senior secured loan	S+	4.25%		8/2028	14,750	14,750	14,803
Charter NEX US, Inc.(7)(14)	First lien senior secured loan	S+	2.75%		11/2030	5,142	5,142	5,158

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Denali BuyerCo, LLC (dba Summit Companies)(8)(16)	First lien senior secured loan	S+	5.25%		9/2028	47,733	47,092	47,733
Pye-Barker Fire & Safety, LLC(8)(16)	First lien senior secured loan	S+	4.50%		5/2031	31,180	31,022	31,102
Pye-Barker Fire & Safety, LLC(8)(16)	First lien senior secured revolving loan	S+	4.50%		5/2030	536	518	525
SimpliSafe Holding Corporation(7)	First lien senior secured loan	S+	6.25%		5/2028	67,495	66,861	67,495
W.A. Kendall and Company, LLC(7)	First lien senior secured loan	S+	5.75%		4/2030	5,513	5,458	5,458
W.A. Kendall and Company, LLC(7)(16)	First lien senior secured revolving loan	S+	5.88%		4/2030	353	341	341
							171,184	172,615	5.2%
Construction & Engineering
Dodge Construction Network LLC(8)	First lien senior secured loan	S+	6.25%		1/2029	5,467	5,371	5,426
Dodge Construction Network LLC(8)(14)	First lien senior secured loan	S+	4.75%		2/2029	7,581	6,234	6,191
Engineered Machinery Holdings, Inc. (dba Duravant)(8)(14)	First lien senior secured loan	S+	3.50%		5/2028	16,710	16,642	16,802
							28,247	28,419	0.9%
Consumer Finance
Klarna Holding AB(8)(19)	Subordinated Floating Rate Notes	S+	7.00%		4/2034	32,666	32,666	32,666
							32,666	32,666	1.0%
Containers & Packaging
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(7)(14)	First lien senior secured loan	S+	3.25%		12/2030	7,425	7,425	7,375
Five Star Lower Holding LLC(8)(14)	First lien senior secured loan	S+	4.25%		5/2029	21,273	21,077	21,203
Pro Mach Group, Inc.(7)(14)	First lien senior secured loan	S+	2.75%		8/2028	4,963	4,963	4,971
Tricorbraun Holdings, Inc.(7)(14)	First lien senior secured loan	S+	3.25%		3/2028	16,379	16,319	16,352
							49,784	49,901	1.5%
Diversified Consumer Services
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(7)(14)	First lien senior secured loan	S+	3.00%		10/2029	20,078	20,078	20,116
Eternal Buyer, LLC (dba Wedgewood Weddings)(8)	First lien senior secured loan	S+	4.75%		6/2032	14,375	14,303	14,303
Icefall Parent, Inc. (dba EngageSmart)(8)	First lien senior secured loan	S+	5.75%		1/2030	20,543	20,209	20,543
Learning Care Group (US) No. 2 Inc.(8)(14)	First lien senior secured loan	S+	4.00%		8/2028	7,369	7,369	7,353
Litera Bidco LLC(7)(16)	First lien senior secured loan	S+	5.00%		5/2028	50,559	50,367	50,432
Relativity ODA LLC(7)	First lien senior secured loan	S+	4.50%		5/2029	45,112	44,958	45,112
							157,284	157,859	4.8%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Diversified Financial Services
BCPE Pequod Buyer, Inc. (dba Envestnet)(7)(14)	First lien senior secured loan	S+	3.25%		11/2031	24,938	24,396	24,962
BTRS Holdings Inc. (dba Billtrust)(8)(16)	First lien senior secured loan	S+	5.50%		12/2028	45,595	45,436	45,470
Blackhawk Network Holdings, Inc.(7)(14)	First lien senior secured loan	S+	4.00%		3/2029	89,152	89,152	89,571
Computer Services, Inc. (dba CSI)(8)	First lien senior secured loan	S+	5.25%		11/2029	38,503	38,136	38,503
Computer Services, Inc. (dba CSI)(8)	First lien senior secured loan	S+	4.75%		11/2029	33,161	33,010	33,161
Deerfield Dakota Holdings(8)(14)	First lien senior secured loan	S+	3.75%		4/2027	10,026	9,936	9,726
Minotaur Acquisition, Inc. (dba Inspira Financial)(7)	First lien senior secured loan	S+	5.00%		6/2030	62,275	61,704	62,275
Pushpay USA Inc(8)(19)	First lien senior secured loan	S+	4.00%		8/2031	4,975	4,975	5,000
Smarsh Inc.(8)(16)	First lien senior secured loan	S+	4.75%		2/2029	34,489	34,279	34,399
							341,024	343,067	10.4%
Diversified Telecommunication Services
Level 3 Financing, Inc.(7)(14)(19)	First lien senior secured loan	S+	4.25%		3/2032	20,000	19,707	20,204
							19,707	20,204	0.6%
Entertainment
Aerosmith Bidco 1 Limited (dba Audiotonix)(9)(19)	First lien senior secured loan	S+	5.25%		7/2031	70,064	69,253	70,064
							69,253	70,064	2.1%
Equity Real Estate Investment Trusts (REITs)
Storable, Inc.(7)(14)	First lien senior secured loan	S+	3.25%		4/2031	53,483	53,409	53,382
Storable Intermediate Holdings, LLC(7)	First lien senior secured loan	S+		6.00%	4/2032	45,808	45,581	45,579
							98,990	98,961	3.0%
Food & Staples Retailing
Fiesta Purchaser, Inc. (dba Shearer's Foods)(7)(14)	First lien senior secured loan	S+	3.25%		2/2031	9,900	9,900	9,919
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(7)	First lien senior secured loan	S+	4.50%		12/2029	145,387	145,387	145,387
							155,287	155,306	4.7%
Food Products
Vital Bidco AB (dba Vitamin Well)(8)(19)	First lien senior secured loan	S+	4.50%		10/2031	19,041	18,754	19,041
							18,754	19,041	0.6%
Health Care Equipment & Supplies
Cambrex Corporation(7)	First lien senior secured loan	S+	4.75%		3/2032	13,673	13,541	13,639

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Confluent Medical Technologies, Inc.(8)(14)	First lien senior secured loan	S+	3.25%		2/2029	14,774	14,774	14,756
Packaging Coordinators Midco, Inc.(8)	First lien senior secured loan	S+	4.75%		1/2032	76,906	75,898	75,944
PerkinElmer U.S. LLC(7)	First lien senior secured loan	S+	4.75%		3/2029	57,969	57,859	57,389
Resonetics, LLC(8)(14)	First lien senior secured loan	S+	3.25%		6/2031	9,925	9,925	9,925
							171,997	171,653	5.2%
Health Care Providers & Services
Azalea TopCo, Inc. (dba Press Ganey)(7)(14)	First lien senior secured loan	S+	3.25%		4/2031	5,120	5,117	5,126
Covetrus, Inc.(8)	Second lien senior secured loan	S+	9.25%		10/2030	25,000	24,606	23,625
Engage Debtco Limited(8)(19)	First lien senior secured loan	S+	3.33%	2.75%	7/2029	9,891	9,737	9,471
Engage Debtco Limited(8)(19)	First lien senior secured delayed draw term loan	S+	3.18%	2.54%	7/2029	3,211	3,167	3,075
EresearchTechnology, Inc. (dba Clario)(7)(16)	First lien senior secured loan	S+	4.75%		1/2032	59,891	59,283	59,252
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(8)	First lien senior secured loan	S+	4.75%		12/2029	45,465	44,793	45,465
MED ParentCo, LP(8)(14)	First lien senior secured loan	S+	3.25%		4/2031	14,888	14,888	14,931
OneOncology, LLC(8)(16)	First lien senior secured loan	S+	4.75%		6/2030	25,927	25,801	25,798
OneOncology, LLC(8)	First lien senior secured delayed draw term loan	S+	5.00%		6/2030	24,897	24,733	24,897
PetVet Care Centers, LLC(7)	First lien senior secured loan	S+	6.00%		11/2030	38,661	38,342	36,535
Plasma Buyer LLC (dba PathGroup)(8)	First lien senior secured loan	S+	5.75%		5/2029	16,549	16,339	16,011
Plasma Buyer LLC (dba PathGroup)(8)	First lien senior secured delayed draw term loan	S+	6.25%		5/2029	625	616	604
Plasma Buyer LLC (dba PathGroup)(8)	First lien senior secured revolving loan	S+	5.75%		5/2028	1,882	1,864	1,821
Puma Buyer, LLC (dba PANTHERx)(8)	First lien senior secured loan	S+	4.25%		3/2032	20,667	20,516	20,667
Valeris, Inc. (fka Phantom Purchaser, Inc.)(8)	First lien senior secured loan	S+	5.00%		9/2031	8,865	8,783	8,842
Valeris, Inc. (fka Phantom Purchaser, Inc.)(8)	First lien senior secured loan	S+	4.75%		9/2031	15,198	15,048	15,046
							313,633	311,166	9.4%
Health Care Technology
Athenahealth Group Inc.(7)(14)	First lien senior secured loan	S+	2.75%		2/2029	20,463	20,463	20,430
Color Intermediate, LLC (dba ClaimsXten)(7)	First lien senior secured loan	S+	4.75%		10/2029	38,641	38,641	38,544
Cotiviti, Inc.(7)(14)	First lien senior secured loan	S+	2.75%		5/2031	4,995	4,867	4,967

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(7)	First lien senior secured loan	S+	5.00%		8/2031	84,384	83,944	84,384
Dragonfly Health, Inc. (f/k/a StateServ Acquisition, Inc.)(8)(16)	First lien senior secured loan	S+	5.75%		11/2027	7,525	7,446	7,442
Ensemble RCM, LLC(8)(14)	First lien senior secured loan	S+	3.00%		8/2029	12,356	12,286	12,401
GI Ranger Intermediate, LLC (dba Rectangle Health)(7)	First lien senior secured loan	S+	5.75%		10/2028	4,163	4,116	4,080
Greenway Health, LLC(8)	First lien senior secured loan	S+	6.75%		4/2029	4,641	4,536	4,583
Hyland Software, Inc.(7)	First lien senior secured loan	S+	5.00%		9/2030	39,882	39,882	39,882
Imprivata, Inc.(8)(14)	First lien senior secured loan	S+	3.00%		12/2027	20,462	20,462	20,525
Indikami Bidco, LLC (dba IntegriChain)(7)	First lien senior secured loan	S+	4.00%	2.50%	12/2030	33,095	32,486	32,764
Indikami Bidco, LLC (dba IntegriChain)(7)(16)	First lien senior secured delayed draw term loan	S+	6.00%		12/2030	513	476	507
Indikami Bidco, LLC (dba IntegriChain)(7)(16)	First lien senior secured revolving loan	S+	6.00%		6/2030	2,435	2,380	2,403
Inovalon Holdings, Inc.(8)	First lien senior secured loan	S+	3.00%	2.75%	11/2028	87,931	87,802	87,931
Inovalon Holdings, Inc.(8)	Second lien senior secured loan	S+		8.50%	11/2033	33,559	33,559	33,559
Interoperability Bidco, Inc. (dba Lyniate)(8)(16)	First lien senior secured loan	S+	5.75%		3/2028	27,867	27,802	27,359
Modernizing Medicine, Inc. (dba ModMed)(8)	First lien senior secured loan	S+	2.50%	2.75%	4/2032	61,701	61,099	61,084
Neptune Holdings, Inc. (dba NexTech)(8)	First lien senior secured loan	S+	4.50%		8/2030	30,419	30,279	30,419
PointClickCare Technologies, Inc.(9)(14)(19)	First lien senior secured loan	S+	3.25%		11/2031	29,850	29,777	29,943
Project Ruby Ultimate Parent Corp. (dba Wellsky)(7)(14)	First lien senior secured loan	S+	3.00%		3/2028	24,751	24,751	24,770
Raven Acquisition Holdings, LLC (dba R1 RCM)(7)(14)	First lien senior secured loan	S+	3.25%		11/2031	23,275	23,161	23,247
RL Datix Holdings (USA), Inc.(9)	First lien senior secured loan	S+	5.25%		4/2031	29,817	29,557	29,668
RL Datix Holdings (USA), Inc.(11)	First lien senior secured GBP term loan	SA+	5.25%		4/2031	£13,808	17,097	18,827
RL Datix Holdings (USA), Inc.(9)(16)	First lien senior secured revolving loan	S+	5.25%		10/2030	1,294	1,246	1,265
Salinger Bidco Inc. (dba Surgical Information Systems)(8)	First lien senior secured loan	S+	5.75%		8/2031	79,922	78,833	79,922
Salinger Bidco Inc. (dba Surgical Information Systems)(8)(16)	First lien senior secured revolving loan	S+	5.75%		5/2031	1,547	1,447	1,547

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Zelis Cost Management Buyer, Inc.(7)(14)	First lien senior secured loan	S+	2.75%		9/2029	9,875	9,837	9,802
Zelis Cost Management Buyer, Inc.(7)(14)	First lien senior secured loan	S+	3.25%		11/2031	15,772	15,695	15,671
							743,927	747,926	22.6%
Hotels, Restaurants & Leisure
CE Intermediate I, LLC (dba Clubessential)(8)(14)(23)	First lien senior secured loan	S+	3.00%		2/2032	9,950	9,950	9,938
Troon Golf, L.L.C.(8)(16)	First lien senior secured loan	S+	4.75%		8/2028	21,665	21,652	21,665
							31,602	31,603	1.0%
Household Products
WU Holdco, Inc. (dba PurposeBuilt Brands)(8)	First lien senior secured loan	S+	4.75%		4/2032	18,955	18,909	18,908
							18,909	18,908	0.6%
Industrial Conglomerates
Aptean Acquiror, Inc. (dba Aptean)(8)(16)	First lien senior secured loan	S+	4.75%		1/2031	48,258	47,881	48,258
							47,881	48,258	1.5%
Insurance
Acrisure, LLC(14)(15)(19)	Unsecured notes	N/A	8.50%		6/2029	3,000	3,000	3,128
Acrisure, LLC(7)(14)(19)	First lien senior secured loan	S+	3.00%		11/2030	10,458	10,458	10,421
Alera Group, Inc.(7)(14)	First lien senior secured loan	S+	3.25%		5/2032	7,500	7,463	7,521
Alera Group, Inc.(7)(14)	Second lien senior secured loan	S+	5.50%		5/2033	12,500	12,438	12,729
AmeriLife Holdings LLC(9)	First lien senior secured loan	S+	4.75%		8/2029	37,472	37,062	37,285
AmeriLife Holdings LLC(8)(16)	First lien senior secured delayed draw term loan	S+	4.84%		8/2029	3,809	3,791	3,788
AmeriLife Holdings LLC(8)(16)	First lien senior secured revolving loan	S+	4.75%		8/2028	350	318	329
Ardonagh Midco 3 PLC(8)(14)(19)	First lien senior secured loan	S+	2.75%		2/2031	16,209	16,179	16,068
AssuredPartners, Inc.(7)(14)	First lien senior secured loan	S+	3.50%		2/2031	9,875	9,864	9,898
Asurion, LLC(7)(14)	First lien senior secured loan	S+	4.25%		8/2028	2,955	2,939	2,920
Asurion, LLC(7)(14)	First lien senior secured loan	S+	4.25%		9/2030	10,770	10,447	10,453
Asurion, LLC(7)(14)	First lien senior secured loan	S+	3.25%		7/2027	9,974	9,961	9,959
Asurion, LLC(7)(14)	Second lien senior secured loan	S+	5.25%		1/2029	29,332	28,052	27,156
Atlas US Finco, Inc. (dba Nearmap)(8)(19)	First lien senior secured loan	S+	5.00%		12/2029	9,052	9,007	9,006
Diamond Insure Bidco (dba Acturis)(13)(19)	First lien senior secured EUR term loan	E+	4.25%		7/2031	€624	659	730

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Diamond Insure Bidco (dba Acturis)(11)(19)	First lien senior secured GBP term loan	SA+	4.50%		7/2031	£2,042	2,536	2,784
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(7)	First lien senior secured loan	S+	7.00%		3/2029	1,064	1,045	1,064
Galway Borrower LLC(8)(16)	First lien senior secured delayed draw term loan	S+	4.50%		9/2028	1,254	1,245	1,254
Hyperion Refinance S.à r.l (dba Howden Group)(7)(14)(19)	First lien senior secured loan	S+	3.00%		2/2031	29,626	29,626	29,703
Integrated Specialty Coverages, LLC(7)	First lien senior secured loan	S+	4.75%		7/2030	78,406	78,152	78,406
Integrity Marketing Acquisition, LLC(8)	First lien senior secured loan	S+	5.00%		8/2028	66,087	65,795	66,087
Mitchell International, Inc.(7)(14)	First lien senior secured loan	S+	3.25%		6/2031	22,530	22,431	22,494
Mitchell International, Inc.(7)(14)	Second lien senior secured loan	S+	5.25%		6/2032	7,300	7,267	7,153
Simplicity Financial Marketing Group Holdings, Inc.(7)	First lien senior secured loan	S+	5.00%		12/2031	21,375	21,172	21,161
Simplicity Financial Marketing Group Holdings, Inc.(9)(16)	First lien senior secured delayed draw term loan	S+	5.00%		12/2031	1,268	1,236	1,233
Trucordia Insurance Holdings, LLC(7)	First lien senior secured loan	S+	3.25%		6/2032	20,000	19,950	19,950
Trucordia Insurance Holdings, LLC(7)	Second lien senior secured loan	S+	5.75%		6/2033	25,000	24,751	24,750
							436,844	437,430	13.2%
Internet & Direct Marketing Retail
Aurelia Netherlands B.V.(12)(19)	First lien senior secured EUR term loan	E+	4.75%		5/2031	€25,283	28,575	29,678
							28,575	29,678	0.9%
IT Services
Kaseya Inc.(7)(14)	First lien senior secured loan	S+	3.25%		3/2032	49,875	49,633	50,045
Kaseya Inc.(7)(14)	Second lien senior secured loan	S+	5.00%		3/2033	13,846	13,758	13,850
Marcel Bidco LLC (dba SUSE)(7)(14)(19)(23)	First lien senior secured loan	S+	3.50%		11/2030	17,617	17,617	17,695
Renaissance Learning, Inc.(8)(14)	First lien senior secured loan	S+	4.00%		4/2030	976	973	884
Saphilux S.a.r.L. (dba IQ-EQ)(9)(14)(19)	First lien senior secured loan	S+	3.50%		7/2028	24,256	24,256	24,367
Severin Acquisition, LLC (dba PowerSchool)(7)(16)	First lien senior secured loan	S+	2.75%	2.25%	10/2031	67,285	66,621	66,356
Severin Acquisition, LLC (dba PowerSchool)(7)(16)	First lien senior secured revolving loan	S+	4.75%		10/2031	3,542	3,469	3,440
Spaceship Purchaser, Inc. (dba Squarespace)(8)	First lien senior secured loan	S+	5.00%		10/2031	67,666	67,353	67,666
							243,680	244,303	7.4%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Life Sciences Tools & Services
Bamboo US BidCo LLC(8)(16)	First lien senior secured loan	S+	5.25%		9/2030	23,408	23,363	23,408
Bamboo US BidCo LLC(12)	First lien senior secured EUR term loan	E+	5.25%		9/2030	€12,493	13,143	14,665
Bracket Intermediate Holding Corp.(8)(14)	First lien senior secured loan	S+	4.25%		5/2028	19,602	19,602	19,647
Commander Buyer, Inc. (dba CenExel)(8)	First lien senior secured loan	S+	4.75%		6/2032	16,566	16,476	16,476
Creek Parent, Inc. (dba Catalent)(7)	First lien senior secured loan	S+	5.25%		12/2031	51,245	50,399	51,245
							122,983	125,441	3.8%
Machinery
Faraday Buyer, LLC (dba MacLean Power Systems)(7)	First lien senior secured loan	S+	6.00%		10/2028	17,787	17,532	17,654
FR Flow Control CB LLC (dba Trillium Flow Technologies)(8)(19)	First lien senior secured loan	S+	5.00%		12/2029	18,242	18,117	18,105
FR Flow Control CB LLC (dba Trillium Flow Technologies)(7)(16)(19)	First lien senior secured revolving loan	S+	5.00%		12/2029	333	313	311
							35,962	36,070	1.1%
Media
Monotype Imaging Holdings Inc.(8)(16)	First lien senior secured loan	S+	5.50%		2/2031	34,537	34,306	34,537
							34,306	34,537	1.0%
Multiline Retail
PDI TA Holdings, Inc.(8)(16)	First lien senior secured loan	S+	5.50%		2/2031	16,683	16,462	16,507
							16,462	16,507	0.5%
Pharmaceuticals
Pacific BidCo Inc.(9)(19)	First lien senior secured loan	S+	4.12%	1.88%	8/2029	9,195	9,052	9,080
Pacific BidCo Inc.(9)(19)	First lien senior secured delayed draw term loan	S+	5.75%		8/2029	954	938	943
							9,990	10,023	0.3%
Professional Services
AQ Carver Buyer, Inc. (dba CoAdvantage)(8)(14)	First lien senior secured loan	S+	5.50%		8/2029	9,825	9,679	9,669
Certinia Inc.(8)	First lien senior secured loan	S+	5.25%		8/2030	58,824	58,076	58,824
CloudPay, Inc.(8)(19)	First lien senior secured loan	S+	7.50%		7/2029	7,636	7,575	7,407
DCCM, LLC(8)	First lien senior secured loan	S+	4.75%		6/2032	14,855	14,707	14,707
EP Purchaser, LLC (dba Entertainment Partners)(8)(14)	First lien senior secured loan	S+	4.50%		11/2028	4,888	4,755	4,802
Gerson Lehrman Group, Inc.(8)	First lien senior secured loan	S+	5.00%		12/2027	47,120	46,839	47,120

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
iSolved, Inc.(7)(14)	First lien senior secured loan	S+	3.00%		10/2030	10,524	10,519	10,553
Motus Group, LLC(8)(14)	First lien senior secured loan	S+	3.75%		12/2028	12,341	12,341	12,318
OneDigital Borrower LLC(7)(14)	First lien senior secured loan	S+	3.00%		7/2031	6,237	6,237	6,220
OneDigital Borrower LLC(7)(14)	Second lien senior secured loan	S+	5.25%		7/2032	3,700	3,683	3,696
Project Boost Purchaser, LLC (dba J.D. Power)(8)(14)	First lien senior secured loan	S+	3.00%		7/2031	12,252	12,238	12,268
Project Boost Purchaser, LLC (dba J.D. Power)(8)(14)	Second lien senior secured loan	S+	5.25%		7/2032	3,750	3,733	3,772
Proofpoint, Inc.(7)(14)	First lien senior secured term loan	S+	3.00%		8/2028	29,524	29,381	29,527
Sensor Technology Topco, Inc. (dba Humanetics)(8)(16)	First lien senior secured loan	S+	7.00%		5/2028	25,659	25,592	25,659
Sensor Technology Topco, Inc. (dba Humanetics)(12)(16)	First lien senior secured EUR term loan	E+	7.25%		5/2028	€4,386	4,759	5,158
Sovos Compliance, LLC(7)(14)	First lien senior secured loan	S+	4.00%		8/2029	23,250	23,250	23,352
TK Operations Ltd (dba Travelperk, Inc.)(15)(19)	First lien senior secured loan	N/A		11.50%	5/2029	15,052	14,037	14,299
UKG Inc. (dba Ultimate Software)(7)(14)	First lien senior secured loan	S+	3.00%		2/2031	20,746	20,730	20,819
Vensure Employer Services, Inc.(7)	First lien senior secured loan	S+	4.76%		9/2031	36,197	35,867	35,835
							343,998	346,005	10.5%
Real Estate Management & Development
Entrata, Inc.(7)	First lien senior secured loan	S+	5.75%		7/2030	33,970	33,570	33,970
RealPage, Inc.(8)(14)	First lien senior secured loan	S+	3.00%		4/2028	20,062	19,801	19,907
RealPage, Inc.(8)(14)	First lien senior secured loan	S+	3.75%		4/2028	19,102	19,003	19,102
							72,374	72,979	2.2%
Systems Software
Activate Holdings (US) Corp. (dba Absolute Software)(8)(19)	First lien senior secured loan	S+	5.50%		7/2030	48,581	48,410	48,581
Appfire Technologies, LLC(8)	First lien senior secured loan	S+	5.00%		3/2028	13,919	13,889	13,919
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(7)	First lien senior secured loan	S+	6.00%		3/2031	25,651	25,319	25,651
Barracuda Parent, LLC(8)(14)	First lien senior secured loan	S+	4.50%		8/2029	30,831	30,232	25,507
Barracuda Parent, LLC(8)	First lien senior secured loan	S+	6.50%		8/2029	20,442	19,861	18,500
Barracuda Parent, LLC(8)	Second lien senior secured loan	S+	7.00%		8/2030	55,875	54,632	41,348

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Bayshore Intermediate #2, L.P. (dba Boomi)(7)	First lien senior secured loan	S+	2.88%	3.38%	10/2028	48,425	48,418	48,425
Bayshore Intermediate #2, L.P. (dba Boomi)(8)(16)	First lien senior secured revolving loan	S+	5.75%		10/2027	492	479	492
Cloud Software Group, Inc.(8)(14)	First lien senior secured loan	S+	3.75%		3/2031	27,467	27,467	27,508
Cloud Software Group, Inc.(7)(14)	First lien senior secured loan	S+	3.50%		3/2029	22,007	22,007	22,023
Clover Holdings 2, LLC (dba Cohesity)(8)(14)	First lien senior secured loan	S+	4.00%		12/2031	13,446	13,301	13,450
ConnectWise, LLC(8)(14)	First lien senior secured loan	S+	3.50%		9/2028	5,779	5,734	5,803
Crewline Buyer, Inc. (dba New Relic)(7)	First lien senior secured loan	S+	6.75%		11/2030	94,034	92,861	93,094
Databricks, Inc.(7)	First lien senior secured loan	S+	4.50%		1/2031	48,571	48,331	48,450
Delta TopCo, Inc. (dba Infoblox, Inc.)(8)(14)	First lien senior secured loan	S+	2.75%		12/2029	17,072	17,072	16,941
Forescout Technologies, Inc.(8)	First lien senior secured loan	S+	5.00%		5/2031	1,225	1,220	1,225
Oranje Holdco, Inc. (dba KnowBe4)(8)	First lien senior secured loan	S+	7.75%		2/2029	4,273	4,229	4,273
Oranje Holdco, Inc. (dba KnowBe4)(8)	First lien senior secured loan	S+	7.25%		2/2029	25,275	25,073	25,211
Ping Identity Holding Corp.(8)	First lien senior secured loan	S+	4.75%		10/2029	43,567	43,492	43,567
Project Alpha Intermediate Holding, Inc. (dba Qlik)(8)(14)	First lien senior secured loan	S+	3.25%		10/2030	29,626	29,558	29,754
Securonix, Inc.(8)	First lien senior secured loan	S+	4.00%	3.75%	4/2029	20,151	20,045	18,085
Securonix, Inc.(8)(16)	First lien senior secured revolving loan	S+	7.00%		4/2029	80	63	(285)
Sitecore Holding III A/S(8)	First lien senior secured loan	S+	3.25%	4.00%	3/2029	4,964	4,939	4,964
Sitecore Holding III A/S(12)	First lien senior secured EUR term loan	E+	3.25%	4.00%	3/2029	€28,801	30,250	33,808
Sitecore USA, Inc.(8)	First lien senior secured loan	S+	3.25%	4.00%	3/2029	29,929	29,775	29,929
Sophos Holdings, LLC(7)(14)(19)	First lien senior secured loan	S+	3.50%		3/2027	7,744	7,682	7,770
Talon MidCo 2 Limited(7)(19)	First lien senior secured loan	S+	5.18%		8/2028	32,942	32,563	32,942
Tricentis Operations Holdings, Inc.(7)	First lien senior secured loan	S+	1.38%	4.88%	2/2032	60,700	60,128	60,093
							757,030	741,028	22.4%
Water Utilities
Vessco Midco Holdings, LLC(7)(16)	First lien senior secured loan	S+	4.75%		7/2031	10,561	10,460	10,508
							10,460	10,508	0.3%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Wireless Telecommunication Services
CCI BUYER, INC. (dba Consumer Cellular)(8)	First lien senior secured loan	S+	5.00%		5/2032	32,597	32,275	32,271
							32,275	32,271	1.0%

Total non-controlled/non-affiliated debt investments							$5,634,966	$5,635,506	170.5%
Total non-controlled/non-affiliated misc. debt commitments(16)(27)(Note 7)							$(2,761)	$(1,790)	(0.1)%
Total non-controlled/non-affiliated portfolio company debt investments							$5,632,205	$5,633,716	170.4%
Equity Investments
Application Software
AlphaSense, LLC(17)(21)	Series E Preferred Shares	N/A			N/A	96,072	4,342	4,694
Project Alpine Co-Invest Fund, LP(17)(19)(21)	LP Interest	N/A			N/A	$6,667	6,671	8,755
Simpler Postage, Inc. (dba Easypost)(17)(21)	Warrants	N/A			N/A	68,396	861	817
Zoro TopCo, Inc.(8)(21)	Series A Preferred Equity	S+		9.50%	N/A	8,057	7,825	7,972
Zoro TopCo, L.P.(17)(21)	Class A Common Units	N/A			N/A	671,414	6,714	7,536
							26,413	29,774	0.9%
Health Care Providers & Services
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)(17)(21)	Class A Interest	N/A			N/A	317	3,171	4,283
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(15)(21)	Series A Preferred Stock	N/A		15.00%	N/A	4,419	5,445	5,057
							8,616	9,340	0.3%
Health Care Technology
Minerva Holdco, Inc.(15)(21)	Senior A Preferred Stock	N/A		10.75%	N/A	40,000	56,981	56,933
ModMed Software Midco Holdings, Inc. (dba ModMed)(15)(21)	Series A Preferred Units	N/A		13.00%	N/A	13,733,060	13,390	13,390
Orange Blossom Parent, Inc.(17)(21)	Common Units	N/A			N/A	16,667	1,667	1,720
							72,038	72,043	2.2%
Insurance
Accelerate Topco Holdings, LLC(17)(21)	Common Units	N/A			N/A	12,822	354	612
Hockey Parent Holdings, L.P.(17)(21)	Class A Common Units	N/A			N/A	7,500	7,500	9,000
							7,854	9,612	0.3%
IT Services
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(9)(21)	Perpetual Preferred Stock	S+		11.00%	N/A	31,500	46,516	46,967
							46,516	46,967	1.4%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

		Interest							% of Net Assets
Company(1)(2)(18)(22)	Investment	Ref. Rate	Cash	PIK	Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value
Life Sciences & Services
Baypine Commander Co-Invest, LP(17)(19)(21)	LP Interest	N/A			N/A	904	904	904
							904	904	—%
Pharmaceuticals
XOMA Corporation(17)(21)	Warrants	N/A			N/A	4,200	29	41
							29	41	—%
Professional Services
CloudPay, Inc.(15)(19)(21)	Series E Preferred Stock	N/A		13.50%	N/A	30,846	7,501	7,501
TravelPerk, Inc.(17)(19)(21)	Warrants	N/A			N/A	76,878	985	1,598
Vestwell Holdings, Inc.(17)(21)	Series D Preferred Stock	N/A			N/A	152,175	3,020	3,226
							11,506	12,325	0.4%
Systems Software
Chrome Investors LP(16)(17)(19)(21)	LP Interest	N/A			N/A	$8,754	8,757	8,754
Elliott Alto Co-Investor Aggregator L.P.(17)(19)(21)	LP Interest	N/A			N/A	$7,836	7,887	14,211
Halo Parent Newco, LLC(15)(21)	Class H PIK Preferred Equity	N/A		11.00%	N/A	10,000	13,783	10,157
Project Hotel California Co-Invest Fund, L.P.(14)(17)(19)(21)	LP Interest	N/A			N/A	$6,712	6,682	12,345
Securiti, Inc.(17)(21)	Series C Preferred Shares	N/A			N/A	1,262,785	10,002	10,865
							47,111	56,332	1.7%
Total non-controlled/non-affiliated portfolio company equity investments							$220,987	$237,338	7.2%
Total non-controlled/non-affiliated portfolio company investments							$5,853,192	$5,871,054	177.6%
Non-controlled/affiliated portfolio company equity investments
Equity Investments
Pharmaceuticals
LSI Financing 1 DAC(19)(20)(21)	Preferred equity	N/A			N/A	2,658	2,690	2,444
LSI Financing LLC(16)(19)(20)(21)(25)(26)	Common Equity	N/A			N/A	18,258	18,258	19,082
							20,948	21,526	0.7%
Total non-controlled/affiliated portfolio company equity investments							$20,948	$21,526	0.7%
Controlled/affiliated portfolio company investments
Equity Investments
Joint Ventures
Blue Owl Credit SLF LLC(19)(21)(24)(25)(26)	LLC Interest	N/A			N/A	49,560	4,958	4,922
							4,958	4,922	0.1%
Total controlled/affiliated portfolio company equity investments							$4,958	$4,922	0.1%
Total Investments							$5,879,098	$5,897,502	178.4%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

(1)Certain portfolio company investments are subject to contractual restrictions on sales.
(2)Unless otherwise indicated, all investments are considered Level 3 investments. See Note 6 “Fair Value of Investments”.
(3)The amortized cost represents the original cost adjusted for the amortization or accretion of premium or discount, as applicable, on debt investments using the effective interest method.
(4)As of June 30, 2025, the net estimated unrealized gain for U.S. federal income tax purposes was $64.0 million based on a tax cost basis of $5.8 billion. As of June 30, 2025, there were no estimated aggregate gross unrealized losses for U.S federal income tax purposes and the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $64.0 million.
(5)Totals presented may differ than actuals due to rounding.
(6)Unless otherwise indicated, loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six- SOFR), an Sterling Overnight Interbank Average Rate (“SONIA” or “SA”), Euro Interbank Offered Rate (“EURIBOR” or “E”, which can include one-, two-, three- or six-month EURIBOR), or an alternate base rate (which can include the Prime Rate (“PRIME” or “P”) at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(7)The interest rate on these loans is subject to 1 month SOFR, which as of June 30, 2025 was 4.32%.
(8)The interest rate on these loans is subject to 3 month SOFR, which as of June 30, 2025 was 4.29%.
(9)The interest rate on these loans is subject to 6 month SOFR, which as of June 30, 2025 was 4.15%.
(10)The interest rate on these loans is subject to PRIME, which as of June 30, 2025 was 7.50%.
(11)The interest rate on these loans is subject to SONIA, which as of June 30, 2025 was 4.22%.
(12)The interest rate on these loans is subject to 3 month EURIBOR, which as of June 30, 2025 was 1.94%.
(13)The interest rate on these loans is subject to 6 month EURIBOR, which as of June 30, 2025 was 2.05%.
(14)Level 2 investment.
(15)Contains a fixed rate structure.
(16)Position or portion thereof is a partially unfunded debt or equity commitment. See Note 7 “Commitments and Contingencies.”

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(27)
Non-controlled/non-affiliated - debt commitments
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured delayed draw term loan	7/2027	$—	$22,237	$—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	9/2026	—	5,509	(28)
AlphaSense, Inc.	First lien senior secured delayed draw term loan	6/2029	—	4,064	(30)
AlphaSense, Inc.	First lien senior secured delayed draw term loan	12/2025	—	4,010	(30)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	6/2026	3,809	717	—
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	2/2027	—	3,861	(10)
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	2/2027	45	4,601	—
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	12/2025	—	4,215	—
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6/2026	—	2,688	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	7/2027	—	2,703	—
Associations, Inc.	First lien senior secured delayed draw term loan	7/2028	1,685	3,441	—
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	11/2026	257	5,229	—
Cambrex Corporation	First lien senior secured delayed draw term loan	3/2027	—	2,041	—
Commander Buyer, Inc. (dba CenExel)	First lien senior secured delayed draw term loan	6/2027	—	4,518	(11)
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	2/2026	—	22,991	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	6/2027	—	70	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured delayed draw term loan	6/2026	1,007	1,231	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	8/2026	—	2,912	—
Databricks, Inc.	First lien senior secured delayed draw term loan	7/2026	—	10,929	—
DCCM, LLC	First lien senior secured delayed draw term loan	6/2027	—	7,246	(36)
Denali BuyerCo, LLC (dba Summit Companies)	First lien senior secured delayed draw term loan	1/2027	6,552	7,149	—
Dragonfly Health, Inc. (f/k/a StateServ Acquisition, Inc.)	First lien senior secured delayed draw term loan	12/2025	—	6,526	(33)
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	4/2026	—	2,557	—

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(27)
EresearchTechnology, Inc. (dba Clario)	First lien senior secured delayed draw term loan	1/2027	1,327	8,150	—
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured delayed draw term loan	6/2027	—	2,875	(7)
Faraday Buyer, LLC (dba MacLean Power Systems)	First lien senior secured delayed draw term loan	11/2025	—	1,896	—
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured delayed draw term loan	6/2026	—	3,667	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	8/2025	229	142	—
Galway Borrower LLC	First lien senior secured delayed draw term loan	7/2026	1,008	5,207	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured delayed draw term loan	12/2025	513	3,972	—
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	8/2026	—	5,282	—
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	2/2027	—	5,190	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	11/2026	10,340	907	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	5/2027	—	4,709	(12)
ManTech International Corporation	First lien senior secured delayed draw term loan	12/2025	—	2,080	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured delayed draw term loan	5/2026	—	9,006	—
Monotype Imaging Holdings Inc.	First lien senior secured delayed draw term loan	2/2026	732	2,109	—
OneOncology, LLC	First lien senior secured delayed draw term loan	3/2027	5,164	16,353	—
Packaging Coordinators Midco, Inc.	First lien senior secured delayed draw term loan	4/2026	—	40,847	(204)
PetVet Care Centers, LLC	First lien senior secured delayed draw term loan	11/2025	—	5,120	(230)
Pye-Barker Fire & Safety, LLC	First lien senior secured delayed draw term loan	5/2026	8,963	11,332	—
Raven Acquisition Holdings, LLC (dba R1 RCM)	First lien senior secured delayed draw term loan	10/2026	—	1,667	—
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	4/2027	—	6,725	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	8/2026	—	7,734	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured delayed draw term loan	9/2025	325	158	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured EUR delayed draw term loan	9/2025	70	45	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured delayed draw term loan	10/2027	1,797	11,829	—
Simpler Postage, Inc. (dba Easypost)	First lien senior secured delayed draw term loan	6/2026	1,760	16,587	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured delayed draw term loan	12/2026	1,268	4,443	—
Smarsh Inc.	First lien senior secured delayed draw term loan	1/2027	—	6,211	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2026	—	4,038	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2027	—	9,691	—
Tricentis Operations Holdings, Inc.	First lien senior secured delayed draw term loan	2/2027	—	11,994	(60)
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	9/2026	1,554	1,562	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	7/2026	1,215	1,900	—
Vensure Employer Services, Inc.	First lien senior secured delayed draw term loan	9/2026	—	3,646	(18)
W.A. Kendall and Company, LLC	First lien senior secured delayed draw term loan	6/2026	—	337	(3)
W.A. Kendall and Company, LLC	First lien senior secured delayed draw term loan	12/2026	—	8,266	(83)
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured delayed draw term loan	4/2027	—	4,611	(6)
Zendesk, Inc.	First lien senior secured delayed draw term loan	11/2025	4,581	10,041	—
Accommodations Plus Technologies LLC	First lien senior secured revolving loan	5/2032	—	3,200	(32)

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(27)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	7/2029	—	3,011	—
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured revolving loan	7/2030	—	9,220	—
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	8/2031	—	3,443	(34)
Alera Group, Inc.	First lien senior secured revolving loan	5/2030	—	1,250	—
AmeriLife Holdings LLC	First lien senior secured revolving loan	8/2028	350	3,853	—
Anaplan, Inc.	First lien senior secured revolving loan	6/2028	—	6,481	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	1/2031	—	3,399	—
Appfire Technologies, LLC	First lien senior secured revolving loan	3/2028	—	1,633	—
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	7/2030	—	1,930	—
Associations, Inc.	First lien senior secured revolving loan	7/2028	3,611	504	—
Atlas US Finco, Inc. (dba Nearmap)	First lien senior secured revolving loan	12/2028	—	948	(5)
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	3/2031	—	2,850	—
Bamboo US BidCo LLC	First lien senior secured revolving loan	10/2029	—	4,103	—
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	10/2027	492	3,611	—
BCPE Pequod Buyer, Inc. (dba Envestnet)	First lien senior secured revolving loan	11/2029	—	3,616	(36)
BTRS Holdings Inc. (dba Billtrust)	First lien senior secured revolving loan	12/2028	4,405	4,405	—
Cambrex Corporation	First lien senior secured revolving loan	3/2032	—	1,786	(4)
CCI BUYER, INC. (dba Consumer Cellular)	First lien senior secured revolving loan	5/2032	—	1,903	(19)
Certinia Inc.	First lien senior secured revolving loan	8/2030	—	5,882	—
Commander Buyer, Inc. (dba CenExel)	First lien senior secured revolving loan	6/2032	—	3,012	(15)
Coupa Holdings, LLC	First lien senior secured revolving loan	2/2029	—	54	—
Creek Parent, Inc. (dba Catalent)	First lien senior secured revolving loan	12/2031	—	7,376	—
CCM Midco, LLC (f/k/a Cresset Capital Management, LLC)	First lien senior secured revolving loan	6/2029	—	1,119	—
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	11/2030	—	9,434	(94)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	8/2031	—	7,280	—
DCCM, LLC	First lien senior secured revolving loan	6/2032	—	2,899	(29)
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	3/2029	—	91	—
Dragonfly Health, Inc. (f/k/a StateServ Acquisition, Inc.)	First lien senior secured revolving loan	11/2027	257	929	—
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	11/2027	—	430	—
Einstein Parent, Inc. (dba Smartsheet)	First lien senior secured revolving loan	1/2031	—	4,462	(45)
Entrata, Inc.	First lien senior secured revolving loan	7/2028	—	3,941	—
EresearchTechnology, Inc. (dba Clario)	First lien senior secured revolving loan	10/2031	—	4,738	(47)
Eternal Buyer, LLC (dba Wedgewood Weddings)	First lien senior secured revolving loan	6/2032	—	2,875	(14)
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2/2029	—	2,215	—
Finastra USA, Inc.	First lien senior secured revolving loan	9/2029	1,244	5,023	—
Forescout Technologies, Inc.	First lien senior secured revolving loan	5/2030	—	176	—
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured revolving loan	12/2029	333	2,667	—
Fullsteam Operations, LLC	First lien senior secured revolving loan	11/2029	19	19	—

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(27)
Galway Borrower LLC	First lien senior secured revolving loan	9/2028	246	538	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	12/2027	—	2,391	—
Granicus, Inc.	First lien senior secured revolving loan	1/2031	230	1,414	—
Hyland Software, Inc.	First lien senior secured revolving loan	9/2029	—	1,919	—
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1/2030	—	1,957	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	6/2030	2,435	769	—
Integrated Specialty Coverages, LLC	First lien senior secured revolving loan	7/2029	—	5,934	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	8/2028	—	3,152	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	3/2028	104	1,200	—
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	12/2028	—	9,060	—
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	4/2031	—	1,324	—
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	12/2029	—	6,251	—
Litera Bidco LLC	First lien senior secured revolving loan	5/2028	—	2,680	(7)
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	7/2028	—	5,806	—
ManTech International Corporation	First lien senior secured revolving loan	9/2028	—	5,590	—
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	12/2027	141	1,554	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	6/2030	—	5,540	—
Modernizing Medicine, Inc. (dba ModMed)	First lien senior secured revolving loan	4/2032	—	5,759	(58)
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	2/2030	—	4,268	—
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	8/2029	—	4,118	—
OneOncology, LLC	First lien senior secured revolving loan	6/2029	—	7,640	(38)
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	2/2029	—	534	—
Packaging Coordinators Midco, Inc.	First lien senior secured revolving loan	1/2032	—	7,747	(97)
PDI TA Holdings, Inc.	First lien senior secured revolving loan	2/2031	538	807	—
PetVet Care Centers, LLC	First lien senior secured revolving loan	11/2029	—	5,373	(295)
Valeris, Inc. (fka Phantom Purchaser, Inc.)	First lien senior secured revolving loan	9/2031	—	2,990	(7)
Ping Identity Holding Corp.	First lien senior secured revolving loan	10/2028	—	4,390	—
Plasma Buyer LLC (dba PathGroup)*	First lien senior secured revolving loan	5/2028	1,882	—	—
Puma Buyer, LLC (dba PANTHERx)	First lien senior secured revolving loan	3/2032	—	3,333	—
Pye-Barker Fire & Safety, LLC	First lien senior secured revolving loan	5/2030	536	3,750	—
Relativity ODA LLC	First lien senior secured revolving loan	5/2029	—	3,854	—
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	10/2030	1,294	4,594	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	5/2031	1,547	6,188	—
Securonix, Inc.	First lien senior secured revolving loan	4/2028	80	3,479	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	5/2028	—	2,077	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured revolving loan	10/2031	3,542	4,631	—
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured revolving loan	12/2031	—	2,857	(29)
Smarsh Inc.	First lien senior secured revolving loan	2/2029	1,406	1,890	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured revolving loan	10/2031	—	8,076	—

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(27)
Talon MidCo 2 Limited	First lien senior secured revolving loan	8/2028	—	2,738	—
Tricentis Operations Holdings, Inc.	First lien senior secured revolving loan	2/2032	—	7,496	(75)
Troon Golf, L.L.C.	First lien senior secured revolving loan	8/2028	—	1,562	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	5/2029	—	2,106	—
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	7/2031	—	1,038	(5)
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	10/2030	—	4,468	—
W.A. Kendall and Company, LLC	First lien senior secured revolving loan	4/2030	353	782	—
WU Holdco, Inc. (dba PurposeBuilt Brands)	First lien senior secured revolving loan	4/2032	—	1,434	(4)
Zendesk, Inc.	First lien senior secured revolving loan	11/2028	—	6,026	—
Proofpoint, Inc.	Second lien senior secured term loan	5/2033	—	38,245	—
Total non-controlled/non-affiliated - debt commitments			$79,246	$708,871	$(1,790)

Non-controlled/non-affiliated - equity commitments
Chrome Investors LP	LP Interest	N/A	$8,754	$2,189	$—
Total non-controlled/non-affiliated - equity commitments			$8,754	$2,189	$—

Non-controlled/affiliated - equity commitments
LSI Financing LLC	Common Equity	N/A	$18,258	$9,538	$—
Total non-controlled/affiliated - equity commitments			$18,258	$9,538	$—

Total Portfolio Company Commitments			$106,258	$720,598	$(1,790)
*Fully funded
(17)Investment is non-income producing.
(18)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Company's Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”) and credit facilities to which certain of our subsidiaries are parties (the “SPV Asset Facilities” and the “CLOs”). See Note 5 “Debt”.
(19)This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of June 30, 2025, non-qualifying assets represented 13.3% of total assets as calculated in accordance with the regulatory requirements.
(20)Under the 1940 Act, the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company, as the Company owns more than 5% but less than 25% of the portfolio company’s outstanding voting securities ("non-controlled affiliate"). Transactions during the period ended June 30, 2025 in which the Company was an Affiliated Person of the portfolio company are as follows:

Company	Fair value at December 31, 2024	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair value at June 30, 2025	Interest Income	Dividend Income	Other Income
Non-controlled Affiliates
LSI Financing 1 DAC	$3,102	$—	$(395)	$(263)	$2,444	$—	$219	$—
LSI Financing LLC	21,110	3,878	(6,367)	461	19,082	—	720
Total Non-controlled Affiliates	$24,212	$3,878	$(6,762)	$198	$21,526	$—	$939	$—
(a)Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest or dividends, and the amortization of any unearned income or discounts on equity investments, as applicable.
(b)Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on equity investments, as applicable.
(21)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of June 30, 2025, the aggregate fair value of these securities is $263.8 million or 8.0% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Portfolio Company	Investment	Acquisition Date
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 09, 2022
Halo Parent Newco, LLC	Class H PIK Preferred Equity	May 04, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	Perpetual Preferred Stock	June 23, 2022
Minerva Holdco, Inc.	Senior A Preferred Stock	May 02, 2022
Project Alpine Co-Invest Fund, LP	LP Interest	June 10, 2022
Securiti, Inc.	Series C Preferred Shares	July 28, 2022
Accelerate Topco Holdings, LLC	Common Units	September 01, 2022
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
LSI Financing 1 DAC*	Preferred Equity	December 14, 2022
Hockey Parent Holdings, L.P.	Class A Common Units	September 14, 2023
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)	Series A Preferred Stock	November 15, 2023
KWOL Acquisition, Inc. (dba Worldwide Clinical Trials)	Class A Interest	December 12, 2023
Xoma Corporation	Warrants	December 15, 2023
Vestwell Holdings, Inc.	Series D Preferred Stock	December 20, 2023
TravelPerk, Inc.	Warrants	May 02, 2024
Simpler Postage, Inc. (dba Easypost)	Warrants	June 11, 2024
AlphaSense, LLC	Series E Preferred Shares	June 27, 2024
CloudPay, Inc.	Series E Preferred Stock	July 31, 2024
Blue Owl Credit SLF LLC**	LLC Interest	August 01, 2024
LSI Financing LLC*	Common Equity	November 24, 2024
Chrome Investors LP	LP Interest	January 25, 2025
ModMed Software Midco Holdings, Inc. (dba ModMed)	Series A Preferred Units	April 30, 2025
Baypine Commander Co-Invest, LP	LP Interest	June 24, 2025
* Refer to Note 3 “Agreements and Related Party Transactions – Controlled/Affiliated Portfolio Companies”.
** Refer to Note 4 "Investments - Credit SLF LLC" for further information.

(22) Unless otherwise indicated, all investments represent a co-investment made with the Company's affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See Note 3 “Agreements and Related Party Transactions”.
(23)     This portfolio company was not a co-investment made with the Company's affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission.
(24)     As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of such portfolio company, including through a management agreement (“controlled affiliate”). The Company’s investment in controlled affiliates for the period ended June 30, 2025, were as follows:

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of June 30, 2025
(Amounts in thousands, except share and per share amounts)
(Unaudited)

Company	Fair value at December 31, 2024	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair value at June 30, 2025	Interest Income	Dividend Income	Other Income
Controlled Affiliates
Blue Owl Credit SLF(c)	$954	$4,009	$—	$(41)	$4,922	$—	$93	$—
Total Controlled Affiliates	$954	$4,009	$—	$(41)	$4,922	$—	$93	$—
(a)Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest (“PIK”) or dividends, and the amortization of any unearned income or discounts on equity investments, as applicable.
(b)Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on equity investments, as applicable.
(c)For further description of the Company's investment in Blue Owl Credit SLF LLC ("Credit SLF"), see "Note 4. Investments."
(25)     Investment measured at net asset value ("NAV").
(26)     Investment is not pledged as collateral for the credit facilities.
(27)    The negative cost and fair value results from unamortized fees, which are capitalized to the investment cost of unfunded commitments.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Non-controlled/non-affiliated portfolio company investments
Debt Investments(6)
Aerospace & Defense
ManTech International Corporation(8)	First lien senior secured loan	S+	5.00%	09/2029	$45,419	$45,419	$45,419	1.5%
Peraton Corp.(7)(14)	First lien senior secured loan	S+	3.75%	02/2028	3,029	3,018	2,812	0.1%
						48,437	48,231	1.6%
Application Software
AI Titan Parent, Inc. (dba Prometheus Group)(7)	First lien senior secured loan	S+	4.75%	08/2031	27,547	27,281	27,272	0.9%
AlphaSense, Inc.(8)	First lien senior secured loan	S+	6.25%	06/2029	20,052	19,867	19,851	0.7%
Anaplan, Inc.(8)(16)	First lien senior secured loan	S+	5.25%	06/2029	92,757	92,732	92,757	3.1%
Armstrong Bidco Limited(11)(16)(20)	First lien senior secured GBP delayed draw term loan	SA+	5.25%	06/2029	£40,434	48,875	50,385	1.7%
Artifact Bidco, Inc. (dba Avetta)(8)	First lien senior secured loan	S+	4.50%	07/2031	11,042	10,990	10,987	0.4%
Avalara, Inc.(8)	First lien senior secured loan	S+	6.25%	10/2028	22,727	22,486	22,727	0.8%
Boxer Parent Company Inc. (f/k/a BMC)(8)(14)	First lien senior secured loan	S+	3.75%	07/2031	63,905	63,753	64,378	2.1%
Central Parent Inc. (dba CDK Global Inc.)(8)(14)	First lien senior secured loan	S+	3.25%	07/2029	39,601	39,601	39,011	1.3%
Coupa Holdings, LLC(8)	First lien senior secured loan	S+	5.25%	02/2030	781	781	781	—%
Fullsteam Operations, LLC(8)(16)	First lien senior secured loan	S+	8.25%	11/2029	963	938	963	—%
Fullsteam Operations, LLC(8)(16)	First lien senior secured delayed draw term loan	S+	7.00%	11/2029	60	57	60	—%
Granicus, Inc.(8)	First lien senior secured loan	S+	5.75% (2.25% PIK)	01/2031	11,761	11,658	11,761	0.4%
Granicus, Inc.(8)	First lien senior secured delayed draw term loan	S+	5.25% (2.25% PIK)	01/2031	1,742	1,727	1,725	0.1%
JS Parent, Inc. (dba Jama Software)(8)	First lien senior secured loan	S+	5.00%	04/2031	13,642	13,579	13,642	0.5%
Magnet Forensics, LLC (f/k/a Grayshift, LLC)(7)(20)	First lien senior secured loan	S+	5.00%	07/2028	100,249	100,136	100,249	3.3%
Ministry Brands Holdings, LLC(7)(16)	First lien senior secured loan	S+	5.50%	12/2028	18,906	18,660	18,764	0.6%
Perforce Software, Inc.(7)(14)	First lien senior secured loan	S+	4.75%	03/2031	4,975	4,952	4,903	0.2%
Perforce Software, Inc.(7)	First lien senior secured loan	S+	4.75%	06/2029	14,663	14,443	14,443	0.5%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Simpler Postage, Inc. (dba Easypost)(7)(16)	First lien senior secured loan	S+	8.00%	06/2029	20,005	19,081	19,075	0.6%
XPLOR T1, LLC(8)	First lien senior secured loan	S+	3.50%	06/2031	39,900	39,900	40,199	1.3%
Zendesk, Inc.(8)	First lien senior secured loan	S+	5.00%	11/2028	59,912	59,083	59,912	2.0%
						610,580	613,845	20.4%
Banks
Finastra USA, Inc.(8)(16)(20)	First lien senior secured loan	S+	7.25%	09/2029	63,858	63,199	63,858	2.1%
Beverages
Innovation Ventures HoldCo, LLC (dba 5 Hour Energy)(7)(16)	First lien senior secured loan	S+	6.25%	03/2027	36,016	35,693	35,476	1.2%
Building Products
EET Buyer, Inc. (dba e-Emphasys)(8)	First lien senior secured loan	S+	4.75%	11/2027	6,349	6,274	6,349	0.2%
Buildings & Real Estate
Associations, Inc.(8)(16)	First lien senior secured loan	S+	6.50%	07/2028	69,015	68,947	69,015	2.3%
Associations Finance, Inc.(15)	Unsecured notes		14.25% PIK	05/2030	26,667	26,492	26,667	0.9%
						95,439	95,682	3.2%
Capital Markets
Cresset Capital Management, LLC(7)	First lien senior secured loan	S+	5.00%	06/2030	7,797	7,724	7,797	0.3%
Commercial Services & Supplies
Access CIG, LLC(8)(14)	First lien senior secured loan	S+	5.00%	08/2028	14,825	14,604	14,955	0.5%
Charter NEX US, Inc.(7)(14)	First lien senior secured loan	S+	3.00%	11/2030	5,169	5,169	5,192	0.2%
Denali BuyerCo, LLC (dba Summit Companies)(8)	First lien senior secured loan	S+	5.75%	09/2028	41,394	40,770	41,394	1.4%
Pye-Barker Fire & Safety, LLC(8)(16)	First lien senior secured loan	S+	4.50%	05/2031	29,448	29,288	29,374	1.0%
Pye-Barker Fire & Safety, LLC(8)(16)	First lien senior secured revolving loan	S+	4.50%	05/2030	536	516	525	—%
SimpliSafe Holding Corporation(7)(16)	First lien senior secured loan	S+	6.25%	05/2028	67,842	67,068	67,842	2.3%
						157,415	159,282	5.3%
Construction & Engineering
Dodge Construction Network LLC(8)	First lien senior secured loan	S+	4.75%	02/2029	7,620	6,130	6,096	0.2%
Dodge Construction Network LLC(8)	First lien senior secured loan	S+	6.25%	01/2029	5,495	5,387	5,385	0.2%
Engineered Machinery Holdings, Inc. (dba Duravant)(8)(14)	First lien senior secured loan	S+	3.75%	05/2028	16,796	16,718	16,890	0.6%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

						28,235	28,371	0.9%
Consumer Finance
Klarna Holding AB(8)(20)	Subordinated Floating Rate Notes	S+	7.00%	04/2034	32,666	32,666	32,666	1.1%
Containers & Packaging
BCPE Empire Holdings, Inc. (dba Imperial-Dade)(7)(14)	First lien senior secured loan	S+	3.50%	12/2028	7,463	7,463	7,494	0.2%
Five Star Lower Holding LLC(8)(14)	First lien senior secured loan	S+	4.25%	05/2029	21,383	21,164	21,190	0.7%
Pro Mach Group, Inc.(7)(14)	First lien senior secured loan	S+	3.50%	08/2028	4,975	4,975	5,011	0.2%
Tricorbraun Holdings, Inc.(7)(14)	First lien senior secured loan	S+	3.25%	03/2028	16,148	16,088	16,122	0.5%
						49,690	49,817	1.7%
Diversified Consumer Services
Ellucian Holdings Inc. (f/k/a Sophia, L.P.)(7)(14)	First lien senior secured loan	S+	3.00%	10/2029	20,128	20,128	20,243	0.7%
Icefall Parent, Inc. (dba EngageSmart)(7)	First lien senior secured loan	S+	6.50%	01/2030	20,543	20,181	20,543	0.7%
Learning Care Group (US) No. 2 Inc.(8)(14)	First lien senior secured loan	S+	4.00%	08/2028	7,407	7,407	7,469	0.2%
Litera Bidco LLC(7)(16)	First lien senior secured loan	S+	5.00%	05/2028	45,728	45,517	45,613	1.5%
Relativity ODA LLC(7)	First lien senior secured loan	S+	4.50%	05/2029	45,112	44,941	44,999	1.5%
						138,174	138,867	4.6%
Diversified Financial Services
BCPE Pequod Buyer, Inc. (dba Envestnet)(7)(14)	First lien senior secured loan	S+	3.50%	11/2031	25,000	24,425	25,183	0.8%
Blackhawk Network Holdings, Inc.(7)(14)	First lien senior secured loan	S+	5.00%	03/2029	89,550	87,870	90,544	3.0%
BTRS HOLDINGS INC. (dba Billtrust)(8)(16)	First lien senior secured loan	S+	7.25%	12/2028	2,595	2,538	2,589	0.1%
Computer Services, Inc. (dba CSI)(8)(16)	First lien senior secured loan	S+	5.25%	11/2029	38,699	38,298	38,699	1.3%
Computer Services, Inc. (dba CSI)(8)	First lien senior secured loan	S+	4.75%	11/2029	33,328	33,167	33,161	1.1%
Deerfield Dakota Holdings(8)(14)	First lien senior secured loan	S+	3.75%	04/2027	10,079	9,965	9,839	0.3%
Minotaur Acquisition, Inc. (dba Inspira Financial)(7)(16)	First lien senior secured loan	S+	5.00%	06/2030	62,906	62,281	62,591	2.1%
PUSHPAY USA INC(8)	First lien senior secured loan	S+	4.50%	08/2031	5,000	4,952	5,025	0.2%
Smarsh Inc.(8)(16)	First lien senior secured loan	S+	5.75%	02/2029	30,000	29,780	30,000	1.0%
Smarsh Inc.(7)(16)	First lien senior secured revolving loan	S+	5.75%	02/2029	107	105	107	—%
						293,381	297,738	9.9%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Diversified Telecommunication Services
Level 3 Financing, Inc.(7)(14)(20)	First lien senior secured loan	S+	6.56%	04/2029	8,116	8,035	8,264	0.3%
Level 3 Financing, Inc.(7)(14)(20)	First lien senior secured loan	S+	6.56%	04/2030	8,116	8,021	8,262	0.3%
						16,056	16,526	0.5%
Entertainment
Aerosmith Bidco 1 Limited (dba Audiotonix)(7)(16)(20)	First lien senior secured loan	S+	5.25%	07/2031	70,064	69,204	69,889	2.3%
Equity Real Estate Investment Trusts (REITs)
Storable, Inc.(7)(14)	First lien senior secured loan	S+	3.50%	04/2028	49,616	49,310	49,909	1.7%
Food & Staples Retailing
Fiesta Purchaser, Inc. (dba Shearer's Foods)(7)(14)	First lien senior secured loan	S+	3.25%	02/2031	9,950	9,950	9,948	0.3%
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(7)(16)	First lien senior secured loan	S+	5.00%	12/2028	145,752	145,752	145,750	4.8%
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))(8)(16)	First lien senior secured revolving loan	S+	5.00%	12/2027	1,805	1,805	1,805	0.1%
						157,507	157,503	5.2%
Food Products
Vital Bidco AB (dba Vitamin Well)(7)(16)(20)	First lien senior secured revolving loan	S+	4.50%	10/2030	1,090	1,034	1,032	—%
Vital Bidco AB (dba Vitamin Well)(8)(20)	First lien senior secured loan	S+	4.50%	10/2031	19,137	18,829	18,869	0.6%
						19,863	19,901	0.7%
Health Care Technology
Athenahealth Group Inc.(7)(14)	First lien senior secured loan	S+	3.25%	02/2029	20,514	19,767	20,537	0.7%
Color Intermediate, LLC (dba ClaimsXten)(8)	First lien senior secured loan	S+	4.75%	10/2029	38,836	38,836	38,836	1.3%
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)(7)	First lien senior secured loan	S+	5.00%	08/2031	84,808	84,338	84,596	2.8%
Ensemble RCM, LLC(8)(14)	First lien senior secured loan	S+	3.00%	08/2029	12,419	12,341	12,498	0.4%
GI Ranger Intermediate, LLC (dba Rectangle Health)(8)	First lien senior secured loan	S+	6.00%	10/2028	4,184	4,130	4,111	0.1%
Greenway Health, LLC(8)	First lien senior secured loan	S+	6.75%	04/2029	4,665	4,548	4,607	0.2%
Hyland Software, Inc.(7)	First lien senior secured loan	S+	6.00%	09/2030	40,085	39,564	40,085	1.3%
Imprivata, Inc.(8)(14)	First lien senior secured loan	S+	3.50%	12/2027	20,514	20,514	20,616	0.7%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Indikami Bidco, LLC (dba IntegriChain)(7)	First lien senior secured loan	S+	6.50% (2.50% PIK)	12/2030	32,682	32,030	32,518	1.1%
Indikami Bidco, LLC (dba IntegriChain)(7)(16)	First lien senior secured delayed draw term loan	S+	6.00%	12/2030	256	221	255	—%
Indikami Bidco, LLC (dba IntegriChain)(7)(16)	First lien senior secured revolving loan	S+	6.00%	06/2030	1,153	1,093	1,137	—%
Inovalon Holdings, Inc.(8)(16)	First lien senior secured loan	S+	5.75%	11/2028	14,744	14,531	14,560	0.5%
Inovalon Holdings, Inc.(8)	Second lien senior secured loan	S+	10.50%PIK	11/2033	53,873	53,366	53,334	1.8%
Interoperability Bidco, Inc. (dba Lyniate)(8)(16)	First lien senior secured loan	S+	6.25%	03/2028	27,906	27,824	27,209	0.9%
Interoperability Bidco, Inc. (dba Lyniate)(7)(16)	First lien senior secured revolving loan	S+	6.25%	03/2028	68	64	35	—%
Neptune Holdings, Inc. (dba NexTech)(8)	First lien senior secured loan	S+	4.75%	08/2030	30,574	30,422	30,574	1.0%
PointClickCare Technologies, Inc.(8)(14)(20)	First lien senior secured loan	S+	3.25%	11/2031	30,000	29,925	30,150	1.0%
Project Ruby Ultimate Parent Corp. (dba Wellsky)(7)(14)	First lien senior secured loan	S+	3.00%	03/2028	24,875	24,875	24,962	0.8%
Raven Acquisition Holdings, LLC (dba R1 RCM)(7)(14)	First lien senior secured loan	S+	3.25%	11/2031	23,333	23,217	23,371	0.8%
RL Datix Holdings (USA), Inc.(9)	First lien senior secured loan	S+	5.50%	04/2031	29,817	29,540	29,668	1.0%
RL Datix Holdings (USA), Inc.(8)(16)	First lien senior secured revolving loan	S+	5.50%	10/2030	744	691	715	—%
RL Datix Holdings (USA), Inc.(11)	First lien senior secured GBP term loan	SA+	5.50%	04/2031	£13,808	17,087	17,206	0.6%
Salinger Bidco Inc. (dba Surgical Information Systems)(7)	First lien senior secured loan	S+	5.75%	08/2031	79,922	78,768	79,722	2.7%
Zelis Cost Management Buyer, Inc.(7)(14)	First lien senior secured loan	S+	2.75%	09/2029	9,925	9,882	9,931	0.3%
Zelis Cost Management Buyer, Inc.(7)(14)	First lien senior secured loan	S+	3.25%	11/2031	20,000	19,900	20,050	0.7%
						617,474	621,283	20.7%
Health Care Equipment & Supplies
Confluent Medical Technologies, Inc.(8)(14)	First lien senior secured loan	S+	3.25%	02/2029	14,848	14,848	14,903	0.5%
Packaging Coordinators Midco, Inc.(8)(14)	First lien senior secured loan	S+	3.25%	11/2027	4,975	4,975	4,992	0.2%
PerkinElmer U.S. LLC(7)(16)	First lien senior secured loan	S+	5.00%	03/2029	55,785	55,680	55,646	1.8%
Resonetics, LLC(8)(14)	First lien senior secured loan	S+	3.25%	06/2031	9,975	9,975	10,028	0.3%
						85,478	85,569	2.8%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Health Care Providers & Services
Azalea TopCo, Inc. (dba Press Ganey)(7)(14)	First lien senior secured loan	S+	3.25%	04/2031	4,988	4,988	4,997	0.2%
Covetrus, Inc.(8)	Second lien senior secured loan	S+	9.25%	10/2030	25,000	24,581	24,313	0.8%
Engage Debtco Limited(8)(16)(20)	First lien senior secured loan	S+	5.93% (2.75% PIK)	07/2029	12,922	12,702	12,599	0.4%
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(8)	First lien senior secured loan	S+	4.75%	12/2029	45,336	44,600	45,336	1.5%
MED ParentCo, LP(7)(14)	First lien senior secured loan	S+	3.50%	04/2031	14,963	14,963	15,066	0.5%
OneOncology, LLC(8)(16)	First lien senior secured loan	S+	6.25%	06/2030	19,437	19,176	19,437	0.6%
OneOncology, LLC(8)(16)	First lien senior secured delayed draw term loan	S+	5.00%	06/2030	17,866	17,722	17,714	0.6%
PetVet Care Centers, LLC(7)	First lien senior secured loan	S+	6.00%	11/2030	38,858	38,514	37,206	1.2%
Phantom Purchaser, Inc.(8)	First lien senior secured loan	S+	5.00%	09/2031	8,909	8,823	8,842	0.3%
Plasma Buyer LLC (dba PathGroup)(8)	First lien senior secured loan	S+	5.75%	05/2029	16,634	16,401	16,426	0.5%
Plasma Buyer LLC (dba PathGroup)(8)(16)	First lien senior secured delayed draw term loan	S+	6.25%	05/2029	502	493	495	—%
Plasma Buyer LLC (dba PathGroup)(8)(16)	First lien senior secured revolving loan	S+	5.75%	05/2028	1,059	1,038	1,035	—%
TC Holdings, LLC (dba TrialCard)(8)	First lien senior secured loan	S+	5.00%	04/2027	8,705	8,661	8,705	0.3%
						212,662	212,171	7.1%
Hotels, Restaurants & Leisure
Par Technology Corporation(7)(20)	First lien senior secured loan	S+	5.00%	07/2029	30,857	30,413	30,549	1.0%
Troon Golf, L.L.C.(8)(16)	First lien senior secured loan	S+	4.50%	08/2028	21,775	21,760	21,775	0.7%
						52,173	52,324	1.7%
Industrial Conglomerates
Aptean Acquiror, Inc. (dba Aptean)(8)	First lien senior secured loan	S+	5.00%	01/2031	35,339	35,022	35,251	1.2%
Insurance
Acrisure, LLC(14)(15)(20)	Unsecured notes		8.50%	06/2029	3,000	3,000	3,122	0.1%
Acrisure, LLC(7)(14)(20)	First lien senior secured loan	S+	3.00%	11/2030	10,511	10,511	10,508	0.3%
AmeriLife Holdings LLC(8)(16)	First lien senior secured loan	S+	5.00%	08/2029	28,281	27,873	28,133	0.9%
Applied Systems, Inc.(8)(14)(24)	First lien senior secured loan	S+	3.00%	02/2031	6,965	6,957	7,028	0.2%
Ardonagh Midco 3 PLC(8)(20)	First lien senior secured loan	S+	3.75%	02/2031	15,000	14,930	15,075	0.5%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

AssuredPartners, Inc.(7)(14)	First lien senior secured loan	S+	3.50%	02/2031	9,925	9,914	9,938	0.3%
Asurion, LLC(7)(14)	First lien senior secured loan	S+	4.25%	08/2028	2,970	2,951	2,970	0.1%
Asurion, LLC(7)(14)	First lien senior secured loan	S+	3.25%	12/2026	12,672	12,260	12,659	0.4%
Asurion, LLC(7)(14)	Second lien senior secured loan	S+	5.25%	01/2029	29,332	27,908	28,241	0.9%
Diamond Insure Bidco (dba Acturis)(13)(20)	First lien senior secured EUR term loan	E+	4.25%	07/2031	€625	658	636	—%
Diamond Insure Bidco (dba Acturis)(11)(20)	First lien senior secured GBP term loan	SA+	4.50%	07/2031	£2,042	2,533	2,513	0.1%
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)(8)	First lien senior secured loan	S+	7.50%	03/2029	1,064	1,043	1,056	—%
Galway Borrower LLC(8)(16)	First lien senior secured delayed draw term loan	S+	4.50%	09/2028	178	171	178	—%
Hub International(7)(14)	First lien senior secured loan	S+	2.75%	06/2030	12,382	12,382	12,444	0.4%
Hyperion Refinance S.à r.l (dba Howden Group)(7)(14)(20)	First lien senior secured loan	S+	3.00%	02/2031	29,775	29,775	29,945	1.0%
Integrated Specialty Coverages, LLC(7)	First lien senior secured loan	S+	4.75%	07/2030	65,430	65,271	65,430	2.2%
Integrity Marketing Acquisition, LLC(8)	First lien senior secured loan	S+	5.00%	08/2028	62,272	61,972	62,272	2.1%
Mitchell International, Inc.(7)(14)	First lien senior secured loan	S+	3.25%	06/2031	22,643	22,537	22,625	0.8%
Mitchell International, Inc.(7)(14)	Second lien senior secured loan	S+	5.25%	06/2032	7,300	7,265	7,204	0.2%
Peter C. Foy & Associates Insurance Services, LLC (dba PCF Insurance Services)(8)	First lien senior secured loan	S+	5.50%	11/2028	24,326	24,326	24,326	0.8%
Simplicity Financial Marketing Group Holdings, Inc.(8)	First lien senior secured loan	S+	5.00%	12/2031	21,429	21,214	21,214	0.7%
						365,451	367,517	12.2%
Internet & Direct Marketing Retail
Aurelia Netherlands B.V.(12)(20)	First lien senior secured EUR term loan	E+	5.75%	05/2031	€25,282	26,511	26,049	0.9%
IT Services
Kaseya Inc.(7)	First lien senior secured loan	S+	5.50%	06/2029	67,993	67,046	67,993	2.3%
Kaseya Inc.(8)(16)	First lien senior secured delayed draw term loan	S+	5.50%	06/2029	2,064	1,978	2,064	0.1%
Marcel Bidco LLC (dba SUSE)(7)(20)(24)	First lien senior secured loan	S+	3.50%	11/2030	17,661	17,661	17,882	0.6%
Renaissance Learning, Inc.(7)(14)	First lien senior secured loan	S+	4.00%	04/2030	905	905	902	—%
Saphilux S.a.r.L. (dba IQ-EQ)(9)(14)(20)	First lien senior secured loan	S+	3.50%	07/2028	24,378	24,378	24,531	0.8%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Severin Acquisition, LLC (dba PowerSchool)(7)	First lien senior secured loan	S+	5.00% (2.25% PIK)	10/2031	65,073	64,444	64,423	2.1%
Spaceship Purchaser, Inc. (dba Squarespace)(8)	First lien senior secured loan	S+	5.00%	10/2031	67,836	67,504	67,496	2.2%
						243,916	245,291	8.2%
Life Sciences Tools & Services
Bamboo US BidCo LLC(8)(16)	First lien senior secured loan	S+	5.25%	09/2030	21,994	21,994	21,994	0.7%
Bamboo US BidCo LLC(12)	First lien senior secured EUR term loan	E+	5.25%	09/2030	€12,554	13,208	13,000	0.4%
Bracket Intermediate Holding Corp.(8)(14)	First lien senior secured loan	S+	4.25%	05/2028	19,701	19,701	19,848	0.7%
Creek Parent, Inc. (dba Catalent)(7)	First lien senior secured loan	S+	5.25%	12/2031	51,374	50,478	50,475	1.7%
Phoenix Newco, Inc. (dba Parexel)(7)(14)	First lien senior secured loan	S+	3.00%	11/2028	13,321	13,321	13,398	0.4%
						118,702	118,715	3.9%
Machinery
Faraday Buyer, LLC (dba MacLean Power Systems)(8)	First lien senior secured loan	S+	6.00%	10/2028	17,878	17,588	17,699	0.6%
FR Flow Control CB LLC (dba Trillium Flow Technologies)(8)(20)	First lien senior secured loan	S+	5.25%	12/2029	18,333	18,197	18,196	0.6%
						35,785	35,895	1.2%
Media
Monotype Imaging Holdings Inc.(8)(16)	First lien senior secured loan	S+	5.50%	02/2031	34,639	34,392	34,552	1.1%
Multiline Retail
PDI TA Holdings, Inc.(8)	First lien senior secured loan	S+	5.00%	02/2031	13,162	12,991	13,031	0.4%
PDI TA Holdings, Inc.(8)(16)	First lien senior secured delayed draw term loan	S+	5.50%	02/2031	1,707	1,666	1,683	0.1%
						14,657	14,714	0.5%
Professional Services
AQ Carver Buyer, Inc. (dba CoAdvantage)(8)(14)	First lien senior secured loan	S+	5.50%	08/2029	9,875	9,714	9,850	0.3%
Certinia Inc.(8)	First lien senior secured loan	S+	5.25%	08/2030	58,824	58,020	58,824	2.0%
CloudPay, Inc.(8)(20)	First lien senior secured loan	S+	7.50%	07/2029	7,636	7,569	7,560	0.3%
EP Purchaser, LLC (dba Entertainment Partners)(8)(14)	First lien senior secured loan	S+	4.50%	11/2028	4,920	4,771	4,932	0.2%
Gerson Lehrman Group, Inc.(8)	First lien senior secured loan	S+	5.25%	12/2027	47,238	46,907	47,120	1.6%
iSolved, Inc.(7)(14)	First lien senior secured loan	S+	3.25%	10/2030	9,950	9,950	10,062	0.3%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Motus Group, LLC(8)(14)	First lien senior secured loan	S+	4.00%	12/2028	12,404	12,404	12,497	0.4%
OneDigital Borrower LLC(7)(14)	First lien senior secured loan	S+	3.25%	07/2031	6,269	6,239	6,277	0.2%
OneDigital Borrower LLC(7)(14)	Second lien senior secured loan	S+	5.25%	07/2032	3,700	3,682	3,679	0.1%
Project Boost Purchaser, LLC (dba J.D. Power)(7)(14)	First lien senior secured loan	S+	3.50%	07/2031	11,250	11,250	11,316	0.4%
Project Boost Purchaser, LLC (dba J.D. Power)(8)(14)	Second lien senior secured loan	S+	5.25%	07/2032	3,750	3,732	3,821	0.1%
Proofpoint, Inc.(7)(14)	First lien senior secured loan	S+	3.00%	08/2028	29,674	29,674	29,796	1.0%
Sensor Technology Topco, Inc. (dba Humanetics)(8)(16)	First lien senior secured loan	S+	7.00%	05/2028	24,029	23,943	24,149	0.8%
Sensor Technology Topco, Inc. (dba Humanetics)(7)(16)	First lien senior secured revolving loan	S+	6.50%	05/2028	1,345	1,338	1,350	—%
Sensor Technology Topco, Inc. (dba Humanetics)(12)(16)	First lien senior secured EUR term loan	E+	7.25%	05/2028	€4,342	4,700	4,516	0.2%
Sovos Compliance, LLC(7)(14)	First lien senior secured loan	S+	4.50%	08/2028	23,367	22,793	23,507	0.8%
TK Operations Ltd (dba Travelperk, Inc.)(15)(20)	First lien senior secured loan		11.50%PIK	05/2029	14,218	13,105	13,187	0.4%
UKG Inc. (dba Ultimate Software)(7)(14)	First lien senior secured loan	S+	3.00%	02/2031	19,926	19,926	20,052	0.7%
Vensure Employer Services, Inc.(8)(16)	First lien senior secured loan	S+	5.00%	09/2031	33,122	32,767	32,753	1.1%
						322,484	325,248	10.8%
Pharmaceuticals
Pacific BidCo Inc.(9)(16)(20)	First lien senior secured loan	S+	6.00% (2.05% PIK)	08/2029	10,003	9,827	9,754	0.3%
Real Estate Management & Development
Entrata, Inc.(7)	First lien senior secured loan	S+	5.75%	07/2030	34,142	33,709	34,142	1.1%
RealPage, Inc.(8)(14)	First lien senior secured loan	S+	3.00%	04/2028	20,166	19,862	20,108	0.7%
RealPage, Inc.(8)(14)	First lien senior secured loan	S+	3.75%	04/2028	16,750	16,666	16,792	0.6%
						70,237	71,042	2.4%
Specialty Retail
Wand Newco 3, Inc. (dba Caliber )(7)(14)	First lien senior secured loan	S+	3.25%	01/2031	7,325	7,325	7,348	0.2%
Systems Software
Activate Holdings (US) Corp. (dba Absolute Software)(8)(16)(20)	First lien senior secured loan	S+	5.25%	07/2030	48,828	48,643	48,828	1.6%
Appfire Technologies, LLC(8)(16)	First lien senior secured loan	S+	5.00%	03/2028	12,761	12,727	12,761	0.4%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)(7)(16)	First lien senior secured loan	S+	6.50%	03/2031	25,651	25,292	25,458	0.8%
Barracuda Networks, Inc.(8)(14)	First lien senior secured loan	S+	4.50%	08/2029	30,989	30,312	28,591	1.0%
Barracuda Networks, Inc.(8)	Second lien senior secured loan	S+	7.00%	08/2030	55,875	54,544	44,700	1.5%
Bayshore Intermediate #2, L.P. (dba Boomi)(8)	First lien senior secured loan	S+	6.25% (3.38% PIK)	10/2028	47,620	47,611	47,620	1.6%
Cloud Software Group, Inc.(8)(14)	First lien senior secured loan	S+	3.75%	03/2031	27,605	27,605	27,663	0.9%
Cloud Software Group, Inc.(8)(14)	First lien senior secured loan	S+	3.50%	03/2029	22,118	22,118	22,167	0.7%
Clover Holdings 2, LLC (dba Cohesity)(8)	First lien senior secured loan	S+	4.00%	12/2031	12,321	12,198	12,198	0.4%
Crewline Buyer, Inc. (dba New Relic)(7)	First lien senior secured loan	S+	6.75%	11/2030	94,034	92,781	92,859	3.1%
Databricks, Inc.(7)	First lien senior secured loan	S+	4.50%	01/2031	48,571	48,329	48,329	1.6%
Delta TopCo, Inc. (dba Infoblox, Inc.)(8)(14)	First lien senior secured loan	S+	3.50%	11/2029	29,158	29,087	29,371	1.0%
Forescout Technologies, Inc.(8)	First lien senior secured loan	S+	5.00%	05/2031	1,232	1,226	1,225	—%
Ivanti Software, Inc.(7)(14)	First lien senior secured loan	S+	4.25%	12/2027	12,835	12,178	8,792	0.3%
Oranje Holdco, Inc. (dba KnowBe4)(8)	First lien senior secured loan	S+	7.75%	02/2029	4,273	4,224	4,273	0.1%
Oranje Holdco, Inc. (dba KnowBe4)(8)	First lien senior secured loan	S+	7.25%	02/2029	25,275	25,051	25,085	0.8%
Ping Identity Holding Corp.(8)	First lien senior secured loan	S+	4.75%	10/2029	43,786	43,704	43,786	1.5%
Project Alpha Intermediate Holding, Inc. (dba Qlik)(8)(14)	First lien senior secured loan	S+	3.25%	10/2030	29,775	29,702	29,948	1.0%
Rubrik, Inc.(8)(16)	First lien senior secured loan	S+	7.00%	08/2028	52,965	52,416	52,965	1.8%
SailPoint Technologies Holdings, Inc.(8)	First lien senior secured loan	S+	6.00%	08/2029	74,632	73,467	74,632	2.5%
Securonix, Inc.(8)	First lien senior secured loan	S+	7.75% (3.75% PIK)	04/2028	19,774	19,652	17,154	0.6%
Securonix, Inc.(8)(16)	First lien senior secured revolving loan	S+	7.00%	04/2028	80	60	(391)	—%
Sitecore Holding III A/S(8)	First lien senior secured loan	S+	7.75% (4.25% PIK)	03/2029	4,805	4,777	4,805	0.2%
Sitecore USA, Inc.(8)	First lien senior secured loan	S+	7.75% (4.25% PIK)	03/2029	28,969	28,798	28,969	1.0%

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Sitecore Holding III A/S(12)	First lien senior secured EUR term loan	E+	7.75% (4.25% PIK)	03/2029	€28,002	29,365	28,996	1.0%
Talon MidCo 2 Limited(7)(16)(20)	First lien senior secured loan	S+	6.95%	08/2028	31,055	30,643	31,055	1.0%
						806,510	791,839	26.3%
Water Utilities
Vessco Midco Holdings, LLC(9)(16)	First lien senior secured delayed draw term loan	S+	4.75%	07/2031	820	802	816	—%
Vessco Midco Holdings, LLC(7)	First lien senior secured loan	S+	4.75%	07/2031	9,346	9,257	9,299	0.3%
						10,059	10,115	0.3%
Total non-controlled/non-affiliated portfolio company debt investments						$4,947,512	$4,956,384	164.8%
Equity Investments
Application Software
AlphaSense, LLC(18)(22)	Series E Preferred Shares		N/A	N/A	96,072	4,342	4,313	0.1%
Project Alpine Co-Invest Fund, LP(18)(20)(22)	LP Interest		N/A	N/A	6,667	6,671	8,755	0.3%
Simpler Postage, Inc. (dba Easypost)(18)(22)	Warrants		N/A	N/A	68,396	861	861	—%
Zoro TopCo, Inc.(8)(22)	Series A Preferred Equity	S+	9.50% PIK	N/A	8,057	10,212	10,461	0.3%
Zoro TopCo, L.P.(18)(22)	Class A Common Units		N/A	N/A	671,414	6,715	7,310	0.2%
						28,801	31,700	1.1%
Health Care Providers & Services
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)(18)(22)	Class A Interest		N/A	N/A	317	3,171	3,594	0.1%
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)(15)(22)	Series A Preferred Stock		15.00%PIK	N/A	4,419	5,046	4,749	0.2%
						8,217	8,343	0.3%
Health Care Technology
Minerva Holdco, Inc.(15)(22)	Senior A Preferred Stock		10.75% PIK	N/A	40,000	53,952	52,750	1.8%
Orange Blossom Parent, Inc.(18)(22)	Common Units		N/A	N/A	16,667	1,667	1,664	0.1%
						55,619	54,414	1.8%
Insurance
Accelerate Topco Holdings, LLC(18)(22)	Common Units		N/A	N/A	12,822	354	612	—%
Hockey Parent Holdings, L.P.(18)(22)	Class A Common Units		N/A	N/A	7,500	7,500	8,380	0.3%
						7,854	8,992	0.3%
IT Services

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company(1)(2)(19)(23)	Investment	Interest		Maturity Date	Par / Units	Amortized Cost(3)(4)	Fair Value	Percentage of Net Assets(5)

Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)(9)(22)	Perpetual Preferred Stock	S+	10.75% PIK	N/A	50,000	68,446	69,367	2.3%

Professional Services
CloudPay, Inc.(15)(20)(22)	Series E Preferred Stock		13.50% PIK	N/A	30,846	7,016	7,017	0.2%
TravelPerk, Inc.(18)(20)(22)	Warrants		N/A	N/A	46,173	985	985	—%
Vestwell Holdings, Inc.(18)(22)	Series D Preferred Stock		N/A	N/A	152,175	3,020	3,000	0.1%
						11,021	11,002	0.4%
Pharmaceuticals
XOMA Corporation(16)(18)(22)	Warrants		N/A	N/A	4,200	29	49	—%
Systems Software
Elliott Alto Co-Investor Aggregator L.P.(18)(20)(22)	LP Interest		N/A	N/A	7,836	7,887	12,205	0.4%
Halo Parent Newco, LLC(15)(22)	Class H PIK Preferred Equity		11.00%PIK	N/A	10,000	13,040	9,821	0.3%
Project Hotel California Co-Invest Fund, L.P.(18)(20)(22)	LP Interest		N/A	N/A	6,711,769	6,717	7,729	0.3%
Securiti, Inc.(18)(22)	Series C Preferred Shares		N/A	N/A	1,262,785	10,002	10,000	0.3%
						37,646	39,755	1.3%
Total non-controlled/non-affiliated portfolio company equity investments						$217,633	$223,622	7.4%
Total non-controlled/non-affiliated portfolio company investments						$5,165,145	$5,180,006	172.2%
Non-controlled/affiliated portfolio company investments(21)
Equity Investments
Pharmaceuticals
LSI Financing 1 DAC(16)(20)(21)(22)	Preferred equity		N/A	N/A	3,052	3,084	3,102	0.1%
LSI Financing LLC(16)(20)(21)(22)(26)(27)	Common Equity		N/A	N/A	20,746	20,747	21,110	0.7%
						23,831	24,212	0.8%
Total non-controlled/affiliated portfolio company investments						$23,831	$24,212	0.8%
Controlled/affiliated portfolio company investments(25)
Equity Investments
Joint Ventures
Blue Owl Credit SLF LLC(20)(22)(25)(26)(27)	LLC Interest		N/A	N/A	900	949	954	—%
Total controlled/affiliated portfolio company investments						$949	$954	—%

Total non-controlled/non-affiliated misc. debt commitments(16)(28)(Note 7)						$(2,826)	$(1,374)	—%
Total Investments						$5,187,099	$5,203,798	173.0%

(1)Certain portfolio company investments are subject to contractual restrictions on sales.
(2)Unless otherwise indicated, all investments are considered Level 3 investments. See Note 6 “Fair Value of Investments”.

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

(3)The amortized cost represents the original cost adjusted for the amortization or accretion of premium or discount, as applicable, on debt investments using the effective interest method.
(4)As of December 31, 2024, the net estimated unrealized gain for U.S. federal income tax purposes was $61.6 million based on a tax cost basis of $5.1 billion. As of December 31, 2024, there were no estimated aggregate gross unrealized losses for U.S federal income tax purposes and the estimated aggregate gross unrealized gain for U.S. federal income tax purposes was $61.6 million.
(5)Totals presented may differ than actuals due to rounding.
(6)Unless otherwise indicated, loan contains a variable rate structure and may be subject to an interest rate floor. Variable rate loans bear interest at a rate that may be determined by reference to Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six- SOFR), an Sterling Overnight Interbank Average Rate (“SONIA” or “SA”), Euro Interbank Offered Rate (“EURIBOR” or “E”, which can include one-, two-, three- or six-month EURIBOR), or an alternate base rate (which can include the Prime Rate (“PRIME” or “P”) at the borrower’s option, and which reset periodically based on the terms of the loan agreement.
(7)The interest rate on these loans is subject to 1 month SOFR, which as of December 31, 2024 was 4.33%.
(8)The interest rate on these loans is subject to 3 month SOFR, which as of December 31, 2024 was 4.31%.
(9)The interest rate on these loans is subject to 6 month SOFR, which as of December 31, 2024 was 4.25%.
(10)The interest rate on these loans is subject to 12 month SOFR, which as of December 31, 2024 was 4.18%.
(11)The interest rate on these loans is subject to SONIA, which as of December 31, 2024 was 4.70%
(12)The interest rate on these loans is subject to 3 month EURIBOR, which as of December 31, 2024 was 2.71%.
(13)The interest rate on these loans is subject to 6 month EURIBOR, which as of December 31, 2024 was 2.57%.
(14)Level 2 investment.
(15)Contains a fixed rate structure.
(16)Position or portion thereof is a partially unfunded debt or equity commitment. See Note 7 “Commitments and Contingencies.

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(28)
Non-controlled/non-affiliated - delayed draw debt commitments
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured delayed draw term loan	7/2027	—	$22,237	$(18)
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured delayed draw term loan	9/2026	—	5,509	(28)
AlphaSense, Inc.	First lien senior secured delayed draw term loan	6/2029	—	4,064	(41)
AlphaSense, Inc.	First lien senior secured delayed draw term loan	12/2025	—	4,010	(40)
AmeriLife Holdings LLC	First lien senior secured delayed draw term loan	6/2026	2,202	2,339	—
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	3/2025	—	5,562	—
Appfire Technologies, LLC	First lien senior secured delayed draw term loan	6/2026	—	2,688	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured delayed draw term loan	1/2026	—	1,589	(1)
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured delayed draw term loan	7/2027	—	2,703	—
Associations, Inc.	First lien senior secured delayed draw term loan	7/2028	857	4,279	—
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	11/2026	—	5,486	—
Bamboo US BidCo LLC	First lien senior secured delayed draw term loan	3/2025	1,818	1,258	—
BTRS HOLDINGS INC. (dba Billtrust)	First lien senior secured delayed draw term loan	12/2028	194	1	—
Computer Services, Inc. (dba CSI)	First lien senior secured delayed draw term loan	2/2026	—	22,991	—
Coupa Holdings, LLC	First lien senior secured delayed draw term loan	8/2025	—	70	—
Cresset Capital Management, LLC	First lien senior secured delayed draw term loan	9/2025	—	3,806	—
Cresset Capital Management, LLC	First lien senior secured delayed draw term loan	6/2026	—	2,239	—
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured delayed draw term loan	8/2026	—	2,912	(7)
Databricks, Inc.	First lien senior secured delayed draw term loan	7/2026	—	10,929	—
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured delayed draw term loan	4/2026	—	2,557	—
Faraday Buyer, LLC (dba MacLean Power Systems)	First lien senior secured delayed draw term loan	11/2025	—	1,896	—
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured delayed draw term loan	6/2026	—	3,667	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	8/2025	34	336	—
Fullsteam Operations, LLC	First lien senior secured delayed draw term loan	2/2026	26	66	—
Galway Borrower LLC	First lien senior secured delayed draw term loan	7/2026	112	6,105	—

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(28)
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured delayed draw term loan	12/2025	256	4,229	—
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	1/2025	—	1,780	—
Integrated Specialty Coverages, LLC	First lien senior secured delayed draw term loan	4/2026	—	1,954	—
Integrity Marketing Acquisition, LLC	First lien senior secured delayed draw term loan	8/2026	—	9,420	—
Kaseya Inc.	First lien senior secured delayed draw term loan	6/2025	790	3,013	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	11/2026	5,306	5,994	—
Litera Bidco LLC	First lien senior secured delayed draw term loan	5/2027	—	4,709	(12)
ManTech International Corporation	First lien senior secured delayed draw term loan	6/2025	—	6,698	—
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured delayed draw term loan	5/2026	—	9,006	—
Monotype Imaging Holdings Inc.	First lien senior secured delayed draw term loan	2/2026	663	2,183	—
OneOncology, LLC	First lien senior secured delayed draw term loan	10/2026	7,179	7,107	—
PDI TA Holdings, Inc.	First lien senior secured delayed draw term loan	2/2026	1,707	1,350	—
PerkinElmer U.S. LLC	First lien senior secured delayed draw term loan	5/2026	7,395	2,471	—
PetVet Care Centers, LLC	First lien senior secured delayed draw term loan	11/2025	—	5,120	(166)
Plasma Buyer LLC (dba PathGroup)	First lien senior secured delayed draw term loan	9/2025	502	126	—
Pye-Barker Fire & Safety, LLC	First lien senior secured delayed draw term loan	5/2026	7,231	13,064	—
Raven Acquisition Holdings, LLC (dba R1 RCM)	First lien senior secured delayed draw term loan	10/2026	—	1,667	—
RL Datix Holdings (USA), Inc.	First lien senior secured delayed draw term loan	4/2027	—	6,725	—
Rubrik, Inc.	First lien senior secured delayed draw term loan	6/2028	6,194	343	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured delayed draw term loan	8/2026	—	7,734	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured delayed draw term loan	9/2025	80	403	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured EUR delayed draw term loan	9/2025	17	84	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured delayed draw term loan	10/2027	—	13,622	(68)
Simpler Postage, Inc. (dba Easypost)	First lien senior secured delayed draw term loan	6/2026	429	17,996	(26)
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured delayed draw term loan	12/2026	—	5,714	(29)
Smarsh Inc.	First lien senior secured delayed draw term loan	2/2025	3,333	3,333	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2026	—	4,038	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured delayed draw term loan	10/2027	—	9,691	(24)
Troon Golf, L.L.C.	First lien senior secured delayed draw term loan	9/2026	1,562	1,562	—
Vessco Midco Holdings, LLC	First lien senior secured delayed draw term loan	7/2026	820	2,295	—
Vensure Employer Services, Inc.	First lien senior secured delayed draw term loan	9/2026	45	6,878	—
Zendesk, Inc.	First lien senior secured delayed draw term loan	11/2025	—	14,633	—
Non-controlled/non-affiliated-debt (Revolvers)
Activate Holdings (US) Corp. (dba Absolute Software)	First lien senior secured revolving loan	7/2029	—	3,011	—
Aerosmith Bidco 1 Limited (dba Audiotonix)	First lien senior secured revolving loan	7/2030	—	9,220	(23)
AI Titan Parent, Inc. (dba Prometheus Group)	First lien senior secured revolving loan	8/2031	—	3,443	(34)
AmeriLife Holdings LLC	First lien senior secured revolving loan	8/2028	—	2,273	(11)
Anaplan, Inc.	First lien senior secured revolving loan	6/2028	—	6,481	—
Appfire Technologies, LLC	First lien senior secured revolving loan	3/2028	117	1,516	—
Aptean Acquiror, Inc. (dba Aptean)	First lien senior secured revolving loan	1/2031	—	2,913	(7)

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(28)
Artifact Bidco, Inc. (dba Avetta)	First lien senior secured revolving loan	7/2030	—	1,930	(10)
Associations, Inc.	First lien senior secured revolving loan	7/2028	2,058	2,058	—
Avalara, Inc.	First lien senior secured revolving loan	10/2028	—	2,273	—
Azurite Intermediate Holdings, Inc. (dba Alteryx, Inc.)	First lien senior secured revolving loan	3/2031	—	2,850	(21)
Bamboo US BidCo LLC	First lien senior secured revolving loan	10/2029	—	4,103	—
Bayshore Intermediate #2, L.P. (dba Boomi)	First lien senior secured revolving loan	10/2027	—	4,104	—
BCPE Pequod Buyer, Inc. (dba Envestnet)	First lien senior secured revolving loan	11/2029	—	3,616	(18)
BTRS HOLDINGS INC. (dba Billtrust)	First lien senior secured revolving loan	12/2028	92	154	—
Certinia Inc.	First lien senior secured revolving loan	8/2029	—	5,882	—
Coupa Holdings, LLC	First lien senior secured revolving loan	2/2029	—	54	—
Creek Parent, Inc. (dba Catalent)	First lien senior secured revolving loan	12/2031	—	7,376	(129)
Cresset Capital Management, LLC	First lien senior secured revolving loan	6/2029	—	1,119	—
Crewline Buyer, Inc. (dba New Relic)	First lien senior secured revolving loan	11/2030	—	9,434	(118)
CT Technologies Intermediate Holdings, Inc. (& Smart Holdings Corp.) (dba Datavant)	First lien senior secured revolving loan	8/2031	—	7,280	(18)
Disco Parent, Inc. (dba Duck Creek Technologies, Inc.)	First lien senior secured revolving loan	3/2029	—	91	(1)
EET Buyer, Inc. (dba e-Emphasys)	First lien senior secured revolving loan	11/2027	—	430	—
Entrata, Inc.	First lien senior secured revolving loan	7/2028	—	3,941	—
Fiesta Purchaser, Inc. (dba Shearer's Foods)	First lien senior secured revolving loan	2/2029	—	2,215	—
Finastra USA, Inc.	First lien senior secured revolving loan	9/2029	3,898	2,369	—
Forescout Technologies, Inc.	First lien senior secured revolving loan	5/2030	—	176	(1)
FR Flow Control CB LLC (dba Trillium Flow Technologies)	First lien senior secured revolving loan	12/2029	—	3,000	(23)
Fullsteam Operations, LLC	First lien senior secured revolving loan	11/2029	—	37	—
Galway Borrower LLC	First lien senior secured revolving loan	9/2028	66	718	—
Gerson Lehrman Group, Inc.	First lien senior secured revolving loan	12/2027	—	2,391	(6)
Granicus, Inc.	First lien senior secured revolving loan	1/2031	—	1,645	—
Hyland Software, Inc.	First lien senior secured revolving loan	9/2029	—	1,919	—
Icefall Parent, Inc. (dba EngageSmart)	First lien senior secured revolving loan	1/2030	—	1,957	—
Indikami Bidco, LLC (dba IntegriChain)	First lien senior secured revolving loan	6/2030	1,153	2,050	—
Integrated Specialty Coverages, LLC	First lien senior secured revolving loan	7/2029	—	5,934	—
Integrity Marketing Acquisition, LLC	First lien senior secured revolving loan	8/2028	—	3,152	—
Interoperability Bidco, Inc. (dba Lyniate)	First lien senior secured revolving loan	3/2028	68	1,237	—
IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	First lien senior secured revolving loan	12/2027	1,805	7,255	—
JS Parent, Inc. (dba Jama Software)	First lien senior secured revolving loan	4/2031	—	1,324	—
Kaseya Inc.	First lien senior secured revolving loan	6/2029	1,023	3,038	—
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)	First lien senior secured revolving loan	12/2029	—	6,202	—
Litera Bidco LLC	First lien senior secured revolving loan	5/2028	—	2,680	(7)
Magnet Forensics, LLC (f/k/a Grayshift, LLC)	First lien senior secured revolving loan	7/2028	—	5,806	—
ManTech International Corporation	First lien senior secured revolving loan	9/2028	—	5,590	—
Ministry Brands Holdings, LLC	First lien senior secured revolving loan	12/2027	—	1,695	(13)

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Portfolio Company	Commitment Type	Commitment Expiration Date	Funded Commitment	Unfunded
				Commitment	Fair Value(28)
Minotaur Acquisition, Inc. (dba Inspira Financial)	First lien senior secured revolving loan	6/2030	—	5,540	(28)
Monotype Imaging Holdings Inc.	First lien senior secured revolving loan	2/2030	—	4,268	(11)
Neptune Holdings, Inc. (dba NexTech)	First lien senior secured revolving loan	8/2029	—	4,118	—
OneOncology, LLC	First lien senior secured revolving loan	6/2029	—	2,857	—
Oranje Holdco, Inc. (dba KnowBe4)	First lien senior secured revolving loan	2/2029	—	534	—
PDI TA Holdings, Inc.	First lien senior secured revolving loan	2/2031	—	1,345	(13)
PetVet Care Centers, LLC	First lien senior secured revolving loan	11/2029	—	5,373	(228)
Phantom Purchaser, Inc.	First lien senior secured revolving loan	9/2031	—	1,140	(9)
Ping Identity Holding Corp.	First lien senior secured revolving loan	10/2028	—	4,390	—
Plasma Buyer LLC (dba PathGroup)	First lien senior secured revolving loan	5/2028	1,059	832	—
Pye-Barker Fire & Safety, LLC	First lien senior secured revolving loan	5/2030	536	3,750	—
Relativity ODA LLC	First lien senior secured revolving loan	5/2029	—	3,854	(10)
RL Datix Holdings (USA), Inc.	First lien senior secured revolving loan	10/2030	744	5,144	—
SailPoint Technologies Holdings, Inc.	First lien senior secured revolving loan	8/2028	—	10,896	—
Salinger Bidco Inc. (dba Surgical Information Systems)	First lien senior secured revolving loan	5/2031	—	7,734	(19)
Securonix, Inc.	First lien senior secured revolving loan	4/2028	80	3,479	—
Sensor Technology Topco, Inc. (dba Humanetics)	First lien senior secured revolving loan	5/2028	1,345	732	—
Severin Acquisition, LLC (dba PowerSchool)	First lien senior secured revolving loan	10/2031	—	8,173	(82)
Simplicity Financial Marketing Group Holdings, Inc.	First lien senior secured revolving loan	12/2031	—	2,857	(29)
Smarsh Inc.	First lien senior secured revolving loan	2/2029	107	160	—
Spaceship Purchaser, Inc. (dba Squarespace)	First lien senior secured revolving loan	10/2031	—	8,076	(40)
Talon MidCo 2 Limited	First lien senior secured revolving loan	8/2028	—	1,369	—
TC Holdings, LLC (dba TrialCard)	First lien senior secured revolving loan	4/2027	—	1,071	—
Troon Golf, L.L.C.	First lien senior secured revolving loan	8/2028	—	1,562	—
Truist Insurance Holdings, LLC	First lien senior secured revolving loan	5/2029	—	2,106	—
Vessco Midco Holdings, LLC	First lien senior secured revolving loan	7/2031	—	1,038	(5)
Vital Bidco AB (dba Vitamin Well)	First lien senior secured revolving loan	10/2030	1,090	3,378	—
Zendesk, Inc.	First lien senior secured revolving loan	11/2028	—	6,026	—
Non-controlled/affiliated - equity commitments
LSI Financing LLC	Common Equity	N/A	20,746	446	—
Total Portfolio Company Commitments			$84,739	$544,431	$(1,374)
(17)The date disclosed represents the commitment period of the unfunded term loan. Upon expiration of the commitment period, the funded portion of the term loan may be subject to a longer maturity date.
(18)Investment is non-income producing.
(19)Unless otherwise indicated, the Company’s portfolio companies are pledged as collateral supporting the amounts outstanding under the Company's Amended and Restated Senior Secured Revolving Credit Agreement (the “Revolving Credit Facility”) and credit facilities to which certain of our subsidiaries are parties (the “SPV Asset Facilities” and the “CLOs”). See Note 5 “Debt”.
(20)This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act of 1940, as amended (the “1940 Act”). Under the 1940 Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of total assets. As of December 31, 2024, non-qualifying assets represented 13.6% of total assets as calculated in accordance with the regulatory requirements.
(21)Under the 1940 Act, the Company is deemed to be an “Affiliated Person” of, as defined in the 1940 Act, this portfolio company, as the Company owns more than 5% but less than 25% of the portfolio company’s outstanding voting securities ("non-controlled affiliate"). Transactions during the year ended December 31, 2024 in which the Company was an Affiliated Person of the portfolio company are as follows:

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

Company	Fair Value at December 31, 2023	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair Value at December 31, 2024	Interest Income	Dividend Income	Other Income
Non-controlled Affiliates
LSI Financing 1 DAC	$13,001	$1,733	$(11,006)	$(626)	$3,102	$—	$53	$—
LSI Financing LLC	—	30,263	(9,517)	364	21,110	—	109
Total Non-controlled Affiliates	$13,001	$31,996	$(20,523)	$(262)	$24,212	$—	$162	$—
(a)Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest (“PIK”) or dividends, and the amortization of any unearned income or discounts on equity investments, as applicable.
(b)Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on equity investments, as applicable.
(22)Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act. As of December 31, 2024, the aggregate fair value of these securities is $248.8 million or 8.2% of the Company’s net assets. The acquisition dates of the restricted securities are as follows:

Portfolio Company	Investment	Acquisition Date
Project Hotel California Co-Invest Fund, L.P.	LP Interest	August 09, 2022
Halo Parent Newco, LLC	Class H PIK Preferred Equity	May 4, 2022
Elliott Alto Co-Investor Aggregator L.P.	LP Interest	September 28, 2022
Knockout Intermediate Holdings I Inc. (dba Kaseya Inc.)	Perpetual Preferred Stock	June 23, 2022
Minerva Holdco, Inc.	Senior A Preferred Stock	May 2, 2022
Project Alpine Co-Invest Fund, LP	LP Interest	June 10, 2022
Securiti, Inc.	Series C Preferred Shares	July 28, 2022
Accelerate Topco Holdings, LLC	Common Units	September 01, 2022
Orange Blossom Parent, Inc.	Common Units	July 29, 2022
Zoro TopCo, Inc.	Series A Preferred Equity	November 22, 2022
Zoro TopCo, L.P.	Class A Common Units	November 22, 2022
LSI Financing 1 DAC*	Preferred Equity	December 14, 2022
Hockey Parent Holdings, L.P.	Class A Common Units	September 14, 2023
Romulus Intermediate Holdings 1 Inc. (dba PetVet Care Centers)	Series A Preferred Stock	November 15, 2023
KWOL Acquisition Inc. (dba Worldwide Clinical Trials)	Class A Interest	December 12, 2023
Xoma Corporation	Warrants	December 15, 2023
Vestwell Holdings, Inc.	Series D Preferred Stock	December 20, 2023
TravelPerk, Inc.	Warrants	May 02, 2024
Simpler Postage, Inc. (dba Easypost)	Warrants	June 11, 2024
AlphaSense, LLC	Series E Preferred Shares	June 27, 2024
CloudPay, Inc.	Series E Preferred Stock	July 31, 2024
Blue Owl Credit SLF LLC**	LLC Interest	August 01, 2024
LSI Financing LLC*	Common Equity	November 24, 2024
* Refer to Note 3 “Agreements and Related Party Transactions – Controlled/Affiliated Portfolio Companies”.
** Refer to Note 4 "Investments - Credit SLF LLC" for further information.

(23)     Unless otherwise indicated, all investments represent a co-investment made with the Company's affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission. See Note 3 “Agreements and Related Party Transactions”.
(24)     This portfolio company was not a co-investment made with the Company's affiliates in accordance with the terms of exemptive relief that the Company received from the U.S. Securities and Exchange Commission.
(25)     As defined in the 1940 Act, the Company is deemed to be both an “Affiliated Person” and has “Control” of this portfolio company as the Company owns more than 25% of the portfolio company’s outstanding voting securities or has the power to exercise control over management or policies of

Blue Owl Technology Income Corp.
Consolidated Schedule of Investments
As of December 31, 2024
(Amounts in thousands, except share and per share amounts)

such portfolio company, including through a management agreement (“controlled affiliate”). The Company’s investment in controlled affiliates for the period ended December 31, 2024, were as follows:

Company	Fair Value at December 31, 2023	Gross Additions (a)	Gross Reductions (b)	Net Change in Unrealized Gain/(Loss)	Fair Value at December 31, 2024	Interest Income	Dividend Income	Other Income
Controlled Affiliates
Blue Owl Credit SLF(c)	$—	$2,189	$(1,240)	$5	$954	$—	$27	$—
Total Controlled Affiliates	$—	$2,189	$(1,240)	$5	$954	$—	$27	$—
(a)Gross additions include increases in the cost basis of investments resulting from new investments, payment-in-kind interest (“PIK”) or dividends, and the amortization of any unearned income or discounts on equity investments, as applicable.
(b)Gross reductions include decreases in the cost basis of investments resulting from principal collections related to investment repayments or sales, and the amortization of any premiums on equity investments, as applicable.
(c)For further description of the Company's investment in Blue Owl Credit SLF LLC ("Credit SLF"), see "Note 4. Investments."
(26)     Investment measured at net asset value ("NAV").
(27)     Investment is not pledged as collateral for the credit facilities.
(28)    The negative cost and fair value results from unamortized fees, which are capitalized to the investment cost of unfunded commitments.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Statements of Changes in Net Assets
(Amounts in thousands, except share amounts)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2025	2024	2025	2024
Increase (Decrease) in Net Assets Resulting from Operations
Net investment income (loss)	$72,998	$65,965	$147,973	$118,479
Net change in unrealized gain (loss)	10,254	(9,487)	(14,251)	(1,158)
Net realized gain (loss)	1,850	(408)	(616)	(404)
Net Increase (Decrease) in Net Assets Resulting from Operations	85,102	56,070	133,106	116,917
Distributions
Class S	(17,473)	(12,381)	(34,290)	(22,806)
Class D	(403)	(332)	(789)	(653)
Class I	(55,661)	(47,297)	(111,920)	(86,168)
Net Decrease in Net Assets Resulting from Shareholders' Distributions	(73,537)	(60,010)	(146,999)	(109,627)
Capital Share Transactions
Class S:
Issuance of shares of common stock	64,921	101,966	156,205	168,725
Share transfers between classes(1)	(2,368)	(352)	(5,465)	(8,267)
Repurchase of common shares	(16,306)	(11,239)	(31,968)	(13,197)
Reinvestment of shareholders' distributions	10,010	6,228	19,305	11,288
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class S	56,257	96,603	138,077	158,549
Class D:
Issuance of shares of common stock	1,660	393	3,310	774
Share transfers between classes(1)	—	—	—	(13,605)
Repurchase of common shares	—	(169)	(147)	(169)
Reinvestment of shareholders' distributions	111	109	207	259
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class D	1,771	333	3,370	(12,741)
Class I:
Issuance of shares of common stock	95,122	396,892	330,376	591,368
Share transfers between classes(1)	2,368	352	5,465	21,872
Repurchase of common shares	(130,914)	(26,086)	(213,642)	(39,336)
Reinvestment of shareholders' distributions	23,930	17,682	48,136	32,456
Net Increase (Decrease) in Net Assets Resulting from Capital Share Transactions - Class I	(9,494)	388,840	170,335	606,360
Total Increase (Decrease) in Net Assets	60,099	481,836	297,889	759,458
Net Assets, at beginning of period	$3,245,870	$2,159,225	$3,008,080	$1,881,603
Net Assets, at end of period	$3,305,969	$2,641,061	$3,305,969	$2,641,061
(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Consolidated Statements of Cash Flows
(Amounts in thousands, except share amounts)
(Unaudited)

	For the Six Months Ended June 30,
	2025	2024
Cash Flows from Operating Activities
Net Increase (Decrease) in Net Assets Resulting from Operations	$133,106	$116,917
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash used in operating activities:
Purchases of investments, net	(1,328,204)	(1,512,041)
Proceeds from investments and investment repayments, net	672,650	371,443
Net accretion/amortization of discount/premium on investments	(14,838)	(17,004)
Payment-in-kind interest	(13,937)	(9,922)
Payment-in-kind dividends	(8,471)	(7,530)
Net change in unrealized (gain) loss on investments	13,171	725
Net change in unrealized (gain) loss on translation of assets and liabilities in foreign currencies	1,352	421
Net realized (gain) loss on investments	2,338	—
Net realized (gain) loss on foreign currency transactions relating to investments	(1,537)	—
Amortization of debt issuance costs	3,401	2,516
Amortization of offering costs	610	821
Changes in operating assets and liabilities:
(Increase) decrease in interest receivable	4,521	(8,152)
(Increase) decrease in prepaid expenses and other assets	(4,846)	(3,844)
(Increase) decrease in receivables from affiliates	—	37
Increase (decrease) in payables to affiliates	2,045	4,158
Increase (decrease) in payable for investments purchased	(43,062)	25,945
Increase (decrease) in management fee payable	329	689
Increase (decrease) in performance based incentive fee payable	(1,357)	1,728
Increase (decrease) in accrued expenses and other liabilities	697	8,934
Net cash provided by (used in) operating activities	(582,032)	(1,024,159)
Cash Flows from Financing Activities
Borrowings on debt	1,575,000	1,532,995
Repayments of debt	(1,300,000)	(1,087,000)
Debt issuance costs	(6,355)	(7,752)
Proceeds from issuance of common shares	489,891	760,867
Offering costs paid	(1,521)	(2,266)
Distributions paid to shareholders	(82,667)	(56,367)
Repurchased shares	(195,476)	(55,499)
Net cash provided by (used in) financing activities	478,872	1,084,978
Net increase (decrease) in cash, including foreign cash	(103,160)	60,819
Cash, including foreign cash, beginning of period	199,014	47,861
Cash, including foreign cash, end of period	$95,854	$108,680

Supplemental and Non-Cash Information
Interest paid during the period	$80,344	$58,285
Distributions declared during the period	$146,999	$109,627
Reinvestment of distributions during the period	$67,648	$44,003
Distribution payable	$26,401	$26,127
Tender offer payable	$146,453	$37,494
Taxes, including excise tax, paid during the period	$178	$149

The accompanying notes are an integral part of these consolidated financial statements.

Blue Owl Technology Income Corp.
Notes to the Consolidated Financial Statements (Unaudited)

Note 1. Organization and Principal Business
Blue Owl Technology Income Corp. (“OTIC” or the “Company”) is a Maryland corporation formed on June 22, 2021. The Company was formed primarily to originate and make loans to, and make debt and equity investments in, technology-related companies, specifically software, based primarily in the United States. The Company originates and invests in senior secured or unsecured loans, subordinated loans or mezzanine loans, and equity-related securities including common equity, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. The Company`s investment objective is to maximize total return by generating current income from its debt and income producing securities, and capital appreciation from its equity and equity-linked investments. The Company intends to invest at least 80% of the value of its total assets in “technology-related” companies. The Company defines technology related companies as those that (i) operate directly in the technology industry, which includes but is not limited to, application software, systems software, healthcare technology, information technology, technology services and infrastructure, financial technology and internet and digital media, (ii) operate indirectly through their reliance on technology utilizing (i.e., utilizing scientific knowledge or technology-enabled techniques, skills, methods, devices or processes to deliver goods and/or services) or (iii) seek to grow through technological advancements and innovations. The Company invests in a broad range of companies with a focus on established enterprise software companies that are capitalizing on the large and growing demand for software products and services.
The Company has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company has elected to be treated for federal income tax purposes, and intends to qualify annually, as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”). Because the Company has elected to be regulated as BDC and as a RIC under the Code, the Company’s portfolio is subject to diversification and other requirements.
On December 9, 2021, the Company formed a wholly-owned subsidiary, OR Tech Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Tech Lending IC LLC originates loans to borrowers headquartered in California. From time to time the Company may form wholly-owned subsidiaries to facilitate the normal course of business.
Blue Owl Technology Credit Advisors II LLC (“the Adviser” or “OTCA II”) serves as the Company’s investment adviser. The Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. The Adviser is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Blue Owl consists of three product platforms: (1) Credit, (2) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms, and (3) Real Assets, which primarily focuses on the strategies of net lease real estate, real estate credit and digital infrastructure which focuses on acquiring, financing, developing and operating data centers and related digital infrastructure assets. Subject to the overall supervision of the Company`s board of directors (the “Board”), the Adviser manages the day-to-day operations and provides investment advisory and management services to the Company.
The Company relies on an exemptive order issued to an affiliate of the Adviser that permits it to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. The Company is currently offering on a continuous basis up to $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager” or “Blue Owl Securities”). No upfront selling commission, dealer manager fees, or other similar placement fees will be paid to the Company or the Dealer Manager with respect to the Class S and Class D shares, however, if Class S shares or Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 3.5% of the net offering price per share for each Class S share and 1.5% of the net offering price per share of each Class D share. Class I shares are not subject to upfront selling commissions. In addition, the Class S and Class D share classes have different ongoing servicing fees. Class I shares are not subject to ongoing servicing fees. Class S, Class D and Class I shares were offered at initial purchase prices per shares of $10.00. Thereafter, the purchase price per share for each class of common stock will vary and will not be sold at a price below the Company`s net asset value per share of such class, as determined in accordance with the Company`s share pricing policy, plus applicable upfront selling commissions. The Company also engages in private placement offerings of its common stock.
The Company was initially funded on September 30, 2021, when an affiliate of the Adviser (the “Initial Shareholder”), purchased 100 shares of the Company`s Class I common stock at $10.00 per share, which represents the initial public offering price. On May 2, 2022, the Company met the minimum offering requirement, commenced operations and commenced its initial public offering of up to $5,000,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. On February 3, 2025, the Company commenced its follow-on offering pursuant to which it is currently offering on a continuous basis up to $5,000,000,000 in any combination of Class S, Class D and Class I common shares.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Since meeting the minimum offering requirement and commencing its continuous public offering through June 30, 2025, the Company has issued 85,507,732 shares of Class S common stock, 3,137,052 shares of Class D common stock, and 38,255,407 shares of Class I common stock, exclusive of any tender offers and shares issued pursuant to our distribution reinvestment plan, for gross proceeds of $883.4 million, $32.0 million, and $392.5 million, respectively, including $1,000 of seed capital contributed by its Initial Shareholder. The Company has issued 229,689,431 shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares in a Private Offering and raised gross proceeds of approximately $2.3 billion. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”).
Note 2. Significant Accounting Policies
Basis of Presentation
The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company is an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. In the opinion of management, all adjustments considered necessary for the fair presentation of the consolidated financial statements, have been included.
Reclassifications
As a result of changes in presentations, certain prior year amounts have been reclassified to conform to the current presentation. These reclassifications had no effect on the reported results of operations.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual amounts could differ from those estimates and such differences could be material.
Cash
Cash consists of deposits held at a custodian bank. Cash is carried at cost, which approximates fair value. The Company deposits its cash with highly-rated banking corporations and, at times, may exceed the insured limits under applicable law.
Investments at Fair Value
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.
Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as the Company’s valuation designee to perform fair value determinations relating to the value of assets held by the Company for which market quotations are not readily available.
Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, the Company utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of the Company’s investments, are valued at fair value as determined in good faith by the Adviser, as the valuation designee, based on, among other things, the input of the independent third-party valuation firm(s) engaged at the direction of the Adviser.
As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of the Company’s investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase or sale transaction, public offering or subsequent equity sale occurs, the Adviser, as the valuation designee, considers whether the pricing indicated by the external event corroborates its valuation.
The Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;
•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•The Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, the Adviser, as the valuation designee, will provide the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, the Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.
The Company conducts this valuation process on a quarterly basis.
The Company applies Financial Accounting Standards Board (“FASB”) Codification 820, Fair Value Measurements (“ASC 820”), as amended, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Company considers its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:
•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurs. In addition to using the above inputs in investment valuations, the Company applies the valuation policy approved by its Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (such as broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, the Adviser, as the valuation designee, or the independent valuation firm(s), reviews pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
The Company applies the practical expedient provided by the ASC Topic 820 relating to investments in certain entities that calculate net asset value per share (or its equivalent). ASC Topic 820 permits an entity holding investments in certain entities that either are investment companies, or have attributes similar to an investment company, and calculate NAV per share or its equivalent for which the fair value is not readily determinable, to measure the fair value of such investments on the basis of that NAV per share, or its equivalent, without adjustment. Investments which are valued using NAV per share as a practical expedient are not categorized within the fair value hierarchy as per ASC Topic 820.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.
Financial and Derivative Instruments
Pursuant to ASC 815 Derivatives and Hedging, all derivative instruments entered into by the Company are designated as hedging instruments. For all derivative instruments designated as a hedge, the entire change in the fair value of the hedging instrument shall be

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

recorded in the same line item of the Consolidated Statements of Operations as the hedged item. Fair value is estimated by discounting remaining payments using applicable current market rates, or market quotes, if available.
Rule 18f-4 requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. The Company does not currently use derivatives. Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. Rule 18f-4 provides that a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Pursuant to Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. The Company currently qualifies as a “limited derivatives user” and expects to continue to do so. The Company adopted a derivatives policy and complies with the recordkeeping requirements of Rule 18f-4.
Foreign Currency
Foreign currency amounts are translated into U.S. dollars on the following basis:
•cash, fair value of investments, outstanding debt, other assets and liabilities: at the spot exchange rate on the last business day of the period; and
•purchases and sales of investments, borrowings and repayments of such borrowings, income and expenses: at the rates of exchange prevailing on the respective dates of such transactions.
The Company includes net changes in fair values on investments held resulting from foreign exchange rate fluctuations with the change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations. The Company’s current approach to hedging the foreign currency exposure in its non-U.S. dollar denominated investments is primarily to borrow the par amount in local currency under the Company’s Revolving Credit Facility to fund these investments. Fluctuations arising from the translation of foreign currency borrowings are included with the net change in unrealized gains (losses) on translation of assets and liabilities in foreign currencies on the Consolidated Statements of Operations.
Investments denominated in foreign currencies and foreign currency transactions may involve certain considerations and risks not typically associated with those of domestic origin, including unanticipated movements in the value of the foreign currency relative to the U.S. dollar.
Interest and Dividend Income Recognition
Interest income is recorded on the accrual basis and includes accretion or amortization of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends, the majority of which is structured at initial underwriting. PIK interest and dividends represent accrued interest or dividends that are added to the principal amount or liquidation amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a liquidation event.
PIK interest and PIK dividend income consisted of the following for the periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
PIK Interest Income	$6,828	$5,562	$13,048	$10,878
PIK Interest Income as a % of Investment Income	4.8%	4.4%	4.6%	4.7%
PIK Dividend Income	$4,618	$5,130	$8,901	$8,985
PIK Dividend Income as a % of Investment Income	3.3%	4.1%	3.1%	3.9%
Total PIK Income	$11,446	$10,692	$21,949	$19,863
Total PIK Income as a % of Investment Income	8.1%	8.5%	7.7%	8.6%
Discounts to par value on securities purchased are accreted into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the accretion or amortization of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point the Company believes PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Other Income
From time to time, the Company may receive fees for services provided to portfolio companies. These fees are generally only available to the Company as a result of closing investments, are normally paid at the closing of the investments, are generally non-recurring, and are recognized as revenue when earned upon closing of the investment. The services that the Adviser provides vary by investment, but can include closing, work, diligence or other similar fees and fees for providing managerial assistance to the Company's portfolio companies.
Organization Expenses
Costs associated with the organization of the Company are expensed as incurred. These expenses consist primarily of legal fees and other costs of organizing the Company.
Offering Expenses
Costs associated with the offering of common shares of the Company are capitalized as deferred offering expenses and are included in prepaid expenses and other assets in the Consolidated Statement of Assets and Liabilities and are amortized over a twelve-month period from incurrence. These expenses consist primarily of legal fees and other costs incurred in connection with the Company’s share offerings of its common shares, the preparation of the Company’s registration statement, and registration fees.
Debt Issuance Costs
The Company records origination and other expenses related to its debt obligations as deferred financing costs. These expenses are deferred and amortized utilizing the effective yield method, over the life of the related debt instrument. Debt issuance costs are presented on the Consolidated Statement of Assets and Liabilities as a direct deduction from the debt liability. In circumstances in which there is not an associated debt liability amount recorded in the consolidated financial statements when the debt issuance costs are incurred, such debt issuance costs will be reported on the Consolidated Statement of Assets and Liabilities as an asset until the debt liability is recorded.
Reimbursement of Transaction-Related Expenses
The Company may receive reimbursement for certain transaction-related expenses in pursuing investments. Transaction-related expenses, which are generally expected to be reimbursed by the Company’s portfolio companies, are typically deferred until the transaction is consummated and are recorded in prepaid expenses and other assets on the date incurred. The costs of successfully completed investments not otherwise reimbursed are borne by the Company and are included as a component of the investment’s cost basis.
Cash advances received in respect of transaction-related expenses are recorded as cash with an offset to accrued expenses and other liabilities. Accrued expenses and other liabilities are relieved as reimbursable expenses are incurred.
Income Taxes
The Company has elected to be treated as a RIC under the Code beginning with the taxable year ended December 31, 2021 and intends to continue to qualify as a RIC. So long as the Company maintains its tax treatment as a RIC, it generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that it distributes at least annually to its shareholders as dividends. Instead, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s investors and will not be reflected in the consolidated financial statements of the Company.
To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must generally distribute to its shareholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses. In order for the Company not to be subject to U.S. federal excise taxes, it must distribute annually an amount at least equal to the sum of (i) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of its capital gains in excess of capital losses for the one-year period ending on October 31

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. The Company, at its discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. federal excise tax on this income.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain income tax positions through December 31, 2024. As applicable, the Company’s prior three tax years remain subject to examination by U.S federal, state and local tax authorities.
Income and Expense Allocations
Income and realized and unrealized capital gains and losses are allocated to each class of shares of the Company on the basis of the aggregate net asset value of that class in relation to the aggregate net asset value of the Company.
Expenses that are common to all share classes are borne by each class of shares based on the net assets of the Company attributable to each class. Expenses that are specific to a class of shares are allocated to such class either directly or through the servicing fees paid pursuant to the Company’s distribution plan. See Note 3. “Agreements and Related Party Transactions – Dealer Manager Agreement.”
Distributions to Common Shareholders
Distributions to common shareholders are recorded on the record date. The amount to be distributed is determined by the Board and is generally based upon the earnings estimated by the Adviser. In addition, the Board may consider the level of undistributed taxable income carried forward from the prior year for distribution in the current year. Net realized long-term capital gains, if any, would be generally distributed at least annually although the Company may decide to retain such capital gains for investment.
Subject to the Company’s board of directors’ discretion and applicable legal restrictions, the Company intends to authorize and declare cash distributions to the Company’s shareholders on a monthly or quarterly basis and pay such distributions on a monthly basis. The per share amount of distributions for Class S, Class D, and Class I shares will differ because of different allocations of class-specific expenses. Specifically, because the ongoing servicing fees are calculated based on the Company’s net asset value for the Company’s Class S and Class D shares, the ongoing service fees will reduce the net asset value or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under the Company’s distribution reinvestment plan. As a result, the distributions on Class S shares and Class D shares may be lower than the distributions on Class I shares.
The Company has adopted a distribution reinvestment plan, which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of the Company's common stock, rather than receiving the cash distribution.
Consolidation
As provided under Regulation S-X and ASC Topic 946—Financial Services—Investment Companies, the Company will generally not consolidate its investment in a company other than a wholly-owned investment company or controlled operating company whose business consists of providing services to the Company. Accordingly, the Company consolidated the accounts of the Company’s wholly-owned subsidiaries in its consolidated financial statements. All significant intercompany balances and transactions have been eliminated in consolidation.
The Company does not consolidate its equity interest in Blue Owl Credit SLF LLC (“Credit SLF”). For further description of the Company's investment in Credit SLF, see Note 4 “Investments”.
Segment Reporting
In accordance with ASC Topic 280 – “Segment Reporting (ASC 280),” the Company has determined that it has a single operating and reporting segment. As a result, the Company’s segment accounting policies are the same as described herein and the Company does not have any intra-segment sales and transfers of assets.
The Company operates through a single operating and reporting segment with an investment objective to generate both current income, and to a lesser extent, capital appreciation through debt and equity investments. The chief operating decision maker (“CODM”) is comprised of the Company’s chief executive officer, president, and chief financial officer and chief operating officer and assesses the performance and makes operating decisions of the Company on a consolidated basis primarily based on the Company’s net increase in shareholder’s equity resulting from operations (“net income”). In addition to numerous other factors and metrics, the CODM utilizes net income as a key metric in determining the amount of dividends to be distributed to the Company’s stockholders. As the Company’s

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

operations comprise of a single reporting segment, the segment assets are reflected on the accompanying consolidated balance sheet as “total assets” and the significant segment expenses are listed on the accompanying consolidated statement of operations.
New Accounting Pronouncements
In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740),” which updates annual income tax disclosure requirements related to rate reconciliation, income taxes paid and other disclosures. ASU 2023-09 is effective for public business entities for fiscal years beginning after December 15, 2024. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company is currently evaluating the impact of adopting ASU No. 2023-09 on the consolidated annual financial statements.
In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 2200-40),” which requires disaggregated disclosure of certain costs and expenses, including purchases of inventory, employee compensation, depreciation, amortization and depletion, in each relevant expense caption. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption and retrospective application is permitted. The Company is currently assessing the impact of this guidance, however, the Company does not expect a material impact on its consolidated financial statements.
Other than the aforementioned guidance, the Company’s management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3. Agreements and Related Party Transactions
As of June 30, 2025 and December 31, 2024, the Company had payables to affiliates of $15.4 million and $15.1 million, primarily comprised of $10.4 million and $11.8 million of accrued performance based incentive fees, respectively, and $3.5 million and $3.1 million of management fees, respectively. The payable to affiliates also includes $1.5 million and $0.2 million of operating expenses as of June 30, 2025 and December 31, 2024, respectively.
Administration Agreement
The Company has entered into an Administration Agreement (the “Administration Agreement”) with the Adviser. Under the terms of the Administration Agreement, the Adviser performs, or oversees the performance of, required administrative services, which include providing office space, equipment and office services, maintaining financial records, preparing reports to shareholders and reports filed with the SEC, and managing the payment of expenses and the performance of administrative and professional services rendered by others.
The Administration Agreement also provides that the Company reimburses the Adviser for certain organization costs incurred prior to the commencement of the Company’s operations, and for certain offering costs.
The Company reimburses the Adviser for services performed for it pursuant to the terms of the Administration Agreement. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and the Company will reimburse the Adviser for any services performed for it by such affiliate or third party.
From October 1, 2021 to November 30, 2021, the Company was advised by Blue Owl Technology Credit Advisors LLC (“OTCA”), an affiliate of the Adviser, which also served as the Company’s administrator. On November 30, 2021, the Company entered into the Investment Advisory Agreement and the Administration Agreement, under which the Adviser serves as the Company’s Adviser and administrator, respectively.
Unless earlier terminated as described below, the Administration Agreement will remain in effect for two years from the date it first became effective, and will remain in effect and from year to year thereafter if approved annually by (1) the vote of the Board, or by the vote of a majority of its outstanding voting securities and (2) the vote of a majority of the Company’s directors who are not “interested persons” of the Company, of the Adviser or of any of their respective affiliates, as defined in the 1940 Act. The Administration Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act), or by the vote of a majority of the Board or by the Adviser. On May 5, 2025, the Board approved the continuation of the Administration Agreement.
No person who is an officer, director, or employee of the Adviser or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director. However, the Company reimburses the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser or its affiliates to the Company’s officers who provide operational and administrative services, as well as their respective staffs and other professionals who provide services to the Company, who assist with the preparation, coordination and administration of the foregoing or provide other “back office” or “middle office,” financial or operational services to the Company (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). Directors who are not affiliated with the Adviser receive compensation for their services and reimbursement of expenses incurred to attend meetings.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Investment Advisory Agreement
The Company has entered into an Investment Advisory Agreement (the “Investment Advisory Agreement”) with the Adviser. Under the terms of the Investment Advisory Agreement, the Adviser is responsible for managing the Company’s business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring its investments, and monitoring its portfolio companies on an ongoing basis through a team of investment professionals.
The Adviser’s services under the Investment Advisory Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Company are not impaired.
Unless earlier terminated as described below, the Investment Advisory Agreement will remain in effect for two years from the date it first becomes effective and from year-to-year thereafter if approved annually by a majority of the Board or by the holders of a majority of the Company`s outstanding voting securities and, in each case, by a majority of independent directors. On May 5, 2025, the Board approved the continuation of the Investment Advisory Agreement.
The Investment Advisory Agreement will automatically terminate within the meaning of the 1940 Act and related SEC guidance and interpretations in the event of its assignment. In accordance with the 1940 Act, without payment of penalty, the Company may terminate the Investment Advisory Agreement with the Adviser upon 60 days’ written notice. The decision to terminate the agreement may be made by a majority of the Board of Directors or the shareholders holding a majority (as defined under the 1940 Act) of the outstanding shares of the Company’s common stock or the Adviser. In addition, without payment of penalty, the Adviser may generally terminate the Investment Advisory Agreement upon 120 days’ written notice.
From time to time, the Adviser may pay amounts owed by the Company to third-party providers of goods or services, including the Board, and the Company will subsequently reimburse the Adviser for such amounts paid on its behalf. Amounts payable to the Adviser are settled in the normal course of business without formal payment terms.
Under the terms of the Investment Advisory Agreement, the Company will pay the Adviser a base management fee and an incentive fee. The cost of both the management fee and the incentive fee will ultimately be borne by the Company’s shareholders.
The base management fee is payable monthly in arrears. The base management fee is calculated at an annual rate of 1.25% based on the average value of the Company`s net assets at the end of the two most recently completed calendar months. All or part of the base management fee not taken as to any month will be deferred without interest and may be taken in any such month prior to the occurrence of a liquidity event. Base management fees for any partial month are prorated based on the number of days in the month. The Adviser and its affiliates agreed to waive the base management fee through October 31, 2022. Any portion of management fees waived shall not be subject to recoupment.
For the three and six months ended June 30, 2025, management fees were $10.2 million, net of $15.2 thousand in management fee waivers, and $19.9 million, net of $20.6 thousand in management fee waivers, respectively. For the three and six months ended June 30, 2024, management fees were $7.1 million and $13.1 million, respectively.
The incentive fee consists of two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.
The incentive fee on income will be calculated and payable quarterly in arrears and will be based upon the Company’s pre-incentive fee net investment income for the immediately preceding calendar quarter. In the case of a liquidation of the Company or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of the event.
The incentive fee on income for each calendar quarter will be calculated as follows:
•No incentive fee on income will be payable in any calendar quarter in which the pre-incentive fee net investment income does not exceed a quarterly return to investors of 1.25% of the Company’s net asset value at the beginning of the quarter. The Company refers to this as the quarterly preferred return.
•All of the Company’s pre-incentive fee net investment income, if any, that exceeds the quarterly preferred return, but is less than or equal to 1.43%, which the Company refers to as the upper level breakpoint, of the Company’s net asset value at the beginning of the quarter, will be payable to the Company’s Adviser. The Company refers to this portion of the incentive fee on income as the “catch-up.” It is intended to provide an incentive fee of 12.50% on all of the Company’s pre-incentive fee net investment income when the pre-incentive fee net investment income reaches 1.43% of the Company’s net asset value at the beginning of the quarter, measured as of the end of the immediately preceding calendar quarter. The quarterly preferred return of 1.25% and upper level breakpoint of 1.43% are also adjusted for the actual number of days each calendar quarter.
•For any quarter in which the Company’s pre-incentive fee net investment income exceeds the upper level break point of 1.43% of the Company’s net asset value at the beginning of the quarter, the incentive fee on income will equal 12.50% of the amount of the Company’s pre-incentive fee net investment income, because the quarterly preferred return and catch up will have been achieved.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

•Pre-incentive fee net investment income is defined as investment income and any other income, accrued during the calendar quarter, minus operating expenses for the quarter, including the base management fee, expenses payable under the Investment Advisory Agreement and the Administration Agreement, any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee. Pre-incentive fee net investment income does not include any expense support payments or any reimbursement by the Company of expense support payments, or any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
The incentive fee on capital gains will be determined and payable in arrears as of the end of each calendar year during which the Investment Advisory Agreement is in effect. In the case of a liquidation, or if the Investment Advisory Agreement is terminated, the fee will also become payable as of the effective date of such event. The annual fee will equal (i) 12.50% of the Company’s realized capital gains on a cumulative basis from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less (ii) the aggregate amount of any previously paid incentive fees on capital gains as calculated in accordance with U.S. GAAP. The Company will accrue but will not pay a Capital Gains Incentive Fee with respect to unrealized appreciation because a Capital Gains Incentive Fee would be owed to the Adviser if the Company was to sell the relevant investment and realize a capital gain. In no event will the incentive fee on capital gains payable pursuant hereto be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.
For the three and six months ended June 30, 2025, performance-based incentive fees were $10.4 million and $20.9 million, respectively. For the three and six months ended June 30, 2024, performance-based incentive fees were $9.2 million and $16.9 million, respectively.
For the three and six months ended June 30, 2025, capital gains-based incentive fees were $0.0 million and $(1.3) million, respectively, which is related to unrealized depreciation. For the three and six months ended June 30, 2024, capital gains-based incentive fees were $(1.2) million and $(0.2) million, respectively, which is related to unrealized depreciation.
Under the terms of the Investment Advisory Agreement, upon satisfaction of the minimum offering requirement, the Adviser is entitled to receive up to 1.50% of gross proceeds raised in the Company`s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered. Any reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates.
The Company bears all other expenses of its operations and transactions including, without limitation, those relating to: expenses deemed to be “organization and offering expenses” for purposes of Financial Industry Regulatory Authority Conduct Rule 2310(a)(12) (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of the Company’s stock); the cost of corporate and organizational expenses relating to offerings of shares of common stock, subject to limitations included in the Investment Advisory Agreement; the cost of calculating the Company’s net asset value, including the cost of any third-party valuation services; the cost of effecting any sales and repurchases of the common stock and other securities; fees and expenses payable under any dealer manager agreements, if any; debt service and other costs of borrowings or other financing arrangements; costs of hedging; expenses, including travel expense, incurred by the Adviser, or members of the Investment Team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing the Company’s rights; escrow agent, transfer agent and custodial fees and expenses; fees and expenses associated with marketing efforts; federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies; federal, state and local taxes; independent directors’ fees and expenses, including certain travel expenses; costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing; the costs of any reports, proxy statements or other notices to shareholders (including printing and mailing costs); the costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters; commissions and other compensation payable to brokers or dealers; research and market data; fidelity bond, directors and officers errors and omissions liability insurance and other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone and staff; fees and expenses associated with independent audits, outside legal and consulting costs; costs of winding up; costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; extraordinary expenses (such as litigation or indemnification); and costs associated with reporting and compliance obligations under the Advisers Act and applicable federal and state securities laws. Notwithstanding anything to the contrary contained herein, the Company shall reimburse the Adviser (or its affiliates) for an allocable portion of the compensation paid by the Adviser (or its affiliates) to the Company’s Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to the business affairs of the Company). Any such reimbursements will not exceed actual expenses incurred by the Adviser and its affiliates. The Adviser is responsible for the payment of the Company’s organization and offering expenses to the extent that these expenses exceed 1.5% of the aggregate gross offering proceeds, without recourse against or reimbursement by the Company.
For the three and six months ended June 30, 2025 the Company incurred $0.1 million and $0.7 million of organization and offering costs that are reimbursable to the Adviser, respectively. For the three and six months ended June 30, 2024, the Company incurred $1.4 million and $2.1 million of organization and offering costs that are reimbursable to the Adviser, respectively.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

From October 1, 2021 to November 30, 2021, the Company was advised by OTCA, an affiliate of the Adviser, which also served as the Company’s administrator. On November 30, 2021, the Company entered into the Investment Advisory Agreement and the Administration Agreement, under which the Adviser serves as the Company’s Adviser and administrator, respectively.
Affiliated Transactions
The Company may be prohibited under the 1940 Act from participating in certain transactions with its affiliates without prior approval of the directors who are not interested persons, and in some cases, the prior approval of the SEC. The Company, the Adviser and certain of their affiliates were granted an order for exemptive relief that permitted co-investing with affiliates of the Company subject to various approvals of the Board and other conditions. On May 6, 2025, the Company, the Adviser and certain of their affiliates were granted a new order for exemptive relief that superseded the prior order for exemptive relief (the “Order”) by the SEC for the Company to co-invest with other funds managed by the Adviser or certain affiliates, in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to such Order, the Company generally is permitted to co-invest with certain of its affiliates if such co-investments are done on the same terms and at the same time, as further detailed in the Order. The Order requires that a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board make certain findings (1) in most instances when the Company co-invests with its affiliates in an issuer where an affiliate of the Company has an existing investment in the issuer, and (2) if the Company disposes of an asset acquired in a transaction under the Order unless the disposition is done on a pro rata basis. Pursuant to the Order, the Board will oversee the Company’s participation in the co-investment program. As required by the Order, the Company has adopted, and the Board has approved, policies and procedures reasonably designed to ensure compliance with the terms of the Order, and the Adviser and the Company’s Chief Compliance Officer will provide reporting to the Board.
The Adviser is affiliated with OCA, OTCA, Blue Owl Credit Private Fund Advisors LLC (“OPFA”) and Blue Owl Diversified Credit Advisors LLC (“ODCA” and together with OCA, OTCA, OPFA and the Adviser, the “Blue Owl Credit Advisers”), which are also investment advisers. The Blue Owl Credit Advisers are indirect affiliates of Blue Owl and comprise part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. The Blue Owl Credit Advisers’ allocation policy seeks to ensure equitable allocation of investment opportunities over time between the Company, and other funds managed by the Adviser, or its affiliates. As a result of the Order, there could be significant overlap in the Company’s investment portfolio and the investment portfolio of the business development companies, private funds and separately managed accounts managed by the Blue Owl Credit Advisers (collectively the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that could avail themselves of the Order and that have a similar investment objective to the Company’s.
Controlled/Affiliated Portfolio Companies
Under the 1940 Act, the Company is required to separately identify non-controlled investments where it owns 5% or more of a portfolio company’s outstanding voting securities in “affiliated” companies. In addition, under the 1940 Act, the Company is required to separately identify investments where it owns more than 25% of a portfolio company’s outstanding voting securities and/or has the power to exercise control over the management or policies of such portfolio company as investments in “controlled” companies. Under the 1940 Act, “non-affiliated investments” are defined as investments that are neither controlled investments nor affiliated investments. Detailed information with respect to the Company’s non-controlled, non-affiliated; non-controlled, affiliated; and controlled affiliated investments is contained in the accompanying consolidated financial statements, including the consolidated schedule of investments.
The Company has made an investment in a controlled, affiliated company, Credit SLF. For further description of Credit SLF, see “Note 4. Investments.”
The Company has made investments in non-controlled, affiliated companies, including LSI Financing 1 DAC and LSI Financing LLC (collectively, "LSI Financing").
LSI Financing 1 DAC ("LSI Financing DAC") is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, the Company made an initial investment in LSI Financing DAC. As of June 30, 2025, the fair value of the Company's investment in LSI Financing DAC was $2.4 million and the Company's total commitment was $2.7 million.
LSI Financing LLC is a separately managed portfolio company formed to indirectly own royalty purchase agreements and loans in the life sciences space. An affiliate of the Adviser provides consulting services to a subsidiary of LSI Financing LLC in exchange for a fee. The Adviser has agreed to waive a portion of the management fee payable by the Company pursuant to the Investment Advisory Agreement equal to the Company’s pro rata amount of such consulting fee. On November 25, 2024, the Company redeemed a portion of its interest in LSI Financing DAC in exchange for common shares of LSI Financing LLC. As of June 30, 2025, the fair value of the Company's investment in LSI Financing LLC was $19.1 million and the Company's total commitment was $27.8 million. The Company does not consolidate its equity interest in LSI Financing LLC.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Dealer Manager Agreement
The Company has entered into a dealer manager agreement (the “Dealer Manager Agreement”) with Blue Owl Securities, an affiliate of the Adviser, and participating broker-dealer agreements with certain broker-dealers. Under the terms of the Dealer Manager Agreement and the participating broker-dealer agreements, Blue Owl Securities serves as the dealer manager, and certain participating broker- dealers solicit capital, for the Company’s public offering of shares of Class S, Class D, and Class I common stock. Blue Owl Securities will not receive upfront selling commissions with respect to purchases of Class S, Class D and Class I shares or shares of any class of shares issued pursuant to the Company’s distribution reinvestment plan.
Subject to FINRA limitations on underwriting compensation and pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company will pay Blue Owl Securities servicing fees for ongoing services rendered to shareholders by participating broker-dealers or broker-dealers servicing investors’ accounts, referred to as servicing broker-dealers:
•With respect to the Company’s outstanding Class S shares equal to 0.85% per annum of the aggregate net asset value of the Company`s outstanding Class S shares; and
•With respect to the Company’s outstanding Class D shares equal to 0.25% per annum of the aggregate net asset value of the Company`s outstanding Class D shares.
The Company will not pay an ongoing servicing fee with respect to the Company`s outstanding Class I shares.
For the three and six months ended June 30, 2025, the Company incurred servicing fees with respect to Class S shares of $1.8 million and $3.5 million, respectively. For the three and six months ended June 30, 2024, the Company incurred servicing fees with respect to Class S shares of $1.2 million and $2.2 million, respectively. The Company deemed servicing fees with respect to the Class D shares insignificant to disclose for the three and six months ended June 30, 2025 and 2024.
The servicing fees will be paid monthly in arrears. Blue Owl Securities will reallow (pay) all or a portion of the ongoing servicing fees to participating broker-dealers and servicing broker-dealers for ongoing services performed by such broker-dealers, and will waive ongoing servicing fees to the extent a broker-dealer is not eligible to receive it for failure to provide such services. Because the ongoing servicing fees are calculated based on the Company`s net asset values for the Company`s Class S and Class D shares, they will reduce the net asset values or, alternatively, the distributions payable, with respect to the shares of each such class, including shares issued under it’s distribution reinvestment plan. The Company will cease paying ongoing servicing fees at the date at which total underwriting compensation from any source in connection with this offering equals 10% of the gross proceeds from it’s offering (excluding proceeds from issuances pursuant to it`s distribution reinvestment plan). This limitation is intended to ensure that the Company satisfies the requirements of FINRA Rule 2310, which provides that the maximum aggregate underwriting compensation from any source, including compensation paid from offering proceeds and in the form of “trail commissions,” payable to underwriters, broker-dealers, or affiliates thereof participating in an offering may not exceed 10% of gross offering proceeds, excluding proceeds received in connection with the issuance of shares through a distribution reinvestment plan.
Upfront selling commissions for sales of Class S and Class D shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers.
Expense Support and Conditional Reimbursement Agreement
On November 30, 2021, the Company entered into an Expense Support Agreement and Conditional Reimbursement Agreement, or the “Expense Support Agreement”, with the Adviser, the purpose of which was to ensure that no portion of the Company’s distributions to shareholders represented a return of capital for U.S. federal income tax purposes. The Expense Support Agreement became effective as of the date that the Company met the minimum offering requirement and was terminated by the Adviser on March 7, 2023. On a quarterly basis, the Adviser reimbursed the Company for “Operating Expenses” (as defined below) in an amount equal to the excess of the Company’s cumulative distributions paid to the Company’s shareholders in each quarter over “Available Operating Funds” (as defined below) received by the Company on account of the Company’s investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.
Under the Expense Support Agreement, “Operating Expenses” was defined as all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) the Company’s estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) the Company’s realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Adviser’s obligation to make Expense Payments automatically became a liability of the Adviser and the right to such Expense Payment was an asset of the Company’s on the last business day of the applicable quarter. The Expense Payment for any quarter was be paid by the Adviser to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

from the Company to the Adviser no later than the earlier of (i) the date on which the Company closes it’s books for such quarter, or (ii) forty-five days after the end of such quarter.
Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by the Company in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company is required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to the Adviser, until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by the Company are referred to as a “Reimbursement Payment”.
The amount of the Reimbursement Payment for any quarter shall equal the lesser of (i) the Excess Operating Funds in respect of such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to us within three years prior to the last business day of such quarter that have not been previously reimbursed by the Company to the Adviser. The payment will be reduced to the extent that such Reimbursement Payments, together with all other Reimbursement Payments paid during the fiscal year, would cause Other Operating Expenses defined as the Company’s total Operating Expenses, excluding base management fees, incentive fees, organization and offering expenses, distribution and shareholder servicing fees, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses on an annualized basis and net of any Expense Payments received by the Company during the fiscal year to exceed the lesser of: (i) 1.75% of the Company’s average net assets attributable to the shares of the Company’s common stock for the fiscal year-to-date period after taking such Expense Payments into account; and (ii) the percentage of the Company’s average net assets attributable to shares of its common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).
No Reimbursement Payment for any quarter will be made if: (1) the “Effective Rate of Distributions Per Share” (as defined below) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s “Operating Expense Ratio” (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. Pursuant to the Expense Support Agreement, “Effective Rate of Distributions Per Share” means the annualized rate (based on a 365 day year) of regular cash distributions per share exclusive of returns of capital, distribution rate reductions due to distribution and shareholder fees, and declared special dividends or special distributions, if any. The “Operating Expense Ratio” is calculated by dividing Operating Expenses, less organizational and offering expenses, base management and incentive fees owed to Adviser, and interest expense, by the Company’s net assets.
The specific amount of expenses reimbursed by our Adviser, if any, will be determined at the end of each quarter.
On March 7, 2023, our Adviser terminated the Expense Support Agreement. However, the Company’s obligation to make Reimbursement Payments, subject to the conditions above, survives the termination of the Expense Support Agreement. There are no Reimbursement Payments conditionally due from the Company to the Adviser.
Expense Deferral Agreement
On March 23, 2022, the Company and the Adviser entered into the expense deferral agreement (the “Expense Deferral Agreement”), under which the Adviser has agreed to incur and pay all of the Company’s expenses, other than amounts used to pay interest expense and shareholder servicing and/or distribution fees, until the Company met certain conditions related to amount of subscriptions it received. The expenses subject to deferral did not include expenses that (1) were previously classified as Expense Payments or Reimbursement Payments under the Expense Support Agreement, or (2) Organization and Offering Expenses in excess of 1.50% of the gross offering proceeds from the sale of the Company’s securities.
On May 9, 2023, the Company and the Adviser amended the Expense Deferral Agreement to provide that the Adviser’s obligation to incur and pay the Company’s expenses would cease as of April 30, 2023, and that the Company would repay the expenses previously incurred by the Adviser on the Company’s behalf in eighteen equal installments, upon meeting specified conditions. The first installment became an obligation of the Company on December 1, 2023, when the Company reached $1.75 billion in “Net Subscriptions” received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75 million in Net Subscriptions received from the sale of the Company’s common shares thereafter. For purposes of the Expense Deferral Agreement, “Net Subscriptions” means gross subscriptions from the sale of the Company’s common stock minus gross repurchases made by the Company pursuant to the Company’s tender offer program.
The Expense Deferral Agreement may be terminated at any time, without the payment of any penalty, by the Company or the Adviser, with or without notice, and will automatically terminate (i) in the event of the termination of the Investment Advisory Agreement, or (ii) if the Board makes a determination to dissolve or liquidate the Company. However, the Company’s obligation to pay the Adviser the expenses incurred by the Adviser on the Company’s behalf upon meeting the specified conditions will survive any termination of the agreement.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

License Agreement
On July 6, 2023, the Company entered into a license agreement (the “License Agreement”) with an affiliate of Blue Owl, pursuant to which the Company was granted a non-exclusive license to use the name “Blue Owl”. Under the License Agreement, the Company has a right to use the Blue Owl name for so long as the Adviser or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Blue Owl” name or logo.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 4. Investments
The table below presents our investments at amortized cost and fair value as of the following periods:

	As of		As of
	June 30, 2025		December 31, 2024
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments	$5,361,612	$5,377,671	$4,707,450	$4,727,263
Second-lien senior secured debt investments	206,479	191,638	175,078	165,292
Unsecured debt investments	64,114	64,407	62,158	62,455
Preferred equity investments(1)	171,495	169,206	178,160	174,580
Common equity investments(3)	70,440	89,658	63,304	73,254
Joint Ventures(2)	4,958	4,922	949	954
Total Investments	$5,879,098	$5,897,502	$5,187,099	$5,203,798
(1) Includes equity investment in LSI Financing DAC.
(2) Includes equity investment in Credit SLF.
(3) Includes equity investment in LSI Financing LLC.

The Company uses Global Industry Classification Standards (“GICS”) for classifying the industry groupings of its portfolio companies. The table below presents the industry composition of investments based on fair value as of the following periods:

	As of
	June 30, 2025	December 31, 2024
Aerospace & Defense	0.8%	0.9%
Airlines	0.3%	—%
Application Software	13.2%	12.4%
Banks	1.0%	1.2%
Beverages	0.5%	0.7%
Buildings & Real Estate	1.7%	1.8%
Building Products	0.1%	0.1%
Capital Markets	0.2%	0.1%
Commercial Services & Supplies	2.9%	3.1%
Construction & Engineering	0.5%	0.5%
Consumer Finance	0.6%	0.6%
Containers & Packaging	0.8%	1.0%
Diversified Consumer Services	2.7%	2.7%
Diversified Financial Services	5.8%	5.7%
Diversified Telecommunication Services	0.3%	0.3%
Entertainment	1.2%	1.3%
Equity Real Estate Investment Trusts (REITs)	1.7%	1.0%
Food & Staples Retailing	2.6%	3.0%
Food Products	0.3%	0.4%
Health Care Equipment & Supplies	2.9%	1.6%
Health Care Providers & Services	5.4%	4.2%
Health Care Technology	14.0%	13.0%
Hotels, Restaurants & Leisure	0.5%	1.0%
Household Products	0.3%	—%

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of
	June 30, 2025	December 31, 2024
Industrial Conglomerates	0.8%	0.7%
Insurance	7.7%	7.2%
Internet & Direct Marketing Retail	0.5%	0.5%
IT Services	4.9%	6.0%
Joint Ventures(2)(3)	0.1%	—%
Life Sciences Tools & Services	2.1%	2.3%
Machinery	0.6%	0.7%
Media	0.6%	0.7%
Multiline Retail	0.3%	0.3%
Pharmaceuticals(1)	0.5%	0.7%
Professional Services	6.1%	6.5%
Real Estate Management & Development	1.2%	1.4%
Specialty Retail	—%	0.1%
Systems Software	13.6%	16.1%
Water Utilities	0.2%	0.2%
Wireless Telecommunication Services	0.5%	—%
Total	100.0%	100.0%
(1) Includes equity investment in LSI Financing DAC and LSI Financing LLC.
(2) Includes equity investment in Credit SLF.
(3) As of December 31, 2024, our investment in Joint Ventures is insignificant.

The table below presents investments by geographic composition based on fair value as of the following periods:

	As of
	June 30, 2025	December 31, 2024
United States:
Midwest	14.6%	16.1%
Northeast	20.9%	19.3%
South	30.9%	29.9%
West	22.2%	23.0%
Australia	0.2%	—%
Canada	3.0%	3.4%
Germany	—%	0.2%
Ireland	0.1%	0.1%
Luxembourg	0.7%	0.8%
New Zealand	0.1%	0.1%
Norway	0.5%	0.5%
Spain	0.3%	0.3%
Sweden	1.1%	1.0%
Switzerland	0.2%	—%
United Kingdom	5.2%	5.3%
Total	100.0%	100.0%

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Blue Owl Credit SLF LLC
Blue Owl Credit SLF LLC (“Credit SLF”), a Delaware limited liability company, is a joint venture among the Company, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Credit Income Corp., Blue Owl Technology Finance Corp., and State Teachers Retirement System of Ohio (“OSTRS”) (each, a “Credit Member” and collectively, the “Credit Members”). Credit SLF’s principal purpose is to make investments primarily in senior secured loans to middle market companies, broadly syndicated loans and in senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board of directors comprised of an equal number of directors appointed by each Credit Member and which acts unanimously. Investment decisions must be approved by Credit SLF’s board. The Credit SLF Members coinvest through Credit SLF, or its wholly owned subsidiaries. Credit SLF’s date of inception was May 6, 2024 and Credit SLF made its first portfolio company investment on July 23, 2024.
Credit SLF’s investments at fair value are determined in accordance with FASB ASC 820, as amended; however, such fair value is not included in the Company's valuation process.
Other than for purposes of the 1940 Act, the Company does not believe it has control over this portfolio company. Accordingly, the Company does not consolidate its non-controlling interest in Credit SLF.
On May 15,2025, the Credit SLF Members modified their capital commitments to Credit SLF and the Company's capital commitment was increased to $8.7 million of which $7.5 million was unfunded.
As of June 30, 2025, the capital commitment and economic ownership of each Credit SLF Member is as follows:

Members	Capital Commitment	Economic Ownership Interest(1)
($ in thousands)
Blue Owl Capital Corporation	$404,139	79.1%
Blue Owl Capital Corporation II	244	0.1%
Blue Owl Credit Income Corp.	46,332	5.2%
Blue Owl Technology Finance Corp.	18,690	2.1%
Blue Owl Technology Income Corp.	8,691	1.0%
State Teachers Retirement System of Ohio	68,299	12.5%
Total	$546,395	100.0%
(1) Economic Ownership Interest based on funded capital to date.
The table below sets forth Credit SLF's consolidated financial data as of and for the following periods:

	As of
($ in thousands)	June 30, 2025	December 31, 2024
Consolidated Balance Sheet Data
Cash	$118,041	$17,354
Investments at fair value	$1,790,366	$1,164,473
Total Assets	$1,939,737	$1,196,367
Total Debt (net of unamortized debt issuance costs)	$1,285,621	$750,610
Total Liabilities	$1,446,788	$847,556
Total Credit SLF Members' Equity	$492,949	$348,811

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	For the Three Months Ended June 30,	For the Six Months Ended June 30,
($ in thousands)	2025	2025
Consolidated Statement of Operations Data
Investment income	$31,420	$55,117
Net operating expenses	18,482	32,139
Net investment income (loss)	$12,938	$22,978
Total net realized and unrealized gain (loss)	9,319	(6,785)
Net increase (decrease) in Credit SLF Members' Equity resulting from operations	$22,257	$16,193

The Company's proportional share of Credit SLF's generated distributions for the following period:

	For the Three Months Ended June 30,	For the Six Months Ended June 30,
($ in thousands)	2025	2025
Dividend Income	$66	$93

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 5. Debt
In accordance with the 1940 Act, with certain limitations, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. As of June 30, 2025 and December 31, 2024, the Company’s asset coverage was 227.0% and 227.7%, respectively.
The tables below present debt obligations as of the following periods:

	As of
	June 30, 2025
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$1,050,000	$496,217	$553,783	$(8,752)	$487,465
SPV Asset Facility I	750,000	464,000	7,049	(6,472)	457,528
SPV Asset Facility II	500,000	361,000	53,346	(4,063)	356,937
SPV Asset Facility III	550,000	375,000	19,550	(7,238)	367,762
SPV Asset Facility IV	350,000	330,000	9,825	(3,047)	326,953
Athena CLO III	270,000	270,000	—	(2,260)	267,740
Series 2023A Notes	100,000	100,000	—	(411)	99,589
Series 2023B-A Notes	100,000	100,000	—	(643)	99,357
Series 2023B-B Notes	75,000	75,000	—	(435)	74,565
Total Debt	$3,745,000	$2,571,217	$643,553	$(33,321)	$2,537,896
(1)The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

	As of
	December 31, 2024
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$1,000,000	$499,989	$500,011	$(9,507)	$490,482
SPV Asset Facility I	750,000	445,000	33,009	(7,303)	437,697
SPV Asset Facility II	500,000	475,000	25,000	(4,528)	470,472
SPV Asset Facility III	550,000	315,000	82,551	(4,743)	310,257
Athena CLO III	270,000	270,000	—	(2,366)	267,634
Series 2023A Notes	100,000	100,000	—	(612)	99,388
Series 2023B-A Notes	100,000	100,000	—	(733)	99,267
Series 2023B-B Notes	75,000	75,000	—	(575)	74,425
Total Debt	$3,345,000	$2,279,989	$640,571	$(30,367)	$2,249,622
(1) The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The table below presents the components of interest expense for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Interest expense	$41,309	$34,876	$80,700	$66,666
Amortization of debt issuance costs	1,716	1,295	3,401	2,516
Total Interest Expense	$43,025	$36,171	$84,101	$69,182

Average interest rate(1)	6.8%	8.5%	6.9%	8.5%
Average daily outstanding borrowings(1)	$2,433,091	$1,634,963	$2,356,060	$1,564,200

(1) Averages are calculated based on annualized amounts.

Revolving Credit Facility
On May 2, 2022, the Company entered into a Senior Secured Credit Agreement (as amended from time to time, the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include the Company, as Borrower, the lenders from time to time parties thereto and Sumitomo Mitsui Banking Corporation as Administrative Agent. On October 21, 2024 (the “Revolving Credit Facility Third Amendment Date”), the parties to the Revolving Credit Facility entered into an amendment to, among other things, extend the availability period and maturity date and make various other changes. The following describes the terms of the Revolving Credit Facility as modified through June 27, 2025.
The Revolving Credit Facility is guaranteed by certain subsidiaries of the Company in existence as of the Revolving Credit Facility Third Amendment Date, and will be guaranteed by certain subsidiaries of the Company that are formed or acquired by the Company thereafter (each a “Guarantor” and collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.
The Revolving Credit Facility provides for, on an aggregated basis, a total of outstanding term loans and revolving credit facility commitments in the principal amount of $1.05 billion, which is comprised of (a) a term loan in an initial amount of $125.0 million, and (b) subject to availability under the borrowing base, which is based on the Company’s portfolio investments and other outstanding indebtedness, a revolving credit facility in an amount of up to is $925.0 million (the Revolving Credit Facility increased from $875.0 million to $925.0 million on June 27, 2025). The amount available for borrowing under the revolving credit facility commitments of the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $1.75 billion through the exercise by the Company of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200.0 million limit for swingline loans, and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by the Company and each Guarantor, subject to certain exceptions.
The availability period with respect to the revolving credit facility commitments under the Revolving Credit Facility will terminate on October 20, 2028 (the “Revolving Credit Facility Commitment Termination Date”) and the Revolving Credit Facility will mature on October 19, 2029 (the “Revolving Credit Facility Maturity Date”). During the period from the Revolving Credit Facility Commitment Termination Date to the Revolving Credit Facility Maturity Date, the Company will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.
The Company may borrow amounts in U.S. dollars or certain other permitted currencies. As of the Revolving Credit Facility Third Amendment Date, amounts drawn under the Revolving Credit Facility with respect to the commitments in U.S. dollars bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus a margin of 1.875% per annum or (ii) the alternative base rate plus a margin of 0.875% per annum. With respect to loans denominated in U.S. dollars, the Company may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at the Company’s option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility with respect to the commitments in other permitted currencies bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 1.875% per annum. The Company also pays a fee of 0.350% on daily undrawn amounts under the Revolving Credit Facility.
The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and liquidity and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of the Company and its subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

SPV Asset Facilities
Certain of the Company’s wholly owned subsidiaries are parties to credit facilities (the “SPV Asset Facilities”). Pursuant to the SPV Asset Facilities, from time to time the Company sells and contributes certain investments to these wholly owned subsidiaries pursuant to sale and contribution agreements by and between the Company and the wholly owned subsidiaries. No gain or loss is recognized as a result of these contributions. Proceeds from the SPV Asset Facilities are used to finance the origination and acquisition of eligible assets by the wholly owned subsidiary, including the purchase of such assets from the Company. The Company retains a residual interest in assets contributed to or acquired to the wholly owned subsidiary through the Company’s ownership of the wholly owned subsidiary. The SPV Asset Facilities are secured by a perfected first priority security interest in the assets of these wholly owned subsidiaries and on any payments received by such wholly owned subsidiaries in respect of those assets. Assets pledged to lenders under the SPV Asset Facilities will not be available to pay the Company’s debts. The SPV Asset Facilities contain customary covenants, including certain limitations on the incurrence by the Company of additional indebtedness and on the Company’s ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events, and customary events of default (with customary cure and notice provisions). Borrowings of the wholly owned subsidiaries under the SPV Asset Facilities are considered the Company’s borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
SPV Asset Facility I
On April 27, 2022, Tech Income Funding I LLC (“Tech Income Funding I”), a Delaware limited liability company and a newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility I”) among Tech Income Funding I, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Alter Domus (US) LLC as Collateral Custodian. On May 6, 2022 (the “SPV Asset Facility I Closing Date”), in connection with SPV Asset Facility I, Tech Income Funding I entered into a Margining Agreement (the “SPV Asset Facility I Margining Agreement”), with Goldman Sachs Bank USA, as Administrative Agent. On October 24, 2024 (the“SPV Asset Facility I Second Amendment Date”), the parties to the SPV Asset Facility I entered into an amendment in order to, among other changes, replace Alter Domus (US) LLC as collateral custodian with State Street Bank and Trust Company. The following describes the terms of the SPV Asset Facility I as amended through the SPV Asset Facility I Second Amendment Date.
The maximum principal amount which may be borrowed under the SPV Asset Facility I is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding I’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.
The SPV Asset Facility I provides for the ability to draw and redraw revolving loans under the SPV Asset Facility I for a period after the SPV Asset Facility I Closing Date until May 6, 2027. Unless otherwise terminated, the SPV Asset Facility I will mature on May 6, 2029 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Tech Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, applied to reinvest in additional eligible assets (for a period after the SPV Asset Facility I Closing Date until May 6, 2027, subject to certain conditions) and the excess interest may be returned to the Company, subject to certain conditions. On the SPV Asset Facility I Stated Maturity, Tech Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The SPV Asset Facility I may be permanently reduced, in whole or in part, at the option of Tech Income Funding I subject to payment of a premium for a period of time.
Amounts drawn bear interest at a reference rate (initially term SOFR) plus a spread of 2.40% and the spread is payable on the amount by which the undrawn amount exceeds a minimum threshold, initially zero and ramping to 70% of the commitment amount. The undrawn amount of the commitment not subject to such spread payment is subject to an undrawn fee of 0.50% per annum. Certain additional fees are payable on each payment date to Goldman Sachs as Administrative Agent. In addition, under the SPV Asset Facility I Margining Agreement and the SPV Asset Facility I, Tech Income Funding I is required to post cash margin (or in certain cases, additional eligible assets) to the Administrative Agent if a borrowing base deficiency occurs or if the weighted average price gap (as defined in the SPV Asset Facility I Margining Agreement), which is a measure of the excess of the aggregate market value assigned by the Administrative Agent to Tech Income Funding I’s assets over the total amount drawn under the SPV Asset Facility I, falls below a threshold level.
SPV Asset Facility II
On May 31, 2023 (the “SPV Asset Facility II Closing Date”), Tech Income Funding II LLC (“Tech Income Funding II”), a Delaware limited liability company and newly formed subsidiary of the Company, entered into a Credit and Security Agreement (the “SPV Asset Facility II”), with Tech Income Funding II LLC, as Borrower, the Company, as Collateral Manager and Equityholder, Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent and Collateral Administrator, Alter Domus (US) LLC as Custodian, the lenders from time to time parties thereto (the “SPV Asset Facility II Lenders”) and the group agents from time to time parties thereto. On October 10, 2024 (the “SPV Asset Facility II Second Amendment Date”), the parties to the SPV Asset Facility II entered into an amendment in order to, among other changes, replace Alter Domus (US) LLC as collateral custodian with State Street Bank and Trust Company. The following describes the terms of the SPV Asset Facility II amended through the SPV Asset Facility II Second Amendment Date.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The maximum principal amount of the SPV Asset Facility II is $500.0 million (increased from $250.0 million to $500.0 million on the SPV Asset Facility II Second Amendment Date), which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Tech Income Funding II’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.
The SPV Asset Facility II provides for the ability to draw and redraw revolving loans under the SPV Asset Facility II for a period of up to three years after the SPV Asset Facility II Second Amendment Date (the “SPV Asset Facility II Reinvestment Period”) unless the SPV Asset Facility II Reinvestment Period is terminated sooner as provided in the SPV Asset Facility II. Unless otherwise terminated, the SPV Asset Facility II will mature two years after the last day of the SPV Asset Facility II Reinvestment Period, on October 10, 2029 (the “SPV Asset Facility II Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility II Closing Date, Tech Income Funding II may owe a prepayment penalty. Prior to the SPV Asset Facility II Stated Maturity, proceeds received by Tech Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility II Stated Maturity, Tech Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The credit facility may be permanently reduced, in whole or in part, at the option of Tech Income Funding II.
Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn in Canadian dollars are benchmarked to daily compounded Canadian Overnight Repo Rate Average, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the SPV Asset Facility II Applicable Margin. The “SPV Asset Facility II Applicable Margin” ranges from 1.60% to 2.35% depending on a ratio of broadly syndicated loans to other collateral assets in the Borrowing Base (as defined in the SPV Asset Facility II). From the SPV Asset Facility II Closing Date to the SPV Asset Facility II Commitment Termination Date, Tech Income Funding II will pay certain unused fees subject to average utilization rates.
SPV Asset Facility III
On January 9, 2024 (the “SPV Asset Facility III Closing Date”), Tech Income Funding III LLC (“Tech Income Funding III”), a Delaware limited liability company and a newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility III”), with Tech Income Funding III, as borrower, Société Générale, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator and custodian, Alter Domus (US) LLC, as document custodian, and the lenders party thereto. On February 18, 2025 (the “SPV Facility III First Amendment Date”), the parties to the SPV Asset Facility III entered into an amendment in order to, among other changes, replace Alter Domus (US) LLC as document custodian with State Street Bank and Trust Company. The following describes the terms of the SPV Asset Facility III amended through the SPV Asset Facility III First Amendment Date.
The maximum principal amount which may be borrowed under the SPV Asset Facility III is $550.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding III’s assets from time to time, and satisfaction of certain conditions, including coverage tests, collateral quality tests, a lender advance rate test and certain concentration limits.
The SPV Asset Facility III provides for the ability to draw term loans and to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to three years after the SPV Asset Facility III First Amendment Date (the “SPV Asset Facility III Reinvestment Period”). Unless otherwise terminated, the SPV Asset Facility III will mature on February 16, 2035 (the “SPV Asset Facility III Stated Maturity”). Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Tech Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Tech Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company. The SPV Asset Facility III may be permanently reduced, in whole or in part, at the option of Tech Income Funding III subject to payment of a premium for a period of one year from the SPV Asset Facility III First Amendment Date.
Amounts drawn bear interest at a reference rate (initially SOFR) plus a spread of 2.05%, and the aggregate term commitment and revolving commitment are subject to a minimum utilization amount. The undrawn amount of the aggregate term commitment and revolving commitment not subject to such spread payment is subject to an undrawn fee of 0.25% per annum for the first three months after the SPV Asset Facility III First Amendment Date, and 0.50% per annum thereafter; provided that after twelve months after the SPV Asset Facility III First Amendment Date, if the drawn amount is less than or equal to 65.0% of the aggregate term commitment and revolving commitment, then the portion of the undrawn amount constituting the positive difference between the drawn amount and 65.0% of the aggregate term commitment and revolving commitment is subject to an undrawn fee of 1.50% per annum. Certain additional fees are payable to Société Générale as administrative agent.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

SPV Asset Facility IV
On June 12, 2025 (the “SPV Asset Facility IV Closing Date”), Tech Income Funding IV LLC (“Tech Income Funding IV”), a Delaware limited liability company and a newly formed subsidiary of the Company entered into a Credit Agreement (the “SPV Asset Facility IV”), with Tech Income Funding IV, as borrower, The Bank of Nova Scotia, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator, custodian and document custodian, and the lenders party thereto.
The maximum principal amount which may be borrowed under the SPV Asset Facility IV is $350.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding IV’s assets from time to time, and satisfaction of certain conditions, including coverage tests, collateral quality tests, a lender advance rate test and certain concentration limits.
The SPV Asset Facility IV provides for the ability to draw and redraw revolving loans under the SPV Asset Facility IV for a period of up to 2.5 years after the SPV Asset Facility IV Closing Date. Unless otherwise terminated, the SPV Asset Facility IV will mature on June 12, 2034 (the “SPV Asset Facility IV Stated Maturity”). Prior to the SPV Asset Facility IV Stated Maturity, proceeds received by Tech Income Funding IV from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company or reinvested to purchase new assets, subject to certain conditions. On the SPV Asset Facility IV Stated Maturity, Tech Income Funding IV must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.
Amounts drawn bear interest at a reference rate (initially SOFR) plus an applicable margin that ranges from 1.58% to 2.25% depending on the ratio of broadly syndicated loans in the collateral. The undrawn amount of the aggregate revolving commitment not subject to such spread payment is subject to an undrawn fee of 0.00% per annum for the first three months, and 0.50% per annum thereafter. Tech Income Funding IV also pays The Bank of Nova Scotia certain fees in connection with its role as administrative agent.
Debt Securitization Transactions
The Company incurs secured financing through a debt securitization transaction (the “CLO Transaction”) issued by the Company’s consolidated subsidiary (the “CLO Issuer”), which is backed by a portfolio of collateral obligations consisting of middle-market loans and participation interests in middle-market loans as well as by other assets of the CLO Issuer. The CLO Issuer issues preferred shares which are not secured by the collateral securing the CLO Transaction which the Company purchases. The Company acts as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of a CLO Issuer’s preferred shares. Notes issued by the CLO Issuer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration. The Adviser serves as collateral manager for the CLO Issuer under a collateral management agreement. The Adviser is entitled to receive fees for providing these services. The Adviser routinely waives its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to Adviser pursuant to the Investment Advisory Agreement will be offset by the amount of the collateral management fee attributable to a CLO Issuer’s equity or notes owned by the Company. Assets pledged to debt holders of the CLO Transaction and the other secured parties under each CLO Transaction’s documentation will not be available to pay the debts of the Company. The Company consolidates the financial statements of the CLO Issuer in its consolidated financial statements.
Athena CLO III
On May 22, 2024 (the “Athena CLO III Closing Date”), the Company completed a $450.0 million term debt securitization transaction (the “Athena CLO III Transaction”). The secured notes and preferred shares issued in the Athena CLO III Transaction were issued by the Company’s consolidated subsidiary Athena CLO III, LLC, a limited liability company organized under the laws of the State of Delaware (the “Athena CLO III Issuer”).
The Athena CLO III Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Athena CLO III Closing Date (the “Athena CLO III Indenture”), by and among the Athena CLO III Issuer and State Street Bank and Trust Company: (i) $220.0 million of AAA(sf) Class A-1 Notes, which bear interest at three-month term SOFR plus 2.15%, (ii) $5.0 million of AAA(sf) Class A-2 Notes, which bear interest at 6.619%, (iii) $22.5 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 2.75% and (iv) $22.5 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 3.50% (together, the “Athena CLO III Secured Notes”). The Athena CLO III Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the Athena CLO III Issuer. The Athena CLO III Secured Notes are scheduled to mature on April 20, 2036. The Athena CLO III Secured Notes were privately placed by Goldman Sachs & Co. LLC as Placement Agent.
Concurrently with the issuance of the Athena CLO III Secured Notes, the Athena CLO III Issuer issued approximately $180.0 million of subordinated securities in the form of 179,950 preferred shares at an issue price of $1,000 per share (the “Athena CLO III Preferred Shares”).

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

As part of the Athena CLO III Transaction, the Company entered into a loan sale agreement with the Athena CLO III Issuer dated as of the Athena CLO III Closing Date (the “Athena CLO III OTIC Loan Sale Agreement”), which provided for the contribution of approximately $223.7 million funded par amount of middle-market loans from the Company to the Athena CLO III Issuer on the Athena CLO III Closing Date and for future sales from the Company to the Athena CLO III Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Athena CLO III Secured Notes. The remainder of the initial portfolio assets securing the Athena CLO III Secured Notes consisted of approximately $197.9 million funded par amount of middle-market loans purchased by the Athena CLO III Issuer from Tech Income Funding I LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Athena CLO III Closing Date between the Athena CLO III Issuer and Tech Income Funding I LLC (the “Athena CLO III Tech Income Funding I Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. The Company and Tech Income Funding I each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.
Through April 20, 2028, a portion of the proceeds received by the Athena CLO III Issuer from the loans securing the Athena CLO III Secured Notes may be used by the Athena CLO III Issuer to purchase additional middle-market loans under the direction of the Adviser, the Company’s investment advisor, in its capacity as collateral manager for the Athena CLO III Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle-market loans.
The Athena CLO III Secured Notes are the secured obligation of the Athena CLO III Issuer, and the Athena CLO III Indenture includes customary covenants and events of default.
Unsecured Notes
Series 2023A Notes
On July 6, 2023, the Company entered into a Master Note Purchase Agreement (the “Series 2023A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023A Notes, due July 6, 2026, with a fixed interest rate of 8.25% per year (the “Series 2023A Notes”), to qualified institutional investors in a private placement. The Series 2023A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.
Interest on the Series 2023A Notes will be due semiannually on January 6 and July 6 each year, beginning on January 6, 2024. The Series 2023A Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Series 2023A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $347.1 million and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.
Series 2023B-A Notes
On December 6, 2023, the Company entered into a Master Note Purchase Agreement (the “Series 2023B-A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche A, due January 15, 2029, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-A Note Purchase Agreement) plus 4.75% (475 basis points) (the “Series 2023B-A Notes”), to qualified institutional investors in a private placement. The Series 2023B-A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Interest on the Series 2023B-A Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-A Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023B-A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023B-A Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Series 2023B-A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023B-A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.
Series 2023B-B Notes
On December 20, 2023, the “Company entered into a Note Purchase Agreement (the “Series 2023B-B Note Purchase Agreement”) governing the issuance of $75.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche B, due January 15, 2027, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-B Note Purchase Agreement) plus 4.45% (445 basis points) (the “Series 2023B-B Notes”), to qualified institutional investors in a private placement. The Series 2023B-B Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of the Company.
Interest on the Series 2023B-B Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-B Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, the Company is obligated to offer to prepay the Series 2023B-B Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023B-B Notes are general unsecured obligations of the Company that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
The Series 2023B-B Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of the Company’s status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023B-B Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of the Company, certain judgments and orders and certain events of bankruptcy.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 6. Fair Value of Investments
The tables below present the fair value hierarchy of investments as of the following periods:

	As of
	June 30, 2025
($ in thousands)	Level 1	Level 2	Level 3	Total
Cash (including restricted and foreign cash)	$95,854	$—	$—	$95,854

Investments:
First-lien senior secured debt investments	—	1,277,899	4,099,772	5,377,671
Second-lien senior secured debt investments	—	68,356	123,282	191,638
Unsecured debt investments	—	3,128	61,279	64,407
Preferred equity investments(1)	—	—	169,206	169,206
Common equity investments	—	12,345	58,231	70,576
Subtotal	$—	$1,361,728	$4,511,770	$5,873,498
Investments measured at Net Asset Value ("NAV")(2)	—	—	—	24,004
Total Investments at fair value	$—	$1,361,728	$4,511,770	$5,897,502
(1) Includes equity investment in LSI Financing DAC.
(2) Includes equity investment in Credit SLF and LSI Financing LLC, which is measured at fair value using the net asset value per share (or its equivalent) practical expedient and has not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

	As of
	December 31, 2024
($ in thousands)	Level 1	Level 2	Level 3	Total
Cash (including restricted and foreign cash)	$199,014	$—	$—	$199,014

Investments:
First-lien senior secured debt investments	—	1,125,586	3,601,677	4,727,263
Second-lien senior secured debt investments	—	42,945	122,347	165,292
Unsecured debt investments	—	3,122	59,333	62,455
Preferred equity investments(1)	—	—	174,580	174,580
Common equity investments	—	—	52,144	52,144
Subtotal	$—	$1,171,653	$4,010,081	$5,181,734
Investments measured at Net Asset Value ("NAV")(2)	—	—	—	22,064
Total Investments at fair value	$—	$1,171,653	$4,010,081	$5,203,798
(1) Includes equity investment in LSI Financing DAC.
(2) Includes equity investment in Credit SLF and LSI Financing LLC, which is measured at fair value using the net asset value per share (or its equivalent) practical expedient and has not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the Consolidated Statements of Assets and Liabilities.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

The tables below present changes in fair value of investments for which Level 3 inputs were used to determine the fair value as of and for the following periods:

	As of and for the Three Months Ended
	June 30, 2025
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$3,830,095	$135,061	$60,284	$151,269	$54,917	$4,231,626
Purchases of investments, net	428,468	56,928	—	13,390	904	499,690
Payment-in-kind	4,103	3,004	995	5,887	—	13,989
Proceeds from investments, net	(77,554)	(57,609)	—	(3,536)	—	(138,699)
Net change in unrealized gain (loss)	8,421	(2,223)	(6)	2,015	2,410	10,617
Net realized gains (losses)	1,536	—	—	31	—	1,567
Net accretion/amortization of discount/premium on investments	3,013	559	6	150	—	3,728
Transfers into (out of) Level 3(1)	(98,310)	(12,438)	—	—	—	(110,748)
Fair value, end of period	$4,099,772	$123,282	$61,279	$169,206	$58,231	$4,511,770

(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended June 30, 2025, transfers out of Level 3 into Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Six Months Ended
	June 30, 2025
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$3,601,677	$122,347	$59,333	$174,580	$52,144	$4,010,081
Purchases of investments, net	848,024	56,928	—	13,390	9,657	927,999
Payment-in-kind	6,875	5,117	1,945	8,471	—	22,408
Proceeds from investments, net	(311,437)	(57,609)	—	(29,448)	—	(398,494)
Net change in unrealized gain (loss)	10,560	(4,122)	(11)	1,289	4,159	11,875
Net realized gains (losses)	1,543	—	—	288	—	1,831
Net accretion/amortization of discount/premium on investments	8,224	621	12	636	—	9,493
Transfers into (out of) Level 3(1)	(65,694)	—	—	—	(7,729)	(73,423)
Fair value, end of period	$4,099,772	$123,282	$61,279	$169,206	$58,231	$4,511,770
(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended June 30, 2025, transfers out of Level 3 into Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of and for the Three Months Ended
	June 30, 2024
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$2,345,435	$175,647	$—	$216,764	$44,143	$2,781,989
Purchases of investments, net	532,186	3,682	59,746	4,313	1,767	601,694
Payment-in-kind	4,320	1,920	538	2,105	—	8,883
Proceeds from investments, net	(85,801)	(16,557)	—	(1,076)	—	(103,434)
Net change in unrealized gain (loss)	165	(2,059)	(6)	(1,573)	1,323	(2,150)
Net realized gains (losses)	—	—	—	—	—	—
Net accretion/amortization of discount/premium on investments	7,239	193	1	89	—	7,522
Transfers into (out of) Level 3(1)	(43,501)	—	—	—	—	(43,501)
Fair value, end of period	$2,760,043	$162,826	$60,279	$220,622	$47,233	$3,251,003

(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur. For the period ended June 30, 2024, transfers out of Level 3 into Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

	As of and for the Six Months Ended
	June 30, 2024
($ in thousands)	First-lien senior secured debt investments	Second-lien senior secured debt investments	Unsecured debt investments	Preferred equity investments	Common equity investments	Total
Fair value, beginning of period	$2,136,466	$180,480	$—	$211,797	$43,444	$2,572,187
Purchases of investments, net	773,909	3,682	59,746	5,572	1,772	844,681
Payment-in-kind	6,774	2,610	538	7,530	—	17,452
Proceeds from investments, net	(228,404)	(21,557)	—	(2,578)	—	(252,539)
Net change in unrealized gain (loss)	5,203	(2,723)	(6)	(1,882)	2,017	2,609
Net realized gains (losses)	—	—	—	—	—	—
Net accretion/amortization of discount/premium on investments	10,603	334	1	183	—	11,121
Transfers into (out of) Level 3(1)	55,492	—	—	—	—	55,492
Fair value, end of period	$2,760,043	$162,826	$60,279	$220,622	$47,233	$3,251,003

(1) Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occur. For the period ended June 30, 2024, transfers into Level 3 out of Level 2 were a result of changes in the observability of significant inputs for certain portfolio companies.

The table below presents information with respect to net change in unrealized gains (loss) on investments for which Level 3 inputs were used in determining the fair value that are still held by the Company for the following periods:

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
First-lien senior secured debt investments	$10,122	$5,228	$14,679	$9,753
Second-lien senior secured debt investments	(1,724)	(2,094)	(4,153)	(2,670)
Unsecured debt investments	(6)	(6)	(11)	(6)
Preferred equity investments	2,015	(1,573)	1,289	(1,882)
Common equity investments	2,410	1,322	4,159	2,017
Total Investments	$12,817	$2,877	$15,963	$7,212

The tables below present quantitative information about the significant unobservable inputs of the Company’s Level 3 investments as of the following periods. The weighted average range of unobservable inputs is based on fair value of investments. The tables are not intended to be all-inclusive, but instead capture the significant unobservable inputs relevant to the Company’s determination of fair value.

	As of
	June 30, 2025
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$3,797,389	Yield Analysis	Market Yield	6.6% - 17.8% (9.4%)	Decrease
	$302,383	Recent Transaction	Transaction Price	98.5% - 99.8% (99.3%)	Increase
Second-lien senior secured debt investments	$98,532	Yield Analysis	Market Yield	12.1% - 27.3% (19.3%)	Decrease
	$24,750	Recent Transaction	Transaction Price	99.0%	Increase
Unsecured debt investments	$61,279	Yield Analysis	Market Yield	10.9% - 14.1% (12.4%)	Decrease
Preferred equity investments	$129,530	Yield Analysis	Market Yield	11.7% - 25.0% (14.2%)	Decrease
	$13,390	Recent Transaction	Transaction Price	97.5%	Increase
	$26,286	Market Approach	Revenue	5.0x - 16.5x (10.7x)	Increase
Common equity investments	$25,863	Market Approach	Revenue	6.0x - 13.5x (10.4x)	Increase
	$29,825	Market Approach	EBITDA Multiple	8.1x - 27.0x (12.6x)	Increase
	$41	Option Pricing Model	Volatility	70.0%	Increase
	$2,502	Recent Transaction	Transaction Price	100.0% - 171.6% (145.7%)	Increase

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of
	December 31, 2024
($ in thousands)	Fair Value	Valuation Technique	Unobservable Input	Range (Weighted Average)	Impact to Valuation from an Increase in Input
First-lien senior secured debt investments	$3,276,769	Yield Analysis	Market Yield	6.8% - 18.5% (10.3%)	Decrease
	$324,908	Recent Transaction	Transaction Price	98.0% - 100.0% (99.2%)	Increase
Second-lien senior secured debt investments	$122,347	Yield Analysis	Market Yield	11.4% - 21.9% (16.1%)	Decrease
Unsecured debt investments	$59,333	Yield Analysis	Market Yield	11.5% - 14.7% (13.0%)	Decrease
Preferred equity investments	$150,250	Yield Analysis	Market Yield	12.3% - 25.5% (15.3%)	Decrease
	$24,330	Market Approach	Revenue	6.0x - 18.0x (12.2x)	Increase
Common equity investments	$25,642	Market Approach	Revenue	6.3x - 14.5x (10.7x)	Increase
	$26,453	Market Approach	EBITDA Multiple	8.0x - 28.5x (13.3x)	Increase
	$49	Option Pricing Model	Volatility	70%	Increase

The fair value of the Company’s performing Level 3 debt investments is typically determined utilizing a yield analysis. In a yield analysis, a price is ascribed for each investment based upon an assessment of current and expected market yields for similar investments and risk profiles. Additional consideration is given to the expected life, portfolio company performance since close, and other terms and risks associated with an investment. Among other factors, a determinant of risk is the amount of leverage used by the portfolio company relative to its total enterprise value, and the rights and remedies of the Company’s investment within the portfolio company’s capital structure.
When the debtor is not performing or when there is insufficient value to cover the investment, the Company may utilize a net recovery approach to determine the fair value of debt investments in subject companies. A net recovery analysis typically consists of two steps. First, the total enterprise value for the subject company is estimated using standard valuation approaches, most commonly the market approach. Second, the fair value for each investment in the subject company is then estimated by allocating the subject company’s total enterprise value to the outstanding securities in the capital structure based upon various factors, including seniority, preferences, and other features if deemed relevant to each security in the capital structure.
Significant unobservable quantitative inputs typically used in the fair value measurement of the Company’s Level 3 debt investments primarily include current market yields, including relevant market indices, but may also include quotes from brokers, dealers, and pricing services as indicated by comparable investments. For the Company’s Level 3 equity investments, a market approach, based on comparable financial performance multiples such as publicly-traded company and comparable market transaction multiples of revenues, EBITDA, or some combination thereof and comparable market transactions typically would be used.
Debt Not Carried at Fair Value
Fair value is estimated by discounting remaining payments using applicable current market rates, which take into account changes in the Company’s marketplace credit ratings, or market quotes, if available. The tables below present the carrying and fair values of the Company’s debt obligations as of the following periods:

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of			As of
	June 30, 2025			December 31, 2024
($ in thousands)	Net Carrying Value(1)	Debt Issuance Costs	Fair Value	Net Carrying Value(1)	Debt Issuance Costs	Fair Value
Revolving Credit Facility	$487,465	$(8,752)	$487,465	$490,482	$(9,507)	$490,482
SPV Asset Facility I	457,528	(6,472)	457,528	437,697	(7,303)	437,697
SPV Asset Facility II	356,937	(4,063)	356,937	470,472	(4,528)	470,472
SPV Asset Facility III	367,762	(7,238)	367,762	310,257	(4,743)	310,257
SPV Asset Facility IV	326,953	(3,047)	326,953	—	—	—
Athena CLO III	267,740	(2,260)	267,740	267,634	(2,366)	267,634
Series 2023A Notes	99,589	(411)	100,000	99,388	(612)	100,000
Series 2023B-A Notes	99,357	(643)	100,000	99,267	(733)	100,000
Series 2023B-B Notes	74,565	(435)	75,000	74,425	(575)	75,000
Total Debt	$2,537,896	$(33,321)	$2,539,385	$2,249,622	$(30,367)	$2,251,542

(1) Carrying values are presented net of debt issuance costs.

The table below presents fair value measurements of the Company’s debt obligations as of the following periods:

	As of
($ in thousands)	June 30, 2025	December 31, 2024
Level 1	$—	$—
Level 2	—	—
Level 3	2,539,385	2,251,542
Total Debt	$2,539,385	$2,251,542

Financial Instruments Not Carried at Fair Value
As of June 30, 2025 and December 31, 2024, the carrying amounts of the Company’s other assets and liabilities approximate fair value due to their short term maturities. These financial instruments would be categorized as Level 3 within the fair value hierarchy.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 7. Commitments and Contingencies
Portfolio Company Commitments
From time to time, the Company may enter into commitments to fund investments in the form of revolving credit, delayed draw, or equity commitments, which require the Company to provide funding when requested by portfolio companies in accordance with underlying loan agreements. The Company had the following outstanding commitments as of the following periods:

	As of
($ in thousands)	June 30, 2025	December 31, 2024
Total unfunded revolving loan commitments	$298,852	$249,744
Total unfunded delayed draw loan commitments	410,019	294,241
Total unfunded revolving and delayed draw loan commitments	$708,871	$543,985

Total unfunded equity commitments	$11,727	$446

Total unfunded commitments	$720,598	$544,431
As of June 30, 2025, the Company believed it had adequate financial resources to satisfy the unfunded portfolio company commitments.
Organizational and Offering Costs
The table below presents the total amount of organization and offering costs, inclusive of organization and offering costs deferred under the expense deferral agreement, incurred by the Adviser and its affiliates since inception and charged to the Company as of the following dates:

	As of
	June 30, 2025	December 31, 2024
($ in thousands)
Organizational and Offering Costs incurred by the Adviser	$4,932	$4,769
Organizational and Offering Costs charged to the Company(1)	$4,932	$3,039
(1) As of June 30, 2025, $3.8 million relates to offering costs and $1.1 million relates to organizational costs. The organizational costs were incurred by the Adviser prior to the Company meeting the first installment of the Expense Deferral Agreement. The organizational costs were subsequently incurred in the Consolidated Statements of Operations as professional fees and other general and administrative as the Company met the expense deferral installments applicable for those periods.
Under the Investment Advisory Agreement, there will be no liability on the Company’s part for the offering or organization costs funded by the Adviser or its affiliates until the Company has satisfied the minimum offering requirement. At such time, the Adviser will be entitled to receive up to 1.5% of gross offering proceeds raised in the Company’s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered.

The table below presents the total amount of organization and offering costs incurred by the Adviser and its affiliates and charged to the Company for the following periods:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
($ in thousands)
Organizational and Offering Costs incurred by the Adviser	$88	$59	$163	$151
Organizational and Offering Costs charged to the Company	$88	$1,384	$731	$2,045

Expense Deferral Agreement
The Adviser has agreed to incur and pay certain expenses pursuant to the Expense Deferral Agreement prior to April 30, 2023. The Company will be obligated to reimburse the aggregate amount of expenses previously paid by the Adviser in eighteen equal installments, upon meeting specified conditions.
The table below presents the total amount of expenses incurred by the Adviser under the Expense Deferral Agreement as of the following periods:

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	As of
	June 30, 2025	December 31, 2024
($ in thousands)
Expenses incurred by the Adviser	$7,679	$7,679
Organizational and Offering Costs incurred by the Adviser	4,299	4,299
Total Expenses incurred by the Adviser	$11,978	$11,978

The first installment became an obligation of the Company on December 1, 2023, when the Company reached $1.75 billion in Net Subscriptions received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75.0 million in Net Subscriptions received from the sale of the Company’s common shares thereafter.
The table below presents the number of installments and the amount the Company became obligated to reimburse the Adviser for the following periods:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
($ in thousands)
Number of installments met by the Company	0	7	3	10

Expenses reimbursed to the Adviser	$—	$3,333	$1,428	$4,761
Organizational and Offering costs reimbursed to the Adviser	—	1,326	568	1,894
Total Expenses reimbursed to the Adviser	$—	$4,659	$1,996	$6,655
As of March 31, 2025, the Company met the final installment under the expense deferral agreement and there were no expenses remaining as of June 30, 2025. As of December 31, 2024, the total remaining expenses under the expense deferral agreement were $2.0 million, which represents the equivalent of three remaining installments. As of June 30, 2025, Net Subscriptions received from the sale of the Company's common shares were $3.0 billion. See Note 3 “Agreements and Related Party Transactions.”
Warehouse Facility with Macquarie
On March 21, 2022, the Board approved that the Company may enter into multiple purchase agreements with Macquarie US Trading LLC (“Macquarie”) and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing Providers”). Under the purchase agreements, the Company had forward obligations to settle the purchase of certain investments (the “Warehouse Investments”) from the Financing Providers, each of whom was obligated to settle the sale of such investments subject to the following conditions: (a) that the Company has received a minimum of $450.0 million of subscriptions; and (b) that the Board has approved the purchase of the specific Warehouse Investments (collectively, the “Warehouse Conditions”).
Prior to such time as the Company satisfied the Warehouse Conditions, its obligations under the purchase agreements were guaranteed by an affiliate of the Adviser. On May 10, 2022, conditions under the purchase agreement with Macquarie were met and the Company was obligated to settle $129.2 million of funded principal at the end of the respective minimum day count for each warehouse investment. As of June 8, 2022, the Company settled the 4 warehouse investments that the Financing Providers purchased having an aggregate funded principal of $129.2 million and aggregate cost of $127.0 million. As of June 30, 2025, there were no purchase agreements outstanding with the Financing Providers.
Other Commitments and Contingencies
From time to time, the Company may become a party to certain legal proceedings incidental to the normal course of its business. As of June 30, 2025, management was not aware of any material pending or threatened litigation that would require accounting recognition or financial statement disclosure.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 8. Net Assets
Authorized Capital and Share Class Description
In connection with its formation, the Company has the authority to issue the following shares:

Classification	Number of Shares	Par Value
Class S Shares	1,000,000,000	$0.01
Class D Shares	1,000,000,000	$0.01
Class I Shares	1,000,000,000	$0.01
Total	3,000,000,000
The Company’s Class S shares are not subject to upfront selling commissions; however, if Class S shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 3.5% of the net offering price per share for each Class S share. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company`s Class S shares are subject to annual ongoing services fees of 0.85% of the current net asset value of such shares, as determined in accordance with FINRA rules.
The Company’s Class D shares are not subject to upfront selling commissions; however, if Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charge to 1.5% of the net offering price per share of each Class D share. Pursuant to a distribution plan adopted by the Company in compliance with Rules 12b-1 and 17d-3 under the 1940 Act, as if those rules applied to the Company, the Company’s Class D shares are subject to annual ongoing services fees of 0.25% of the current net asset value of such shares, as determined in accordance with FINRA rules.
The Company’s Class I shares are not subject to upfront selling commissions or annual ongoing service fees.
Common Stock Activity
The tables below present transactions with respect to shares of the Company’s common stock for the following periods:

	For the Three Months Ended June 30, 2025
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	6,284,206	$65,309	160,899	$1,660	3,819,555	$39,451	10,264,660	$106,420
Shares/gross proceeds from the private placements	—	—	—	—	5,386,256	55,671	5,386,256	55,671
Share transfer between classes(1)	(229,244)	(2,368)	—	—	229,244	2,368	—	—
Reinvestment of distributions	968,037	10,010	10,708	111	2,316,031	23,930	3,294,776	34,051
Repurchased shares	(1,572,626)	(16,306)	—	—	(12,624,263)	(130,914)	(14,196,889)	(147,220)
Total shares/gross proceeds	5,450,373	56,645	171,607	1,771	(873,177)	(9,494)	4,748,803	48,922
Sales load	—	(388)	—	—	—	—	—	(388)
Total shares/net proceeds	5,450,373	$56,257	171,607	$1,771	(873,177)	$(9,494)	4,748,803	$48,534
(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	For the Six Months Ended June 30, 2025
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	15,052,328	$156,998	319,386	$3,310	7,840,533	$81,312	23,212,247	$241,620
Shares/gross proceeds from the private placements	—	—	—	—	23,969,341	249,064	23,969,341	249,064
Share transfer between classes(1)	(526,383)	(5,465)	—	—	526,383	5,465	—	—
Reinvestment of distributions	1,860,602	19,305	19,848	207	4,640,419	48,136	6,520,869	67,648
Repurchased shares	(3,087,428)	(31,968)	(14,197)	(147)	(20,624,990)	(213,642)	(23,726,615)	(245,757)
Total shares/gross proceeds	13,299,119	138,870	325,037	3,370	16,351,686	170,335	29,975,842	312,575
Sales load	—	(793)	—	—	—	—	—	(793)
Total shares/net proceeds	13,299,119	$138,077	325,037	$3,370	16,351,686	$170,335	29,975,842	$311,782

(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Three Months Ended June 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	9,754,122	$102,460	37,628	$393	6,132,251	$64,076	15,924,001	$166,929
Shares/gross proceeds from the private placements	—	—	—	—	31,833,145	332,816	31,833,145	332,816
Share transfer between classes(1)	(33,654)	(352)	—	—	33,654	352	—	—
Reinvestment of distributions	595,927	6,228	10,477	109	1,691,692	17,682	2,298,096	24,019
Repurchased shares	(1,078,644)	(11,239)	(16,239)	(169)	(2,503,435)	(26,086)	(3,598,318)	(37,494)
Total shares/gross proceeds	9,237,751	97,097	31,866	333	37,187,307	388,840	46,456,924	486,270
Sales load	—	(494)	—	—	—	—	—	(494)
Total shares/net proceeds	9,237,751	$96,603	31,866	$333	37,187,307	$388,840	46,456,924	$485,776

(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	For the Six Months Ended June 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	16,178,786	$169,526	74,194	$774	7,916,472	$82,615	24,169,452	$252,915
Shares/gross proceeds from the private placements	—	—	—	—	48,764,616	508,753	48,764,616	508,753
Share transfer between classes(1)	(794,705)	(8,267)	(1,310,646)	(13,605)	2,105,351	21,872	—	—
Reinvestment of distributions	1,083,003	11,288	25,005	259	3,113,663	32,456	4,221,671	44,003
Repurchased shares	(1,266,202)	(13,197)	(16,239)	(169)	(3,772,553)	(39,336)	(5,054,994)	(52,702)
Total shares/gross proceeds	15,200,882	159,350	(1,227,686)	(12,741)	58,127,549	606,360	72,100,745	752,969
Sales load	—	(801)	—	—	—	—	—	(801)
Total shares/net proceeds	15,200,882	$158,549	(1,227,686)	$(12,741)	58,127,549	$606,360	72,100,745	$752,168

(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

In accordance with the Company’s share pricing policy, the Company will modify its public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that it not sell shares at a net offering price below the net asset value per share unless the Company obtains the requisite approval from its shareholders.
The changes to the Company’s offering price per share since the commencement of the Company’s initial continuous public offering and associated effective dates of such changes were as follows:

For the Three and Six Months Ended June 30, 2025
	Class S			Class D			Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2025	$10.42	$—	$10.42	$10.42	$—	$10.42	$10.42	$—	$10.42
February 3, 2025	$10.43	$—	$10.43	$10.43	$—	$10.43	$10.43	$—	$10.43
March 3, 2025	$10.39	$—	$10.39	$10.39	$—	$10.39	$10.39	$—	$10.39
April 1, 2025	$10.34	$—	$10.34	$10.34	$—	$10.34	$10.34	$—	$10.34
May 1, 2025	$10.31	$—	$10.31	$10.31	$—	$10.31	$10.31	$—	$10.31
June 2, 2025	$10.35	$—	$10.35	$10.35	$—	$10.35	$10.35	$—	$10.35
(1) Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2) Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

For the Three and Six Months Ended June 30, 2024
	Class S			Class D			Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2024	$10.38	$—	$10.38	$10.38	$—	$10.38	$10.38	$—	$10.38
February 1, 2024	$10.39	$—	$10.39	$10.39	$—	$10.39	$10.39	$—	$10.39
March 1, 2024	$10.40	$—	$10.40	$10.40	$—	$10.40	$10.40	$—	$10.40
April 1, 2024	$10.44	$—	$10.44	$10.44	$—	$10.44	$10.44	$—	$10.44
May 1, 2024	$10.45	$—	$10.45	$10.45	$—	$10.45	$10.45	$—	$10.45
June 3, 2024	$10.47	$—	$10.47	$10.47	$—	$10.47	$10.47	$—	$10.47
(1) Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2) Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

Distributions
The Board intends to authorize and declare monthly distribution amounts per share of common stock, payable monthly in arrears.
The tables below present cash distributions per share that were recorded for the following periods:

For the Three and Six Months Ended June 30, 2025
Declaration Date(1)	Record Date	Payment Date	Distribution Per Share(2)	Distribution Amount(3)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 5, 2024	January 31, 2025	February 25, 2025	$0.074775	$4,907	$116	$16,780
February 18, 2025	February 28, 2025	March 25, 2025	0.074775	5,136	117	17,249
February 18, 2025	March 31, 2025	April 24, 2025	0.074775	5,219	120	17,539
February 18, 2025	March 31, 2025	April 24, 2025	0.020000	1,555	33	4,691
February 18, 2025	April 30, 2025	May 23, 2025	0.074775	5,440	122	17,769
May 6, 2025	May 31, 2025	June 25, 2025	0.074775	5,592	131	18,086
May 6, 2025	June 30, 2025	July 24, 2025	0.074775	5,609	132	17,469
May 6, 2025	June 30, 2025	July 24, 2025	0.010000	832	18	2,337
		Total	$0.478650	$34,290	$789	$111,920
(1) On May 6, 2025, the Company’s board of directors declared a distribution of $0.074775 per share, payable on or before August 31, 2025 to shareholders of record as of July 31, 2025.
(2) Distributions per share are gross of shareholder servicing fees.
(3) Distribution amounts are net of shareholder servicing fees.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

For the Three and Six Months Ended June 30, 2024
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 20, 2023	January 31, 2024	February 23, 2024	$0.074775	$2,870	$92	$10,742
February 21, 2024	February 29, 2024	March 22, 2024	0.074775	3,035	95	11,459
February 21, 2024	March 29, 2024	April 23, 2024	0.074775	3,126	95	11,897
February 21, 2024	March 29, 2024	April 23, 2024	0.030000	1,394	39	4,773
February 21, 2024	April 30, 2024	May 22, 2024	0.074775	3,379	97	13,017
May 7, 2024	May 31, 2024	June 26, 2024	0.074775	3,579	97	13,714
May 7, 2024	June 28, 2024	July 24, 2024	0.074775	3,752	98	14,677
May 7, 2024	June 28, 2024	July 24, 2024	0.030000	1,671	40	5,889
		Total	$0.508650	$22,806	$653	$86,168
(1) Distributions per share are gross of shareholder servicing fees.
(2) Distribution amounts are net of shareholder servicing fees.

The Company has adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of the Company's common stock, rather than receiving the cash distribution. The Company expects to use newly issued shares to implement the distribution reinvestment plan.
The Company may fund its cash distributions to shareholders from any source of funds available to it, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed the Company's accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs. Prior to the termination of the Expense Support Agreement on March 7, 2023, a portion of the Company's distributions resulted from expense support from the Adviser. The purpose of this arrangement was to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes.
Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.
The tables below presents the source of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock for the following periods:

	For the Six Months Ended June 30, 2025
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.466703	$147,973	100.7%
Net realized gain on investments	—	—	—%
Distributions in excess of net investment income/(undistributed net investment income)	0.011947	(974)	(0.7)%
Total	$0.478650	$146,999	100.0%
(1) Distributions per share are gross of shareholder servicing fees. Net investment income per share includes shareholder servicing fees.
(2) Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

	For the Six Months Ended June 30, 2024
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.542447	$118,479	108.1%
Net realized gain (loss) on investments	—	—	—%
Distributions in excess of net investment income/(undistributed net investment income)	(0.033797)	(8,852)	(8.1)%
Total	$0.508650	$109,627	100.0%
(1) Distributions per share are gross of shareholder servicing fees.
(2) Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Share Repurchases
The Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, the Company may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. The Company has commenced a share repurchase program pursuant to which the Company intends to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by the Company pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares.
The Company intends to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its outstanding shares of common stock. Any periodic repurchase offers are subject in part to the Company’s available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While the Company intends to continue to conduct quarterly tender offers as described above, the Company is not required to do so and may suspend or terminate the share repurchase program at any time.

The tables below presents the share repurchase activity of the Company:

For the Three and Six Months Ended June 30, 2025
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 26, 2025	I	March 31, 2025	$82,728	$10.34	8,000,727
February 26, 2025	S	March 31, 2025	15,662	$10.34	1,514,802
February 26, 2025	D	March 31, 2025	147	$10.34	14,197
May 23, 2025	I	June 30, 2025	130,914	$10.37	12,624,263
May 23, 2025	S	June 30, 2025	16,306	$10.37	1,572,626
Total			$245,757		23,726,615

For the Three and Six Months Ended June 30, 2024
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 27, 2024	I	March 29, 2024	$13,250	$10.44	1,269,118
February 27, 2024	S	March 29, 2024	1,958	$10.44	187,558
May 23, 2024	I	June 28, 2024	26,086	$10.42	2,503,435
May 23, 2024	S	June 28, 2024	11,239	$10.42	1,078,644
May 23, 2024	D	June 28, 2024	169	$10.42	16,239
Total			$52,702		5,054,994

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 9. Earnings Per Share
The tables below presents the computation of basic and diluted earnings per common share for the following periods:

	For the Three Months Ended June 30,
	2025			2024
($ in thousands, except per share amounts)	Class S	Class D	Class I	Class S	Class D	Class I
Increase (decrease) in net assets resulting from operations	$20,323	$466	$64,313	$11,527	$309	$44,234
Weighted average shares of common stock outstanding—basic and diluted	82,517,692	1,765,605	241,165,082	53,093,371	1,341,873	184,563,221
Earnings (loss) per common share—basic and diluted	$0.25	$0.26	$0.27	$0.21	$0.23	$0.24

	For the Six Months Ended June 30,
	2025			2024
($ in thousands, except per share amounts)	Class S	Class D	Class I	Class S	Class D	Class I
Increase (decrease) in net assets resulting from operations	$30,819	$717	$101,570	$24,541	$710	$91,666
Weighted average shares of common stock outstanding—basic and diluted	79,039,491	1,693,430	236,327,342	48,833,191	1,330,741	168,251,823
Earnings (loss) per common share—basic and diluted	$0.39	$0.42	$0.43	$0.50	$0.53	$0.55

Note 10. Income Taxes
The Company has elected to be treated as a RIC under Subchapter M of the Code, and the Company intends to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, the Company must, among other things, distribute to its shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. To maintain its tax treatment as a RIC, the Company, among other things, intends to make the requisite distributions to its shareholders, which generally relieves the Company from U.S. federal income taxes at corporate rates.
Depending on the level of taxable income earned in a tax year, the Company can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that the Company determines that its estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, the Company will accrue excise tax on estimated excess taxable income.
For the three and six months ended June 30, 2025, the Company did not record U.S. federal excise tax expense. For the three and six months ended June 30, 2024, the Company recorded $0.2 million and $0.2 million of U.S. federal excise tax, respectively.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 11. Financial Highlights
The table below presents the financial highlights for a common share outstanding for the following periods:

	For the Six Months Ended June 30,
	2025			2024
($ in thousands, except share and per share amounts)	Class S common stock	Class D common stock	Class I common stock	Class S common stock	Class D common stock	Class I common stock
Per share data:
Net asset value, at beginning of period	$10.42	$10.42	$10.42	$10.38	$10.38	$10.38
Results of operations:
Net investment income(1)	0.43	0.47	0.48	0.51	0.53	0.55
Net realized and unrealized gain (loss)(2)	(0.05)	(0.05)	(0.05)	(0.01)	0.01	—
Net increase (decrease) in net assets resulting from operations	0.38	0.42	0.43	0.50	0.54	0.55
Shareholder distributions:
Distributions from net investment income(3)	(0.43)	(0.47)	(0.48)	(0.46)	(0.50)	(0.51)
Distributions from net realized gains(7)	—	—	—	—	—	—
Net increase (decrease) in net assets from shareholders' distributions	(0.43)	(0.47)	(0.48)	(0.46)	(0.50)	(0.51)
Total increase (decrease) in net assets	(0.05)	(0.05)	(0.05)	0.04	0.04	0.04
Net asset value, at end of period	$10.37	$10.37	$10.37	$10.42	$10.42	$10.42

Total Return(4)	3.8%	4.1%	4.2%	4.9%	5.3%	5.4%

Ratios
Ratio of net expenses to average net assets(5)(6)	9.0%	8.2%	8.3%	10.8%	11.2%	9.8%
Ratio of net investment income to average net assets(6)	8.6%	9.2%	9.6%	10.2%	10.5%	10.9%
Portfolio turnover rate	22.5%	22.5%	22.5%	28.1%	28.1%	28.1%

Supplemental Data
Weighted-average shares outstanding	79,039,491	1,693,430	236,327,342	48,833,191	1,330,741	168,251,823
Shares outstanding, end of period	83,196,607	1,823,268	233,680,195	55,715,685	1,344,032	196,286,497
Net assets, end of period	$862,831	$18,905	$2,424,233	$580,820	$14,011	$2,046,230
(1)The per share data was derived using the weighted average shares outstanding during the period.
(2)The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.
(3)The per share data was derived using actual shares outstanding at the date of the relevant transaction.
(4)Total return is not annualized. An investment in the Company is subject to maximum upfront sales load of 3.5% and 1.5% for Class S and Class D common stock, respectively, of the offering price, which will reduce the amount of capital available for investment. Class I common stock is not subject to upfront sales load. Total return displayed is net of all fees, including all operating expenses such as management fees, incentive fees, general and administrative expenses, organization and amortized

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

offering expenses, and interest expenses. Total return is calculated as the change in net asset value (“NAV”) per share (assuming dividends and distributions, if any, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV per share (which for the purposes of this calculation is equal to the net offering price in effect at that time).
(5)Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables. For the six months ended June 30, 2025, the total operating expenses to average net assets were 9.0%, 8.2%, 8.3% for Class S, Class D and Class I common stock, respectively, prior to management fee waivers, if any. For the six months ended June 30, 2024, the total operating expenses to average net assets were 10.8%, 11.2%, 9.8% for Class S, Class D and Class I common stock, respectively, prior to management fee waivers, if any.
(6)The ratio reflects an annualized amount for the six months ended June 30, 2025, and 2024, except in the case of non-recurring expenses (e.g. initial organization expenses) and offering expenses, where applicable.
(7)The distributions from net realized gain (loss) on investments per share for the six months ended June 30, 2025, and 2024, rounds to less than $0.01 per share, respectively.

Blue Owl Technology Income Corp.
Notes to Consolidated Financial Statements (Unaudited) - Continued

Note 12. Subsequent Events
The Company’s management evaluated subsequent events through the date of these financial statements. There have been no subsequent events to disclose except for the following:
Distribution
On August 5, 2025, our Board declared a distribution of $0.074775 per share, payable on or before September 30, 2025 to the shareholders of record as of August 29, 2025, a distribution of $0.074775 per share, payable on or before October 31, 2025 to the shareholders of record as of September 30, 2025, a distribution of $0.074775 per share, payable on or before November 30, 2025 to the shareholders of record as of October 31, 2025, and a special distribution of $0.010000 per share payable on or before October 31, 2025 to the shareholders of record as of September 30, 2025.
Equity Raise Proceeds
As of August 7, 2025, the Company has issued approximately 86.6 million shares of its Class S common stock, approximately 269.2 million shares of its Class I common stock and approximately 3.3 million shares of its Class D common stock and has raised total gross proceeds of approximately $895.0 million, $2.8 billion, and $34.2 million, respectively, including seed capital of $1,000 contributed by its Adviser in September 2021 and approximately $50.0 million in gross proceeds raised from entities affiliated with the Adviser. In addition, the Company has received $62.3 million in subscription payments which the Company accepted on August 4, 2025, which are pending the Company’s determination of the net asset value per share applicable to such purchase.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
The information contained in this section should be read in conjunction with “ITEM 1. FINANCIAL STATEMENTS”. This discussion contains forward-looking statements, which relate to future events or the future performance or financial condition of Blue Owl Technology Income Corp. and involves numerous risks and uncertainties, including, but not limited to, those described in our Form 10-K for the fiscal year ended December 31, 2024 in “ITEM 1A. RISK FACTORS”. This discussion also should be read in conjunction with the “Cautionary Statement Regarding Forward Looking Statements” set forth on page 3 of this Quarterly Report on Form 10-Q. Actual results could differ materially from those implied or expressed in any forward-looking statements.
Overview
Blue Owl Technology Income Corp. (the “Company”, “we”, “us”, or “our”) is an externally managed, non-diversified closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Formed as a Maryland corporation on June 22, 2021, we were advised by Blue Owl Technology Credit Advisors LLC (“OTCA”) from October 1, 2021 to November 30, 2021. As of November 30, 2021, we are advised by Blue Owl Technology Credit Advisors II LLC (our “Adviser”or “OTCA II”). The Adviser is registered as an investment adviser with the Securities and Exchange Commission (“SEC”). We have elected to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. On December 9, 2021, we formed a wholly-owned subsidiary, OR Tech Lending IC LLC, a Delaware limited liability company, which holds a California finance lenders license. OR Tech Lending IC LLC makes loans to borrowers headquartered in California. From time to time we may form wholly-owned subsidiaries to facilitate the normal course of business.
We are managed by our Adviser. Our Adviser is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and part of Blue Owl’s Credit platform, which includes several strategies, including direct lending, alternative credit, investment grade credit, liquid credit and other adjacent investment strategies. Our Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our Board, our Adviser manages the day-to-day operations of, and provides investment advisory and management services, to us. The Adviser or its affiliates may engage in certain origination activities and receive attendant arrangement, structuring or similar fees. Our Adviser is responsible for managing our business and activities, including sourcing investment opportunities, conducting research, performing diligence on potential investments, structuring our investments, and monitoring our portfolio companies on an ongoing basis through a team of investment professionals.
We rely on an exemptive order issued to an affiliate of the Adviser that permits us to offer multiple classes of shares of common stock and to impose asset-based servicing and distribution fees and early withdrawal fees. We are currently offering on a continuous basis up to $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock. The share classes have different upfront selling commissions and ongoing servicing fees. Each class of common stock will be offered through Blue Owl Securities LLC (d/b/a Blue Owl Securities) (the “Dealer Manager”). No upfront selling commission, dealer manager fees, or other similar placement fees will be paid to us or the Dealer Manager with respect to the Class S and Class D shares, however, if such Class S shares or Class D shares are purchased through certain financial intermediaries, those financial intermediaries may directly charge transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that the selling agents limit such charges to 3.50% of the net offering price per share for each Class S share and 1.50% of the net offering price per share for each Class D share. Class I shares are not subject to upfront selling commissions. Class S, Class D and Class I shares were offered at initial purchase prices per share of $10.00. Thereafter, the purchase price per share for each class of common stock will vary and will not be sold at a price below our net asset value per share of such class, as determined in accordance with our share pricing policy, plus applicable upfront selling commissions.
We were initially funded on September 30, 2021, when an affiliate of the Adviser (“the Initial Shareholder”) purchased 100 shares of our Class I common stock at $10.00 per share, which represents the initial public offering price. On May 2, 2022, we met the minimum offering requirement, commenced operations and commenced our initial public offering of up to $5,000,000,000 in any combination of amount of shares of Class S, Class D and Class I common stock. On February 3, 2025, we commenced our follow-on offering pursuant to which we are currently offering on a continuous basis up to $5,000,000,000 in any combination of Class S, Class D and Class I common shares.
Since meeting the minimum offering requirement and commencing our continuous public offering through June 30, 2025, we have issued 85,507,732 shares of Class S common stock, 3,137,052 shares of Class D common stock, and 38,255,407 shares of Class I common stock, exclusive of any tender offers and shares issued pursuant to our distribution reinvestment plan, for gross proceeds of $883.4 million, $32.0 million, and $392.5 million, respectively, including $1,000 of seed capital contributed by its Initial Shareholder. We have issued 229,689,431 shares of our Class I common stock to feeder vehicles primarily created to hold our Class I shares in a Private Offering and raised gross proceeds of approximately $2.3 billion.
Blue Owl consists of three product platforms: (1) Credit, (2) GP Strategic Capital, which primarily focuses on acquiring equity stakes in, or providing debt financing to, large, multi-product private equity and private credit firms, and (3) Real Assets, which primarily focuses on the strategies of net lease real estate, real estate credit and digital infrastructure, which focuses on acquiring, financing, developing and operating data centers and related digital infrastructure assets. The direct lending strategy of Blue Owl’s Credit platform is comprised of the Adviser, OTCA, Blue Owl Credit Advisors LLC (“OCA”), Blue Owl Diversified Credit Advisors LLC (“ODCA”), and Blue Owl Credit Private Fund

Advisors LLC (“OPFA” and together with the Adviser, OCA, ODCA and OTCA, the “Blue Owl Credit Advisers”), which are also investment advisers. As of June 30, 2025, the Adviser and its affiliates had $145.5 billion in assets under management across Blue Owl’s Credit platform.
The management of our investment portfolio is the responsibility of the Adviser and the Technology Lending Investment Committee. The Investment Team is also led by Douglas I. Ostrover, Marc S. Lipschultz and Craig W. Packer and is supported by certain members of the Adviser’s senior executive team and Blue Owl’s Credit platform’s investment committees. Blue Owl’s Credit platform has four investment committees each of which focuses on a specific investment strategy (Diversified Lending, Technology Lending, First Lien Lending and Opportunistic Lending). Douglas I. Ostrover, Marc S. Lipschultz, Craig W. Packer and Alexis Maged sit on each of Blue Owl’s Credit platform’s investment committees. In addition to Messrs. Ostrover, Lipschultz, Packer and Maged, the Technology Lending Investment Committee is comprised of Erik Bissonnette, Pravin Vazirani, Jon ten Oever and Arthur Martini. We consider the individuals on the Technology Lending Investment Committee to be our portfolio managers. The Investment Team, under the Technology Lending Investment Committee’s supervision, sources investment opportunities, conducts research, performs due diligence on potential investments, structures our investments and will monitor our portfolio companies on an ongoing basis.
The Technology Lending Investment Committee meets regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by the Adviser on our behalf. In addition, the Technology Lending Investment Committee reviews and determines whether to make prospective investments (including approving parameters or guidelines pursuant to which investments in broadly syndicated loans may be bought and sold), structures financings and monitors the performance of the investment portfolio. Each investment opportunity requires the approval of a majority of the Technology Lending Investment Committee. Follow-on investments in existing portfolio companies may require the Technology Lending Investment Committee’s approval beyond that obtained when the initial investment in the portfolio company was made. In addition, temporary investments, such as those in cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less, may require approval by the Technology Lending Investment Committee. The compensation packages of the Technology Lending Investment Committee members from the Adviser include various combinations of discretionary bonuses and variable incentive compensation based primarily on performance for services provided and may include shares of Blue Owl.
In addition, we and the Adviser have entered into a dealer manager agreement with Blue Owl Securities and certain participating broker-dealers to solicit capital (the “Dealer Manager Agreement”).
We may be prohibited under the Investment Company Act of 1940, as amended (the “1940 Act”) from participating in certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. We, the Adviser and certain of our affiliates were granted an order for exemptive relief that permitted co-investing with our affiliates subject to various approvals of the Board and other conditions. On May 6, 2025, we, the Adviser and certain of our affiliates were granted a new order for exemptive relief that superseded the prior order for exemptive relief (the “Order”) by the SEC for us to co-invest with other funds managed by the Adviser or certain affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. Pursuant to the Order, we generally are permitted to co-invest with certain of our affiliates if such co-investments are done on the same terms and at the same time, as further detailed in the Order. The Order requires that a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Board make certain findings (1) in most instances when we co-invest with our affiliates in an issuer where our affiliate has an existing investment in the issuer, and (2) if we dispose of an asset acquired in a transaction under the Order unless the disposition is done on a pro rata basis. Pursuant to the Order, the Board will oversee our participation in the co-investment program. As required by the Order, we have adopted, and the Board has approved, policies and procedures reasonably designed to ensure compliance with the terms of the Order, and the Adviser and our Chief Compliance Officer will provide reporting to the Board.
The Blue Owl Credit Advisers’ allocation policy seeks to ensure equitable allocation of investment opportunities over time between us and other funds managed by our Adviser or its affiliates. As a result of the Order, there could be significant overlap in our investment portfolio and investment portfolios of BDCs, private funds and separately managed accounts managed by the Blue Owl Credit Advisers (collectively, the “Blue Owl Credit Clients”) and/or other funds managed by the Adviser or its affiliates that avail themselves of the Order and have an investment objective similar to ours.
We have elected to be regulated as a BDC under the 1940 Act and have elected to be regulated as a RIC for tax purposes under the Code. As a result, we are required to comply with various statutory and regulatory requirements, such as:
•the requirement to invest at least 70% of our assets in “qualifying assets”, as such term is defined in the 1940 Act;
•source of income limitations;
•asset diversification requirements; and
•the requirement to distribute (or be treated as distributing) in each taxable year at least the sum of 90% of our investment company taxable income and tax-exempt interest for that taxable year.

Key Components of Our Results of Operations

Investments
We focus primarily on originating and making debt and equity investments in technology-related (specifically software) companies based primarily in the United States.
Our level of investment activity (both the number of investments and the size of each investment) can and will vary substantially from period to period depending on many factors, including the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity for such companies, the general economic environment and the competitive environment for the types of investments we make.
In addition, as part of our risk strategy on investments, we may reduce the levels of certain investments through partial sales or syndication to additional lenders.
Revenues
We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. Our debt investments typically have a term of three to ten years. As of June 30, 2025, 99.2% of our debt investments based on fair value bear interest at a floating rate, subject to interest rate floors, in certain cases. Interest on our debt investments is generally payable either monthly or quarterly.
Our investment portfolio consists primarily of floating rate loans. Macro trends in base interest rates like SOFR, and any other alternative reference rates may affect our net investment income over the long term. However, because we generally intend to originate loans to a small number of portfolio companies each quarter, and those investments may vary in size, our results in any given period, including the interest rate on investments that were sold or repaid in a period compared to the interest rate of new investments made during that period, may be idiosyncratic, and reflect the characteristics of the particular portfolio companies that we invested in or exited during the period and not necessarily any trends in our business or macro trends. Generally, because our portfolio consists primarily of floating rate loans, we expect our earnings to benefit from a prolonged higher rate environment.
Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts under U.S. generally accepted accounting principles (“U.S. GAAP”) as interest income using the effective yield method for term instruments and the straight-line method for revolving or delayed draw instruments. Repayments of our debt investments can reduce interest income from period to period. The frequency or volume of these repayments may fluctuate significantly. We record prepayment premiums on loans as interest income. We may also generate revenue in the form of commitment, loan origination, structuring, or due diligence fees, fees for providing managerial assistance to our portfolio companies and possibly consulting fees.
Dividend income on equity investments is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly traded companies.
Our portfolio activity may also reflect the proceeds from sales of investments. We recognize realized gains or losses on investments based on the difference between the net proceeds from the disposition and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized. We record current period changes in fair value of investments that are measured at fair value as a component of the net change in unrealized gains (losses) on investments in the Consolidated Statements of Operations.
Expenses
Our primary operating expenses include the payment of the management fee, performance based incentive fee, expenses reimbursable under the Administration Agreement and Investment Advisory Agreement, legal and professional fees and other operating expenses. The management fee and performance based incentive fee compensate our Adviser for work in identifying, evaluating, negotiating, closing, monitoring and realizing our investments.
Except as specifically provided below, all investment professionals and staff of the Adviser, when and to the extent engaged in providing investment advisory and management services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, are provided and paid for by the Adviser. We bear our allocable portion of the compensation paid by the Adviser (or its affiliates) to our Chief Compliance Officer and Chief Financial Officer and their respective staffs (based on a percentage of time such individuals devote, on an estimated basis, to our business affairs). We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to (i) investment advisory fees, including management fees and incentive fees, to the Adviser, pursuant to the Investment Advisory Agreement; (ii) our allocable portion of overhead and other expenses incurred by the Adviser in performing its administrative obligations under the Administration Agreement; and (iii) all other expenses of our operations and transactions including, without limitation, those relating to:

•expenses deemed to be “organization and offering expenses” for purposes of Conduct Rule 2310(a)(12) of Financial Industry Regulatory Authority (exclusive of commissions, the dealer manager fee, any discounts and other similar expenses paid by investors at the time of sale of our stock);
•the cost of corporate and organizational expenses relating to offerings of shares of our common stock;
•the cost of calculating our net asset value, including the cost of any third-party valuation services;
•the cost of effecting any sales and repurchases of our common stock and other securities;
•fees and expenses payable under any dealer manager agreements, if any;
•debt service and other costs of borrowings or other financing arrangements;
•costs of hedging;
•expenses, including travel expense, incurred by the Adviser, or members of the investment team, or payable to third parties, performing due diligence on prospective portfolio companies and, if necessary, enforcing our rights;
•escrow agent, transfer agent and custodial fees and expenses;
•fees and expenses associated with marketing efforts;
•federal and state registration fees, any stock exchange listing fees and fees payable to rating agencies;
•federal, state and local taxes;
•independent directors’ fees and expenses, including certain travel expenses;
•costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration fees, listing fees and licenses, and the compensation of professionals responsible for the preparation of the foregoing;
•costs of any reports, proxy statements or other notices to our shareholders (including printing and mailing costs);
•costs of any shareholder or director meetings and the compensation of personnel responsible for the preparation of the foregoing and related matters;
•commissions and other compensation payable to brokers or dealers;
•research and market data;
•fidelity bond, directors’ and officers’ errors and omissions liability insurance and other insurance premiums;
•direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;
•fees and expenses associated with independent audits, outside legal and consulting costs;
•costs of winding up;
•costs incurred in connection with the formation or maintenance of entities or vehicles to hold our assets for tax or other purposes;
•extraordinary expenses (such as litigation or indemnification); and
•costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws.
We expect, but cannot assure, that our general and administrative expenses will increase in dollar terms during periods of asset growth, but will decline as a percentage of total assets during such periods.
Expense Support and Conditional Reimbursement Agreement
On November 30, 2021, we entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with the Adviser, the purpose of which was to ensure that no portion of our distributions to shareholders represented a return of capital for tax purposes. The Expense Support Agreement became effective as of the date that we met the minimum offering requirement, and was terminated by the Adviser on March 7, 2023.
On a quarterly basis, the Adviser reimbursed us for “Operating Expenses” (as defined below) in an amount equal to the excess of our cumulative distributions paid to our shareholders in each quarter over “Available Operating Funds” (as defined below) received by us on account of our investment portfolio during such quarter. Any payments that the Adviser was required to make pursuant to the preceding sentence are referred to herein as an “Expense Payment”.
Under the Expense Support Agreement, “Operating Expenses” was defined as all of our operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. “Available Operating Funds” was defined as the sum of (i) our estimated investment company taxable income (including realized net short-term capital gains reduced by realized net long-term capital losses), (ii) our realized net capital gains (including the excess of realized net long-term capital gains over realized net short-term capital losses) and (iii) dividends and other distributions paid to us on account of preferred and common equity investments in portfolio companies, if any (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
Following any quarter in which Available Operating Funds exceed the cumulative distributions paid by us in respect of such quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we are required to pay such Excess Operating Funds, or a portion thereof, in accordance with the stipulations below, as applicable, to our Adviser, until such time as all Expense Payments made by our Adviser to us within three years prior to the last business day of such quarter have been reimbursed. Any payments required to be made by us are referred to as a “Reimbursement Payment”.
Our obligation to make Reimbursement Payments survives the termination of the Expense Support Agreement. There are no Reimbursement Payments conditionally due from us to the Adviser.

Expense Deferral Agreement
On March 23, 2022, we entered into the expense deferral agreement (the “Expense Deferral Agreement”) with the Adviser, under which the Adviser has agreed to incur and pay all of our expenses, other than amounts used to pay interest expense and shareholder servicing and/or distribution fees, until we met certain conditions related to amount of subscriptions it received. The expenses subject to deferral did not include expenses that (1) were previously classified as Expense Payments or Reimbursement Payments under the Expense Support Agreement, or (2) Organization and Offering Expenses in excess of 1.50% of the gross offering proceeds from the sale of our securities.
On May 9, 2023, the Company and the Adviser amended the Expense Deferral Agreement to provide that the Adviser's obligation to incur and pay the Company’s expenses would cease as of April 30, 2023, and that the Company would repay the expenses previously incurred by the Adviser on the Company’s behalf in eighteen equal installments, upon meeting specified conditions. The first installment became an obligation of the Company on December 1, 2023, when the Company reached $1.75 billion in Net Subscriptions received from the sale of the Company’s common shares, and each of the seventeen remaining installments will become an obligation of the Company for each $75.0 million in Net Subscriptions received from the sale of the Company’s common shares thereafter. The Company recorded zero and $2.0 million of expenses, of which zero and $0.6 million related to organization and offering costs, for the three and six months ended June 30, 2025, respectively. The Company recorded $4.7 million and $6.7 million of expenses, of which $1.3 million and $1.9 million related to organization costs, for the three and six months ended June 30, 2024, respectively.
The Expense Deferral Agreement may be terminated at any time, without the payment of any penalty, by us or the Adviser, with or without notice, and will automatically terminate (i) in the event of the termination of the Investment Advisory Agreement, or (ii) if the Board makes a determination to dissolve or liquidate us. However, our obligation to repay the Adviser the expenses incurred by the Adviser on our behalf upon meeting the specified conditions will survive any termination of the agreement.
Reimbursement of Administrative Services
We will reimburse our Adviser for the administrative expenses necessary for its performance of services to us. However, such reimbursement will be made at an amount equal to the lower of our Adviser’s actual costs or the amount that we would be required to pay for comparable administrative services in the same geographic location. Also, such costs will be reasonably allocated to us on the basis of assets, revenues, time records or other reasonable methods. We will not reimburse our Adviser for any services for which it receives a separate fee, for example rent, depreciation, utilities, capital equipment or other administrative items allocated to a controlling person of our Adviser.
Leverage
The amount of leverage we use in any period depends on a variety of factors, including cash available for investing, the cost of financing and general economic and market conditions. On September 30, 2021, we received shareholder approval that allowed us to reduce our asset coverage ratio from 200% to 150%, effective as of October 1, 2021. As a result, we generally are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to the common stock if our asset coverage, as defined in the 1940 Act, would at least be equal to 150% immediately after each such issuance. This reduced asset coverage ratio permits us to double the amount of leverage we can incur. For example, under a 150% asset coverage ratio we may borrow $2 for investment purposes of every $1 of investor equity whereas under a 200% asset coverage ratio we may only borrow $1 for investment purposes for every $1 of investor equity. Our current target leverage ratio is 0.90x-1.25x.
In any period, our interest expense will depend largely on the extent of our borrowing and we expect interest expense will increase as we increase our leverage over time subject to the limits of the 1940 Act. In addition, we may dedicate assets to financing facilities.
Potential Market Trends
We believe the technology investment lending environment provides opportunities for us to meet our goal of making investments that generate an attractive total return based on a combination of the following factors:
Limited Availability of Capital for Technology, Specifically Enterprise Software, Companies. We believe that technology companies have limited access to capital, driven by a lack of dedicated pools of capital focused on technology companies. Traditional lenders, such as commercial and investment banks, generally do not have flexible product offerings that meet the needs of technology-related companies and there has been a reduction in activity from commercial and investment banks as a result of regulatory and structural factors, industry consolidation and general risk aversion. In recent years, many commercial and investment banks have focused their efforts and resources on lending to large corporate clients and managing capital markets transactions rather than lending to technology-related companies. In addition, these lenders may be constrained in their ability to underwrite and hold loans and high yield securities, as well as their ability to provide equity financing, as they seek to meet existing and future regulatory capital requirements. We also believe that there is a lack of scaled market participants that are willing to provide and hold meaningful amounts of a customized financing solution for technology companies. As a result, we believe our focus on technology-related companies and our ability to invest across the capital structure, coupled with a limited supply of capital providers, presents an attractive opportunity to invest in technology companies.

Capital Markets Have Been Unable to Fill the Void Left by Banks. Access to the underwritten bond and syndicated loan markets is challenging for many technology companies due to loan size and liquidity. For example. high yield bonds are generally purchased by institutional investors such as mutual funds and exchange traded funds (“ETFs”) who, among other things, are highly focused on the liquidity characteristics of the bond being issued in order to fund investor redemptions and/or comply with regulatory requirements. Accordingly, the existence of an active secondary market for bonds is an important consideration in these entities’ initial investment decision.
Syndicated loans arranged through a bank are done either on a “best efforts” basis or are underwritten with terms plus provisions that permit the underwriters to change certain terms, including pricing, structure, yield and tenor, otherwise known as “flex”, to successfully syndicate the loan, in the event the terms initially marketed are insufficiently attractive to investors. Loans provided by companies such as ours provide certainty to issuers in that we can commit to a given amount of debt on specific terms, at stated coupons and with agreed upon fees. As we are the ultimate holder of the loans, we do not require market “flex” or other arrangements that banks may require when acting on an agency basis. In addition, our Adviser has teams focused on both liquid credit and private credit and these teams are able to collaborate with respect to syndicated loans.
Secular Trends Supporting Growth for Private Credit. According to Gartner, a research and advisory company, global technology spend was $5.26 trillion in 2024 and is expected to grow to more than $5.7 trillion in 2025. We believe global demand for technology products and services will continue to grow rapidly, and that growth will stimulate demand for capital from technology companies which will continue to require access to capital to refinance existing debt, support growth and finance acquisitions. We believe that periods of market volatility, such as the current period of market volatility caused, in part, by uncertainty regarding inflation and interest rates, and current geopolitical conditions, have accentuated the advantages of private credit. The availability of capital in the liquid credit market is highly sensitive to market conditions whereas we believe private lending has proven to be a stable and reliable source of capital through periods of volatility. We believe the opportunity set for private credit will continue to expand even as the public markets remain open. Financial sponsors and companies today are familiar with direct lending and have seen firsthand the strong value proposition that a private solution can offer. Scale, certainty of execution and flexibility all provide borrowers with a compelling alternative to the syndicated and high yield markets. Based on our experience, there is an emerging trend where higher quality credits that have traditionally been issuers in the syndicated and high yield markets are increasingly seeking private solutions independent of credit market conditions. In our view, this is supported by financial sponsors wanting to work with collaborative financing partners that have scale and breadth of capabilities. We believe the large amount of uninvested capital held by funds of private equity firms broadly, estimated by Preqin Ltd., an alternative assets industry data and research company, to be $2.6 trillion as of December 31, 2024, coupled with a growing focus on technology investing by private equity sponsors, will continue to drive deal activity. We expect that technology companies, private equity sponsors, venture capital firms, and entrepreneurs will continue to seek partners to provide flexible financing for their businesses with debt and equity investments provided by companies such as us.
Attractive Investment Dynamics. An imbalance between the supply of, and demand for, capital creates attractive pricing dynamics. With respect to the debt investments in technology companies, we believe the directly negotiated nature of such financings generally provides more favorable terms to the lender, including stronger covenant and reporting packages, better call protection, and lender protective change of control provisions. Further, we believe that historical default rates for technology and software companies have been lower, and recovery rates have been higher, as compared to the broader leveraged finance market, leading to lower cumulative losses. With respect to equity and equity-linked investments, we will seek to structure these investments with meaningful shareholder protections, including, but not limited to, anti-dilution, anti-layering, and liquidation preferences, which we believe will create the potential for meaningful risk-adjusted long-term capital gains in connection with the future liquidity events of these technology companies.
Compelling Business Models. We believe that the products and services that technology companies with a focus on enterprise software provide often have high switching costs and are fundamental to the operations and success of their customers. We generally invest in scaled or growing players in niche markets that are selling mission critical products to established customer bases. As a result, technology companies with a focus on enterprise software have attributes that make them compelling investments, including strong customer retention rates, high switching costs and multi-year contracts which lead to highly recurring and predictable revenue. Further, technology companies with a focus on enterprise software are typically highly capital efficient, with limited capital expenditures and high free cash flow conversion. In addition, the replicable nature of technology products, specifically enterprise software, creates substantial operating leverage which typically results in strong profitability, lower loan to value ratios, high revenue retention, high gross margins and stable sale efficiency.
We believe that enterprise software businesses make compelling investments because they are inherently diversified into a variety of sectors due to end market applications and have been one of the more defensive sectors throughout economic cycles.

Attractive Opportunities in Investments in Technology Companies. We invest in the debt and equity of technology companies. We believe that opportunities in the debt of technology companies are significant because of the floating rate structure of most senior secured debt issuances and because of the strong defensive characteristics of these types of investments. We believe that debt issued with floating interest rates offers a superior return profile as compared with fixed-rate investments, since floating rate structures are generally less susceptible to declines in value experienced by fixed-rate securities in an elevated inflation and fluctuating interest rate environment. Senior secured debt also provides strong defensive characteristics. Senior secured debt has priority in payment among an issuer’s security holders whereby holders are due to receive payment before junior creditors and equity holders. Further, these investments are generally secured by the issuer’s assets, which may provide protection in the event of a default. We also make recurring revenue loans to companies that have made a strategic decision to postpone profitability in favor of acquiring customers that will generate a high lifetime value over time. We believe that recurring revenue loans provide attractive credit characteristics including covenant protections, lower loan-to-values and premium pricing.
We believe that opportunities in the equity of technology companies are significant because of the potential to generate meaningful capital appreciation by participating in the growth in the portfolio company and the demand for its products and services. In addition, preferred equity investments allow for structural downside protection and the potential for incremental return and upside through conversion features. Moreover, we believe that the high-growth profile of a technology company will generally make it a more attractive candidate for a liquidity event than a company in a non-high growth industry. We believe the technology investment lending environment provides opportunities for us to meet our goal of making investments that generate an attractive total return based on a combination of the foregoing factors.
Our Investment Framework

We are a Maryland corporation organized primarily to originate and make debt and equity investments in, technology-related companies based primarily in the United States, with an emphasis on enterprise software investments. We originate and invest in senior secured or unsecured loans, subordinated loans or mezzanine loans, broadly syndicated loans and equity-related securities including common equity, warrants, preferred stock and similar forms of senior equity, which may or may not be convertible into a portfolio company’s common equity. Our investment objective is to maximize total return by generating current income from our debt and other income producing investments, and capital appreciation from our equity or equity-linked investments. We may hold our investments directly or through special purpose vehicles. Since our Adviser's affiliates began investment activities in April 2016 through June 30, 2025, the Blue Owl Credit Advisers have originated $164.0 billion of aggregate principal amount of investments across multiple industries, of which $160.0 billion of aggregate principal amount of investments prior to any subsequent exits or repayments, was retained by either us or a corporation or fund advised by our Adviser or its affiliates.
We invest at least 80% of the value of our total assets in “technology-related” companies. We define technology related companies as those that (i) operate directly in the technology industry, which includes, but is not limited to, application software, systems software, healthcare technology, information technology, technology services and infrastructure, financial technology and internet and digital media, (ii) operate indirectly through their reliance on technology (i.e. utilizing scientific knowledge or technology-enabled techniques, skills, methods, devices or processes to deliver goods and/or services) or (iii) seek to grow through technological advancements and innovations. We invest in a broad range of established and high growth technology-related companies with a focus on large established enterprise software companies across a variety of end-markets that are capitalizing on the large and growing demand for software products and services.
We leverage Blue Owl’s relationships and existing origination capabilities to focus our investments in companies with an enterprise value of at least $50 million and that are typically backed by institutional investors that are active investors in and have an expertise in technology companies and technology-related industries. We expect that our target investments typically will range in size between $20 million and $500 million. Our expected portfolio composition will be majority debt or income producing securities, in particular directly originated debt investments, with a lesser allocation to equity related opportunities. We typically invest at a low loan-to-value ratio, which we consider to be 50% or below. We anticipate that generally any equity related securities we hold will be minority positions. We expect that our investment size will vary with the size of our capital base and that our average investment size will be 0.5-1.5% of our entire portfolio with no investment size greater than 5%. As of June 30, 2025, our average investment size in each of our portfolio companies was approximately $31.7 million based on fair value. In addition, we generally do not intend to invest more than 20% of our total assets in companies whose principal place of business is outside the United States, although we do not generally intend to invest in companies whose principal place of business is in an emerging market. Our portfolio composition may fluctuate from time to time based on market conditions and interest rates.
We expect that our portfolio composition will be comprised predominantly of directly originated debt and income producing securities, with a lesser allocation to equity or equity-linked opportunities. Our debt investments may be structured as annualized recurring revenue (“ARR”) loans, which are loans made to a company that may not currently be EBITDA positive because they have strategically determined to postpone profitability in favor of acquiring customers that will generate a high lifetime value over time. Generally, our ARR loans are made to high growth technology companies with a stable base of existing customers, providing strong revenue visibility. We believe the recurring revenue market to be underserved and find that ARR loans often have attractive risk adjusted return profiles, in the form of pricing, credit determination, and/or loan-to-values, relative to the broader market. Our ARR loans, as a percentage of our portfolio, have decreased from its peak, and as we seek to originate additional loans we expect to increase our exposure to ARR loans.

We may also invest a portion of our portfolio in opportunistic investments and publicly traded debt investments and we may evaluate and enter into strategic portfolio transactions which may result in additional portfolio companies which we are considered to control. These types of investments are intended to supplement our core strategy and further enhance returns to our shareholders. These investments may include high-yield bonds and broadly-syndicated loans, including "covenant lite" loans (as defined below), and other investments including publicly traded debt instruments, typically originated and structured by banks on behalf of large corporate borrowers with employee counts, revenues, EBITDAs and enterprise values larger than those of middle-market companies, and equity investments in portfolio companies that make senior secured loans or invest in broadly syndicated loans, structured products, asset-based solutions, or other forms of specialty finance, which may include but is not limited to investments such as life settlements, royalty interests and equipment finance. In addition, our portfolio composition may fluctuate from time to time based on market conditions and interest rates.

Covenants are contractual restrictions that lenders place on companies to limit the corporate actions a company may pursue. The loans in which we expect to invest may have financial maintenance covenants, which are used to proactively address materially adverse changes in a portfolio company’s financial performance, or may take the form of “covenant-lite” loans, which generally refers to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrowers more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we invest in “covenant-lite” loans, we may have fewer rights against a borrower and may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
Portfolio and Investment Activity
On March 21, 2022, the Board approved multiple purchase agreements with Macquarie US Trading LLC (“Macquarie”) and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing Providers”). Under the purchase agreements, the Company had forward obligations to settle the purchase of certain investments (the “Warehouse Investments”) from the Financing Providers, each of whom was obligated to settle the sale of such investments subject to the following conditions: (a) the Company received a minimum of $450.0 million of subscriptions; and (b) the Board approved the purchase of the specific Warehouse Investments. As of May 10, 2022, conditions under the purchase agreement were met and we became obligated to settle $129.2 million of funded principal at the end of the respective minimum day count for each warehouse investment. As of June 30, 2025, there were no purchase agreements outstanding with the Financing Providers.
As of June 30, 2025, based on fair value, our portfolio consisted of 91.2% first lien senior debt investments (of which 41.7% we consider to be unitranche debt investments (including “last out” portions of such loans)), 3.2% second lien senior secured debt investments, 1.1% unsecured debt investments, 2.9% preferred equity investments, 1.5% common equity investments and 0.1% in joint ventures.
As of June 30, 2025, our weighted average total yield of the portfolio at fair value and amortized cost was 9.5% and 9.5%, respectively, and our weighted average yield of accruing debt and income producing securities at fair value and amortized cost was 9.6% and 9.6%, respectively. As of June 30, 2025, the weighted average spread of total debt investments was 5.0%.
As of June 30, 2025, we had investments in 186 portfolio companies with an aggregate fair value of $5.9 billion. Our current target leverage ratio is 0.90x-1.25x. As of June 30, 2025, we had net leverage of 0.75x debt-to-equity.
The current lending environment is challenging as the potential impact from recent trade and economic policies,including those related to tariffs, impacted investor expectations regarding economic growth, which resulted in increased uncertainty. Merger and acquisition activity remains below historical averages and refinancing activity has slowed. However, our platform continues to find attractive investment opportunities for deployment, predominantly in first lien originations to large borrowers. Deal activity remains subdued and a large portion of our originations across the platform this quarter were deployed into existing borrowers.
Currently, the economic outlook is uncertain and stocks and public fixed income markets have been volatile; however, the credit quality of our portfolio has been consistent. We continue to focus on investing in upper middle-market businesses in non-cyclical industries we view as recession resistant given their mission-critical nature and highly contracted cash flows.
Blue Owl serves as the lead, co-lead or administrative agent on many of our investments and the majority of our investments are supported by sophisticated financial sponsors who provide operational and financial resources. As of June 30, 2025, 94.5% of our portfolio at fair value is comprised of first or second lien loans. These positions have a weighted average annual revenue of $1.2 billion, weighted average annual EBITDA of $397.4 million, and a weighted average enterprise value of $6.7 billion. As of June 30, 2025, 5.1% of our portfolio at fair value is comprised of unsecured debt and equity investments. These positions have a weighted average annual revenue of $1.9 billion and enterprise value of $11.9 billion. These statistics exclude strategic portfolio transactions, which comprise 0.4% of the book at fair value. In addition, Blue Owl's direct lending strategy continues to invest in, and is often the lead lender or administrative agent on, transactions in excess of $1 billion in size, which gives us the ability to structure the terms of such deals to maximize deal economics and credit protection and provide customized flexible solutions. The average hold size of Blue Owl’s direct lending strategy’s new investments is approximately $350 million (up from approximately $200 million in 2021) and average total new deal size is approximately $1.0 billion (up from approximately $600 million in 2021).
We believe that the construction of our current portfolio coupled with our experienced investment team and strong underwriting standards leave us well-positioned for the current economic environment. Many of the companies in which we invest are continuing to see modest growth in both revenues and EBITDA and our ARR loans continue to experience strong credit performance. However, in the event of further geopolitical, economic and financial market instability, in the U.S. and elsewhere, it is possible that the results of some of the middle-market companies similar to those in which we invest could be challenged.

While we are not seeing a meaningful increase in amendment activity, requests for increased revolver borrowings, missed payments, downward movement in our watch list or other signs of an overall, broad deterioration in our results or those of our portfolio companies at this time, there can be no assurance that the performance of certain of our portfolio companies will not be negatively impacted by economic conditions, which could have a negative impact on our future results. Virtually all of our payment-in-kind ("PIK") was structured as PIK from inception and not implemented as a result of credit underperformance.

We also continue to invest in Credit SLF and specialty financing portfolio companies, including LSI Financing 1 DAC ("LSI Financing DAC") and LSI Financing LLC ("LSI Financing LLC"). These companies may use our capital to support acquisitions which could continue to lead to increased dividend income across well-diversified underlying portfolios. In the future we may invest through additional specialty finance portfolio companies, joint ventures, partnerships or other special purpose vehicles. See “Specialty Financing Portfolio Companies” and "Joint Ventures."
We intend to leverage the expanding role that private lenders are being asked to play in the broader credit markets to evaluate cross-platform opportunities including strategic equity and accretive joint venture investments that have cash flow and credit profiles that provide consistent income. We formed Blue Owl Leasing, a cross-platform joint venture intended to invest in equipment leases and in the future we may invest through other cross-platform investment vehicles. See "Joint Ventures."

The table below presents our investment activity for the following periods (information presented herein is at par value unless otherwise indicated).

	For the Three Months Ended June 30,
($ in thousands)	2025	2024
New investment commitments
Gross originations	$923,221	$1,660,013
Less: Sell downs	—	(463)
Total new investment commitments	$923,221	$1,659,550
Principal amount of new investments funded:
First-lien senior secured debt investments	$723,933	$1,287,017
Second-lien senior secured debt investments	71,024	11,000
Unsecured debt investments	—	59,936
Preferred equity investments	13,733	4,313
Common equity investments	4,404	—
Joint ventures	3,735	—
Total principal amount of new investments funded	$816,829	$1,362,266

Drawdowns (Repayments) on revolvers and delayed draw term loans, net	$65,472	$—

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(391,128)	$(700,522)
Second-lien senior secured debt investments	(57,609)	(26,557)
Unsecured debt investments	—	—
Preferred equity investments	(3,111)	(1,076)
Common equity investments	(1,204)	—
Total principal amount of investments sold or repaid	$(453,052)	$(728,155)

Number of new investment commitments in new portfolio companies(2)	23	44
Average new investment commitment amount in new portfolio companies(2)	$28,015	$31,857
Weighted average term for new debt investment commitments (in years)	5.6	5.7
Percentage of new debt investment commitments at floating rates	100.0%	96.9%
Percentage of new debt investment commitments at fixed rates	—%	3.1%
Weighted average interest rate of new debt investment commitments(3)	9.4%	10.3%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	5.1%	4.9%
(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 4.29% as of June 30, 2025, and 5.32%, as of June 30, 2024, respectively.

The table below presents our investments at amortized cost and fair value as of the following periods:

	As of		As of
	June 30, 2025		December 31, 2024
($ in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value
First-lien senior secured debt investments(1)	$5,361,612	$5,377,671	$4,707,450	$4,727,263
Second-lien senior secured debt investments	206,479	191,638	175,078	165,292
Unsecured debt investments	64,114	64,407	62,158	62,455
Preferred equity investments(2)	171,495	169,206	178,160	174,580
Common equity investments(3)	70,440	89,658	63,304	73,254
Joint Ventures(4)	4,958	4,922	949	954
Total Investments	$5,879,098	$5,897,502	$5,187,099	$5,203,798
(1) 41.7% and 43.0% of which we consider unitranche loans as of June 30, 2025 and December 31, 2024, respectively.
(2) Includes equity investment in LSI Financing DAC.
(3) Includes equity investment in LSI Financing LLC.
(4) Includes equity investment in Credit SLF.

We use GICs for classifying the industry groupings of our portfolio companies. The table below presents the industry composition of investments based on fair value as of the following periods:

	As of
	June 30, 2025	December 31, 2024
Aerospace & Defense	0.8%	0.9%
Airlines	0.3%	—%
Application Software	13.2%	12.4%
Banks	1.0%	1.2%
Beverages	0.5%	0.7%
Buildings & Real Estate	1.7%	1.8%
Building Products	0.1%	0.1%
Capital Markets	0.2%	0.1%
Commercial Services & Supplies	2.9%	3.1%
Construction & Engineering	0.5%	0.5%
Consumer Finance	0.6%	0.6%
Containers & Packaging	0.8%	1.0%
Diversified Consumer Services	2.7%	2.7%
Diversified Financial Services	5.8%	5.7%
Diversified Telecommunication Services	0.3%	0.3%
Entertainment	1.2%	1.3%
Equity Real Estate Investment Trusts (REITs)	1.7%	1.0%
Food & Staples Retailing	2.6%	3.0%
Food Products	0.3%	0.4%
Health Care Equipment & Supplies	2.9%	1.6%
Health Care Providers & Services	5.4%	4.2%
Health Care Technology	14.0%	13.0%
Hotels, Restaurants & Leisure	0.5%	1.0%
Household Products	0.3%	—%
Industrial Conglomerates	0.8%	0.7%
Insurance	7.7%	7.2%
Internet & Direct Marketing Retail	0.5%	0.5%
IT Services	4.9%	6.0%
Joint Ventures(2)(3)	0.1%	—%
Life Sciences Tools & Services	2.1%	2.3%
Machinery	0.6%	0.7%
Media	0.6%	0.7%
Multiline Retail	0.3%	0.3%
Pharmaceuticals(1)	0.5%	0.7%
Professional Services	6.1%	6.5%
Real Estate Management & Development	1.2%	1.4%
Specialty Retail	—%	0.1%
Systems Software	13.6%	16.1%
Water Utilities	0.2%	0.2%
Wireless Telecommunication Services	0.5%	—%
Total	100.0%	100.0%
(1) Includes equity investments in LSI Financing DAC and LSI Financing LLC.
(2) Includes equity investment in Credit SLF.

(3) As of December 31, 2024, our investment in Joint Ventures is insignificant.

We classify the industries of our portfolio companies be end-market (such as health care technology) and not by the product or services (such as software) directed to those end-markets.
The table below presents investments by geographic composition based on fair value as of the following periods:

	As of
	June 30, 2025	December 31, 2024
United States:
Midwest	14.6%	16.1%
Northeast	20.9%	19.3%
South	30.9%	29.9%
West	22.2%	23.0%
Australia	0.2%	—%
Canada	3.0%	3.4%
Germany	—%	0.2%
Ireland	0.1%	0.1%
Luxembourg	0.7%	0.8%
New Zealand	0.1%	0.1%
Norway	0.5%	0.5%
Spain	0.3%	0.3%
Sweden	1.1%	1.0%
Switzerland	0.2%	—%
United Kingdom	5.2%	5.3%
Total	100.0%	100.0%
The table below presents the weighted average yields and interest rates of our investments at fair value as of the following periods:

	As of
	June 30, 2025	December 31, 2024
Weighted average total yield of portfolio	9.5%	9.9%
Weighted average total yield of debt and income producing securities	9.6%	10.0%
Weighted average interest rate of debt securities	9.3%	9.7%
Weighted average spread over base rate of all floating rate investments	5.0%	5.3%
The weighted average yield of our accruing debt and income producing securities is not the same as a return on investment for our shareholders but, rather, relates to our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses. The weighted average yield was computed using the effective interest rates as of each respective date, including accretion of original issue discount and loan origination fees, but excluding investments on non-accrual status, if any. There can be no assurance that the weighted average yield will remain at its current level.
Our Adviser monitors our portfolio companies on an ongoing basis. It monitors the financial trends of each portfolio company to determine if they are meeting their respective business plans and to assess the appropriate course of action with respect to each portfolio company. Our Adviser has several methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:
•assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
•periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
•comparisons to other companies in the portfolio company’s industry; and
•review of monthly or quarterly financial statements and financial projections for portfolio companies.

An investment will be placed on the Adviser's credit watch list when select events occur and will only be removed from the watch list with oversight of the Technology Lending Investment Committee and/or other agents of Blue Owl's Credit platform. Once an investment is on the credit watch list, the Adviser works with the borrower to resolve any financial stress through amendments, waivers or other alternatives. If a borrower defaults on its payment obligations, the Adviser's focus shifts to capital recovery. If an investment needs to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Technology Lending Investment Committee.
As part of the monitoring process, our Adviser employs an investment rating system to categorize our investments. In addition to various risk management and monitoring tools, our Adviser rates the credit risk of all investments on a scale of 1 to 5.
This system is intended primarily to reflect the underlying risk of a portfolio investment relative to our initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. The rating system is as follows:

Investment Rating	Description
1
Investments rated 1 involve the least amount of risk to our initial cost basis. The borrower is performing above expectations, and the trends and risk factors for this investment since origination or acquisition are generally favorable;

2
Investments rated 2 involve an acceptable level of risk that is similar to the risk at the time of origination or acquisition. The borrower is generally performing as expected and the risk factors are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a rating of 2;

3	Investments rated 3 involve a borrower performing below expectations and indicates that the loan’s risk has increased somewhat since origination or acquisition;
4
Investments rated 4 involve a borrower performing materially below expectations and indicates that the loan’s risk has increased materially since origination or acquisition. In addition to the borrower being generally out of compliance with debt covenants, loan payments may be past due (but generally not more than 120 days past due); and

5	Investments rated 5 involve a borrower performing substantially below expectations and indicates that the loan’s risk has increased substantially since origination or acquisition. Most or all of the debt covenants are out of compliance and payments are substantially delinquent. Loans rated 5 are not anticipated to be repaid in full and we will reduce the fair market value of the loan to the amount we anticipate will be recovered.

Our Adviser rates the investments in our portfolio at least quarterly and it is possible that the rating of a portfolio investment may be reduced or increased over time. For investments rated 3, 4 or 5, our Adviser enhances its level of scrutiny over the monitoring of such portfolio company.
The Adviser has built out its portfolio management team to include workout experts who closely monitor our portfolio companies and who, on at least a quarterly basis, assess each portfolio company’s operational and liquidity exposure and outlook to understand and mitigate risks; and, on at least a monthly basis, evaluates existing and newly identified situations where operating results are deviating from expectations. As part of its monitoring process, the Adviser focuses on projected liquidity needs and where warranted, re-underwriting credits and evaluating downside and liquidation scenarios.
The Adviser focuses on downside protection by leveraging existing rights available under our credit documents; however, for investments that are significantly underperforming or which may need to be restructured, the Adviser’s workout team partners with the investment team and all material amendments, waivers and restructurings require the approval of a majority of the Technology Lending Investment Committee.

The table below presents the composition of our portfolio on the 1 to 5 rating scale as of the following periods:

	As of		As of
	June 30, 2025		December 31, 2024
Investment Rating	Fair Value	Percentage	Fair Value	Percentage
($ in thousands)
1	$565,036	9.6%	$438,629	8.4%
2	5,154,915	87.4%	4,605,178	88.5%
3	177,551	3.0%	159,991	3.1%
4	—	—%	—	—%
5	—	—%	—	—%
Total	$5,897,502	100.0%	$5,203,798	100.0%

The table below presents the amortized cost of our performing and non-accrual debt investments as of the following periods:

	As of		As of
	June 30, 2025		December 31, 2024
($ in thousands)	Amortized Cost	Percentage	Amortized Cost	Percentage
Performing	$5,632,205	100.0%	$4,944,686	100.0%
Non-accrual	—	—%	—	—%
Total	$5,632,205	100.0%	$4,944,686	100.0%

Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.

Specialty Financing Portfolio Companies

LSI Financing 1 DAC

LSI Financing DAC is a portfolio company formed to acquire contractual rights to revenue pursuant to earnout agreements generally in the life sciences space. On December 14, 2022, we made an initial investment in LSI Financing DAC. As of June 30, 2025, the fair value of our investment in LSI Financing DAC was $2.4 million and our total commitment was $2.7 million.

LSI Financing LLC

LSI Financing LLC is a separately managed portfolio company formed to indirectly own royalty purchase agreements and loans in the life sciences space. On November 25, 2024, we redeemed a portion of our interest in LSI Financing DAC in exchange for common shares of LSI Financing LLC. As of June 30, 2025, the fair value of our investment in LSI Financing LLC was $19.1 million and our total commitment was $27.8 million. We do not consolidate our equity interest in LSI Financing LLC.

Joint Ventures

Blue Owl Credit SLF LLC

On May 6, 2024 Blue Owl Credit SLF LLC (“Credit SLF”), a Delaware limited liability company, was formed as a joint venture. We, along with, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Credit Income Corp., Blue Owl Technology Finance Corp., Blue Owl Technology Finance Corp. II, and State Teachers Retirement System of Ohio (“OSTRS”) (each, a “Credit SLF Member” and collectively, the “Credit SLF Members”) co-manage Credit SLF. Credit SLF’s principal purpose is to make investments in senior secured loans to middle-market companies, broadly syndicated loans and senior and subordinated notes issued by collateralized loan obligations. Credit SLF is managed by a board consisting of an equal number of representatives appointed by each Credit SLF Member and which acts unanimously.

Investment decisions must be approved by Credit SLF’s board. Our investment in Credit SLF is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our non-controlling interest in Credit SLF.

Refer to Exhibit 99.1 for Credit SLF's Supplemental Financial Information.

Blue Owl Leasing LLC

On June 30, 2025, Blue Owl Leasing LLC (“Blue Owl Leasing”) was formed as a joint venture between us, Blue Owl Capital Corporation, Blue Owl Capital Corporation II, Blue Owl Technology Finance Corp., Blue Owl Credit Income Corp., two Blue Owl-managed alternative credit funds (Blue Owl Alternative Credit Fund, Blue Owl Asset Leasing Fund), and California State Teachers Retirement System (each a “Blue Owl Leasing Member” and collectively, the “Blue Owl Leasing Members”). The Blue Owl Leasing Members co-manage Blue Owl Leasing. Blue Owl Leasing’s principal purpose is to make investments in financing leases. Blue Owl Leasing is managed by the Blue Owl Leasing Members and investment decisions must be unanimous. Our investment in Blue Owl Leasing is a co-investment made with our affiliates in accordance with the terms of the exemptive relief that we received from the SEC. We do not consolidate our non-controlling interest in Blue Owl Leasing. As of June 30, 2025, Blue Owl Leasing had not made any investments.

Results of Operations

The table below presents the operating results for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Total Investment Income	$141,837	$126,172	$283,423	$232,108
Less: Net operating expenses	(68,839)	(60,027)	(135,450)	(113,449)
Net Investment Income (Loss) Before Taxes	72,998	66,145	147,973	118,659
Less: Excise taxes	—	180	—	180
Net Investment Income (Loss) After Taxes	$72,998	$65,965	$147,973	$118,479
Net change in unrealized gain (loss)	10,254	(9,487)	(14,251)	(1,158)
Net realized gain (loss)	1,850	(408)	(616)	(404)
Net Increase (Decrease) in Net Assets Resulting from Operations	$85,102	$56,070	$133,106	$116,917
Net increase (decrease) in net assets resulting from operations can vary from period to period as a result of various factors, including the level of new investment commitments, expenses, the recognition of realized gains and losses and changes in unrealized appreciation and depreciation on the investment portfolio. For the three months ended June 30, 2025, our net asset value per share increased from $10.34 to $10.37 primarily driven by an increase in the fair value of certain debt and equity investments due to current market conditions including credit spreads tightening. For the six months ended June 30, 2025, our net asset value per share decreased from $10.42 to $10.37 primarily driven by a decrease in the fair value of our debt investments due to current market conditions including credit spreads widening.
Investment Income
The table below presents investment income for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Interest income	$128,457	$110,884	$255,820	$203,489
PIK interest income	6,828	5,562	13,048	10,878
PIK dividend income	4,618	5,130	8,901	8,985
Dividend income	500	2,531	1,902	5,016
Other income	1,434	2,065	3,752	3,740
Total Investment Income	$141,837	$126,172	$283,423	$232,108
We generate revenues primarily in the form of interest income from the investments we hold. In addition, we may generate income from dividends on either direct equity investments or equity interest obtained in connection with originated loans, such as options, warrants, or conversion rights.

For the three months ended June 30, 2025 and 2024
Investment income increased by $15.7 million for the three months ended June 30, 2025 primarily due to an increase in interest income as a result of an increase in our debt investment portfolio of $1.5 billion from June 30, 2024 to June 30, 2025, partially offset by a decrease in the weighted average total yield on the portfolio. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Fees and accelerated amortization received from unscheduled paydowns decreased by $7.8 million period-over-period driven by a decrease in repayment activity. PIK interest represented approximately 4.8% and 4.4% of investment income for the three months ended June 30, 2025 and 2024, respectively. PIK dividend income represented approximately 3.3% and 4.1% of investment income for the three months ended June 30, 2025 and 2024, respectively. PIK dividend income decreased by $0.5 million as a result of redemptions of equity investments with a PIK dividend component. Dividend income decreased by $2.0 million driven by a decrease in our portfolio of dividend income-producing investments. Other income decreased by $0.6 million period-over-period due to a decrease in incremental fee income, which are fees that are generally available to us as a result of closing investments and generally paid at the time of closing. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.
For the six months ended June 30, 2025 and 2024
Investment income increased by $51.3 million for the six months ended June 30, 2025, primarily due to an increase in interest income as a result of an increase in our debt investment portfolio of $1.5 billion from June 30, 2024 to June 30, 2025. Included in interest income are other fees such as prepayment fees and accelerated amortization of upfront fees from unscheduled paydowns. Fees and accelerated amortization received from unscheduled paydowns decreased by $2.7 million period-over-period driven by a decrease in repayment activity. PIK interest represented approximately 4.6% and 4.7% of investment income for the six months ended June 30, 2025 and 2024, respectively. PIK dividend income represented approximately 3.1% and 3.9% of investment income for the six months ended June 30, 2025, and 2024, respectively. Included in investment income is dividend income which includes income earned from our controlled, affiliated and non-controlled, affiliated equity investments. Dividend income decreased by $3.1 million period-over-period driven by a decrease in our portfolio of dividend income-producing investments. We expect that investment income will vary based on a variety of factors including the pace of our originations and repayments.
Expenses
The table below presents expenses for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Offering costs	$365	$1,809	$1,179	$2,715
Interest expense	43,025	36,171	84,101	69,182
Management fees	10,227	7,081	19,856	13,095
Capital gains incentive fees	—	(1,238)	(1,337)	(196)
Performance based incentive fees	10,428	9,247	20,949	16,898
Professional fees	1,583	2,494	3,646	4,141
Directors' fees	260	551	659	918
Shareholder servicing fees	1,825	1,187	3,493	2,177
Other general and administrative	1,126	2,725	2,904	4,519
Total Operating Expenses	$68,839	$60,027	$135,450	$113,449
Under the terms of the Administration Agreement, we reimburse the Adviser for services performed for us. In addition, pursuant to the terms of the Administration Agreement, the Adviser may delegate its obligations under the Administration Agreement to an affiliate or to a third party and we reimburse the Adviser for any services performed for us by such affiliate or third party.
For the three months ended June 30, 2025 and 2024
Total operating expenses, increased by $8.8 million for three months ended June 30, 2025 due to an increase in interest expense, management fees, and performance based incentive fees of $6.9 million, $3.1 million, and $1.2 million, respectively. The period ended June 30, 2024 also included a reversal of capital gains incentive fees of $1.2 million related to unrealized depreciation reducing total operating expenses. The increase in total operating expenses was partially offset by a decrease in other expenses of $3.6 million primarily related to reimbursements made under the Expense Deferral Agreement during the three months ended June 30, 2024. The increase in interest expense was driven by an increase in average daily borrowings to $2.4 billion from $1.6 billion, partially offset by a decrease in the average interest rate to 6.8% from 8.5%, period over period. The increase in management fees was driven by growth in the net asset value of the portfolio period-over-period. The increase in incentive fees was due to higher pre-incentive fee net investment income and portfolio growth.

For the six months ended June 30, 2025 and 2024
Total operating expenses, increased by $22.0 million for the six months ended June 30, 2025 due to an increase in interest expense, management fees, and performance based incentive fees of $14.9 million, $6.8 million, and $4.0 million, respectively. The increase in total operating expenses was partially offset by an increase in the reversal in the capital gains incentive fees of $1.1 million due to unrealized depreciation on the portfolio and a decrease in other expenses of $2.6 million primarily related to reimbursements made under the Expense Deferral Agreement. The increase in interest expenses was driven by an increase in average daily borrowings to $2.4 billion from $1.6 billion, partially offset by a decrease in the average interest rate to 6.9% from 8.5% period over period. The increase in management fees was driven by growth in the net asset value of the portfolio period-over-period. The increase in incentive fees was due to higher pre-incentive fee net investment income period-over-period.

Income Taxes, Including Excise Taxes
We have elected to be treated as a RIC under Subchapter M of the Code, and we intend to operate in a manner so as to continue to qualify for the tax treatment applicable to RICs. To qualify for tax treatment as a RIC, we must, among other things, distribute to our shareholders in each taxable year generally at least 90% of our investment company taxable income, as defined by the Code, and net tax-exempt income for that taxable year. In addition, a RIC may, in certain cases, satisfy this distribution requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillover dividend” provisions of Subchapter M. To maintain our tax treatment as a RIC, we, among other things, intend to make the requisite distributions to our shareholders, which generally relieves us from U.S. federal income taxes at corporate rates.
Depending on the level of taxable income earned in a tax year, we can be expected to carry forward taxable income (including net capital gains, if any) in excess of current year dividend distributions from the current tax year into the next tax year and pay a nondeductible 4% U.S. federal excise tax on such taxable income, as required. To the extent that we determine that our estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such income, we will accrue excise tax on estimated excess taxable income.
For the three and six months ended June 30, 2025, we recorded no U.S. federal excise tax expenses. For the three and six months ended June 30, 2024, we recorded $0.2 million and $0.2 million U.S. federal excise tax expenses, respectively.

Net Change in Unrealized Gains (Loss) on Investments
We fair value our portfolio investments quarterly and any changes in fair value are recorded as unrealized gains or losses. The table below presents the composition of the net change in unrealized gains (losses) for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Net change in unrealized gain (loss) on investments	$11,544	$(10,353)	$(13,171)	$(725)
Net change in translation of assets and liabilities in foreign currencies	(1,290)	866	(1,080)	(433)
Net Change in Unrealized Gain (Loss)	$10,254	$(9,487)	$(14,251)	$(1,158)
For the three months ended June 30, 2025 and 2024
The net change in unrealized gain (loss) was primarily driven by an increase in the fair value of certain debt and equity investments due to current market conditions.
The tables below present the ten largest contributors to the change in net unrealized gain (loss) on investments for the following periods:

Portfolio Company	For the Three Months Ended June 30, 2025	Portfolio Company	For the Three Months Ended June 30, 2024
($ in thousands)		($ in thousands)
Remaining Portfolio Companies	$6,491	Remaining Portfolio Companies	$2,026
Project Hotel California Co-Invest Fund, L.P.	2,935	Asurion LLC	1,002
Cloud Software Group, Inc.	1,885	Mantech International CP	(900)
Athenahealth Group Inc.	1,479	Securonix, Inc.	(942)
Packaging Coordinators Midco, Inc.	1,095	Delta TopCo, Inc.	(977)
Securiti, Inc.	865	Dodge Data & Analytics, LLC	(980)
Boxer Parent Company Inc. (f/k/a BMC)	748	Project Alpha Intermediate Holding, Inc.	(1,002)
Securonix, Inc.	677	Five Star Intermediate Holding LLC	(1,508)
Covetrus, Inc.	(700)	IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	(1,654)
Central Parent Inc. (dba CDK Global Inc.)	(903)	Ivanti Software, Inc.	(1,915)
Barracuda Parent, LLC	(3,028)	Halo Parent Newco, LLC	(3,503)
Total	$11,544	Total	$(10,353)

For the six months ended June 30, 2025 and 2024
The net change in unrealized gain (loss) was primarily driven by a decrease in the fair value of our debt investments due to current market conditions including credit spreads widening.
The tables below present the ten largest contributors to the change in net unrealized gain (loss) on investments for the following periods:

Portfolio Company	For the Six Months Ended June 30, 2025		For the Six Months Ended June 30, 2024
($ in thousands)		($ in thousands)
Ivanti Software, Inc.	$3,386	Remaining Portfolio Companies	$5,709
Project Hotel California Co-Invest Fund, L.P.	3,355	Blackhawk Network Holdings, Inc	1,957
Cloud Software Group, Inc.	1,957	Crewline Buyer, Inc	1,174
Creek Parent, Inc. (dba Catalent)	970	Activate Holdings (US) Corp	1,000
Kaseya Inc.	(1,004)	Project Alpha Intermediate Holding, Inc.	(961)
Boxer Parent Company Inc. (f/k/a BMC)	(1,065)	IRI Group Holdings, Inc. (f/k/a Circana Group, L.P. (f/k/a The NPD Group, L.P.))	(996)
Asurion, LLC	(1,662)	RealPage, Inc	(1,084)
Remaining Portfolio Companies	(2,623)	Five Star Intermediate Holding LLC	(1,330)
Blackhawk Network Holdings, Inc.	(2,674)	Securonix, Inc.	(1,359)
Central Parent Inc. (dba CDK Global Inc.)	(6,009)	Ivanti Software, Inc.	(2,123)
Barracuda Parent, LLC	(7,802)	Halo Parent Newco, LLC	(2,712)
Total	$(13,171)	Total	$(725)
Net Realized Gains (Losses) on Investments
The table below presents the change to the realized gains and losses on fully exited portfolio companies, partially exited portfolio companies and foreign currency transactions during the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Net realized gain (loss) on investments	$97	$—	$(2,338)	$—
Net realized gain (loss) on foreign currency transactions	1,753	(408)	1,722	(404)
Net Realized Gain (Loss)	$1,850	$(408)	$(616)	$(404)

Financial Condition, Liquidity and Capital Resources

Our liquidity and capital resources are generated primarily from the net proceeds of any offering of our common stock and from cash flows from interest, dividends and fees earned from our investments and principal repayments and proceeds from sales of our investments. The primary uses of our cash are for (i) investments in portfolio companies and other investments and to comply with certain portfolio diversification requirements, (ii) the cost of operations (including paying or reimbursing our Adviser), (iii) debt service, repayment and other financing costs of any borrowings and (iv) cash distributions to the holders of our shares.
We may from time to time enter into additional credit facilities, increase the size of our existing credit facilities, enter into additional debt securitization transactions or issue additional debt securities. Additional financings could include SPV drop down facilities and unsecured notes. Any such incurrence or issuance would be subject to prevailing market conditions, our liquidity requirements, contractual and regulatory restrictions and other factors. In accordance with the 1940 Act, with certain limited exceptions, we are only allowed to incur borrowings, issue debt securities or issue preferred stock, if immediately after the borrowing or issuance, the ratio of total assets (less total liabilities other than indebtedness) to total indebtedness plus preferred stock, is at least 150%.
In addition, from time to time, we may seek to retire, repurchase, or exchange debt securities in open market purchases or by other means, including privately negotiated transactions, in each case dependent on market conditions, liquidity, contractual obligations, and other matters. The amounts involved in any such transactions, individually or in the aggregate, may be material. As of June 30, 2025 and December 31, 2024, our asset coverage ratio was 227.0% and 227.7%, respectively. We seek to carefully consider our unfunded commitments for the purpose of planning our ongoing financial leverage. Further, we maintain sufficient borrowing capacity within the 150% asset coverage limitation to cover any outstanding unfunded commitment we are required to fund. Our current target ratio is 0.90x-1.25x. As of June 30, 2025, our weighted average cost of debt was 7.1%.
As of June 30, 2025, cash, taken together with our available debt capacity is expected to be sufficient for our investing activities and to conduct our operations in the near term. Our long-term cash needs will include principal payments on outstanding indebtedness and funding of additional portfolio investments. Funding for long-term cash need will come from unused net proceeds from financing activities. We believe that our liquidity and sources of capital are adequate to satisfy our short and long-term cash requirements. We cannot, however, be certain that these sources of funds will be available at a time and upon terms acceptable to us in sufficient amounts in the future. As of June 30, 2025, we had $643.6 million available under our credit facilities.
As of June 30, 2025, we had $95.9 million in cash. For the six months ended June 30, 2025, $0.6 billion in cash was used for operating activities, primarily as a result of funding portfolio investments of $1.3 billion offset by sell downs and repayments of $0.7 billion. Lastly, cash provided by financing activities was $0.5 billion during the period, which was the result of proceeds from gross borrowings on our credit facilities of $1.6 billion, offset by repayments on our credit facilities of $1.3 billion and $0.5 billion of proceeds from issuance of common shares partially offset by $0.2 billion of share repurchases and $0.1 billion of distributions to shareholders.

Net Assets
Share Issuances
In connection with our formation, we have the authority to issue 3,000,000,000 common shares, $0.01 per share par value, 1,000,000,000 of which are classified as Class S common shares, 1,000,000,000 of which are classified as Class D common shares, and 1,000,000,000 of which are classified as Class I common shares. We are currently offering on a continuous basis up to $5,000,000,000 in any combination of amount of shares of Class S, Class D, and Class I common stock. We previously offered on a continuous basis up to $5,000,000,000 in any combination of Class S, Class D and Class I common shares.
The tables below present transactions with respect to shares of our common stock for the following periods:

	For the Three Months Ended June 30, 2025
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	6,284,206	$65,309	160,899	$1,660	3,819,555	$39,451	10,264,660	$106,420
Shares/gross proceeds from the private placements	—	—	—	—	5,386,256	55,671	5,386,256	55,671
Share transfer between classes(1)	(229,244)	(2,368)	—	—	229,244	2,368	—	—
Reinvestment of distributions	968,037	10,010	10,708	111	2,316,031	23,930	3,294,776	34,051
Repurchased shares	(1,572,626)	(16,306)	—	—	(12,624,263)	(130,914)	(14,196,889)	(147,220)
Total shares/gross proceeds	5,450,373	56,645	171,607	1,771	(873,177)	(9,494)	4,748,803	48,922
Sales load	—	(388)	—	—	—	—	—	(388)
Total shares/net proceeds	5,450,373	$56,257	171,607	$1,771	(873,177)	$(9,494)	4,748,803	$48,534
(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Six Months Ended June 30, 2025
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	15,052,328	$156,998	319,386	$3,310	7,840,533	$81,312	23,212,247	$241,620
Shares/gross proceeds from the private placements	—	—	—	—	23,969,341	249,064	23,969,341	249,064
Share transfer between classes(1)	(526,383)	(5,465)	—	—	526,383	5,465	—	—
Reinvestment of distributions	1,860,602	19,305	19,848	207	4,640,419	48,136	6,520,869	67,648
Repurchased shares	(3,087,428)	(31,968)	(14,197)	(147)	(20,624,990)	(213,642)	(23,726,615)	(245,757)
Total shares/gross proceeds	13,299,119	138,870	325,037	3,370	16,351,686	170,335	29,975,842	312,575
Sales load	—	(793)	—	—	—	—	—	(793)
Total shares/net proceeds	13,299,119	$138,077	325,037	$3,370	16,351,686	$170,335	29,975,842	$311,782
(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Three Months Ended June 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	9,754,122	$102,460	37,628	$393	6,132,251	$64,076	15,924,001	$166,929
Shares/gross proceeds from the private placements	—	—	—	—	31,833,145	332,816	31,833,145	332,816
Share transfer between classes(1)	(33,654)	(352)	—	—	33,654	352	—	—
Reinvestment of distributions	595,927	6,228	10,477	109	1,691,692	17,682	2,298,096	24,019
Repurchased shares	(1,078,644)	(11,239)	(16,239)	(169)	(2,503,435)	(26,086)	(3,598,318)	(37,494)
Total shares/gross proceeds	9,237,751	97,097	31,866	333	37,187,307	388,840	46,456,924	486,270
Sales load	—	(494)	—	—	—	—	—	(494)
Total shares/net proceeds	9,237,751	$96,603	31,866	$333	37,187,307	$388,840	46,456,924	$485,776
(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

	For the Six Months Ended June 30, 2024
	Class S		Class D		Class I		Total
($ in thousands, except share amounts)	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Shares/gross proceeds from the continuous public offering	16,178,786	$169,526	74,194	$774	7,916,472	$82,615	24,169,452	$252,915
Shares/gross proceeds from the private placements	—	—	—	—	48,764,616	508,753	48,764,616	508,753
Share transfer between classes(1)	(794,705)	(8,267)	(1,310,646)	(13,605)	2,105,351	21,872	—	—
Reinvestment of distributions	1,083,003	11,288	25,005	259	3,113,663	32,456	4,221,671	44,003
Repurchased shares	(1,266,202)	(13,197)	(16,239)	(169)	(3,772,553)	(39,336)	(5,054,994)	(52,702)
Total shares/gross proceeds	15,200,882	159,350	(1,227,686)	(12,741)	58,127,549	606,360	72,100,745	752,969
Sales load	—	(801)	—	—	—	—	—	(801)
Total shares/net proceeds	15,200,882	$158,549	(1,227,686)	$(12,741)	58,127,549	$606,360	72,100,745	$752,168
(1) In certain cases, and subject to Blue Owl Securities LLC’s (d/b/a Blue Owl Securities) (the “Dealer Manager”) approval, including in situations where a holder of Class S or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged into an equivalent net asset value amount of Class I shares.

In accordance with our share pricing policy, we will modify our public offering prices to the extent necessary to comply with the requirements of the 1940 Act, including the requirement that we will not sell shares at a net offering price below the net asset value per share unless we obtain the requisite approval from our shareholders.
The changes to our offering price per share since the commencement of our continuous public offering and associated effective dates of such changes were as follows:

For the Three and Six Months Ended June 30, 2025
	Class S			Class D			Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2025	$10.42	$—	$10.42	$10.42	$—	$10.42	$10.42	$—	$10.42
February 3, 2025	$10.43	$—	$10.43	$10.43	$—	$10.43	$10.43	$—	$10.43
March 3, 2025	$10.39	$—	$10.39	$10.39	$—	$10.39	$10.39	$—	$10.39
April 1, 2025	$10.34	$—	$10.34	$10.34	$—	$10.34	$10.34	$—	$10.34
May 1, 2025	$10.31	$—	$10.31	$10.31	$—	$10.31	$10.31	$—	$10.31
June 2, 2025	$10.35	$—	$10.35	$10.35	$—	$10.35	$10.35	$—	$10.35
(1) Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2) Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

For the Three and Six Months Ended June 30, 2024
	Class S			Class D			Class I
Effective Date	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(1)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)(2)	Maximum Offering Price (per share)	Net Offering Price (per share)	Maximum Upfront Sales Load (per share)	Maximum Offering Price (per share)
January 2, 2024	$10.38	$—	$10.38	$10.38	$—	$10.38	$10.38	$—	$10.38
February 1, 2024	$10.39	$—	$10.39	$10.39	$—	$10.39	$10.39	$—	$10.39
March 1, 2024	$10.40	$—	$10.40	$10.40	$—	$10.40	$10.40	$—	$10.40
April 1, 2024	$10.44	$—	$10.44	$10.44	$—	$10.44	$10.44	$—	$10.44
May 1, 2024	$10.45	$—	$10.45	$10.45	$—	$10.45	$10.45	$—	$10.45
June 3, 2024	$10.47	$—	$10.47	$10.47	$—	$10.47	$10.47	$—	$10.47
(1) Maximum potential upfront sales load per share on Class S shares that can be charged by financial intermediaries is 3.5% of the net offering price.
(2) Maximum potential upfront sales load per share on Class D shares that can be charged by financial intermediaries is 1.5% of the net offering price.

Distributions
Subject to our Board’s discretion, we intend to authorize and declare monthly distribution amounts per share of common stock, payable monthly in arrears.
The tables below present cash distributions per share that were declared for the following periods:

For the Three and Six Months Ended June 30, 2025
Declaration Date(1)	Record Date	Payment Date	Distribution Per Share(2)	Distribution Amount(3)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 5, 2024	January 31, 2025	February 25, 2025	$0.074775	$4,907	$116	$16,780
February 18, 2025	February 28, 2025	March 25, 2025	0.074775	5,136	117	17,249
February 18, 2025	March 31, 2025	April 24, 2025	0.074775	5,219	120	17,539
February 18, 2025	March 31, 2025	April 24, 2025	0.020000	1,555	33	4,691
February 18, 2025	April 30, 2025	May 23, 2025	0.074775	5,440	122	17,769
May 6, 2025	May 31, 2025	June 25, 2025	0.074775	5,592	131	18,086
May 6, 2025	June 30, 2025	July 24, 2025	0.074775	5,609	132	17,469
May 6, 2025	June 30, 2025	July 24, 2025	0.010000	832	18	2,337
		Total	$0.478650	$34,290	$789	$111,920
(1) On May 6, 2025, the Company’s board of directors declared a distribution of $0.074775 per share, payable on or before August 31, 2025 to shareholders of record as of July 31, 2025.
(2) Distributions per share are gross of shareholder servicing fees.
(3) Distribution amounts are presented net of shareholder servicing fees.

For the Three and Six Months Ended June 30, 2024
Declaration Date	Record Date	Payment Date	Distribution Per Share(1)	Distribution Amount(2)
($ in thousands, except per share amounts)				Class S	Class D	Class I
November 20, 2023	January 31, 2024	February 23, 2024	$0.074775	$2,870	$92	$10,742
February 21, 2024	February 29, 2024	March 22, 2024	0.074775	3,035	95	11,459
February 21, 2024	March 29, 2024	April 23, 2024	0.074775	3,126	95	11,897
February 21, 2024	March 29, 2024	April 23, 2024	0.030000	1,394	39	4,773
February 21, 2024	April 30, 2024	May 22, 2024	0.074775	3,379	97	13,017
May 7, 2024	May 31, 2024	June 26, 2024	0.074775	3,579	97	13,714
May 7, 2024	June 28, 2024	July 24, 2024	0.074775	3,752	98	14,677
May 7, 2024	June 28, 2024	July 24, 2024	0.030000	1,671	40	5,889
		Total	$0.508650	$22,806	$653	$86,168
(1) Distributions per share are gross of shareholder servicing fees.
(2) Distribution amounts are net of shareholder servicing fees.

We have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan.
We may fund our cash distributions to shareholders from any source of funds available to us, including but not limited to offering proceeds, net investment income from operations, capital gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and expense support from the Adviser, which is subject to recoupment. In no event, however, will funds be advanced or borrowed for the purpose of distributions, if the amount of such distributions would exceed our accrued and received revenues for the previous four quarters, less paid and accrued operating expenses with respect to such revenues and costs. Prior to the termination of the Expense Support Agreement on March 7, 2023, a portion of the Company's distributions resulted from expense support from the Adviser. The purpose of this arrangement was to avoid distributions being characterized as a return of capital for U.S. federal income tax purposes.
Sources of distributions, other than net investment income and realized gains on a U.S. GAAP basis, include required adjustments to U.S. GAAP net investment income in the current period to determine taxable income available for distributions.
The tables below presents the source of cash distributions on a U.S. GAAP basis that the Company has declared on its shares of common stock for the following periods:

	For the Six Months Ended June 30, 2025
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.466703	$147,973	100.7%
Net realized gain on investments	—	—	—%
Distributions in excess of net investment income/(undistributed net investment income)	0.011947	(974)	(0.7)%
Total	$0.478650	$146,999	100.0%
(1) Distributions per share are gross of shareholder servicing fees.
(2) Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

	For the Six Months Ended June 30, 2024
Source of Distribution(2)	Per Share(1)	Amount	Percentage
($ in thousands, except per share amounts)
Net investment income	$0.542447	$118,479	108.1%
Net realized gain (loss) on investments	—	—	—%
Distributions in excess of net investment income/(undistributed net investment income)	(0.033797)	(8,852)	(8.1)%
Total	$0.508650	$109,627	100.0%
(1) Distributions per share are gross of shareholder servicing fees.
(2) Data in this table is presented on a consolidated basis. Refer to Note 11 “Financial Highlights” for amounts by share class.

Share Repurchases
The Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares.
We have commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow its shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of its outstanding shares of common stock.
Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct periodic repurchase offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.
The tables below present our share repurchase activity as of the following periods:

For the Three and Six Months Ended June 30, 2025
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 26, 2025	I	March 31, 2025	$82,728	$10.34	8,000,727
February 26, 2025	S	March 31, 2025	15,662	$10.34	1,514,802
February 26, 2025	D	March 31, 2025	147	$10.34	14,197
May 23, 2025	I	June 30, 2025	130,914	$10.37	12,624,263
May 23, 2025	S	June 30, 2025	16,306	$10.37	1,572,626
Total			$245,757		23,726,615

For the Three and Six Months Ended June 30, 2024
Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 27, 2024	I	March 29, 2024	$13,250	$10.44	1,269,118
February 27, 2024	S	March 29, 2024	1,958	$10.44	187,558
May 23, 2024	I	June 28, 2024	26,086	$10.42	2,503,435
May 23, 2024	S	June 28, 2024	11,239	$10.42	1,078,644
May 23, 2024	D	June 28, 2024	169	$10.42	16,239
Total			$52,702		5,054,994
Debt
Aggregate Borrowings
The tables below present our debt obligations as of the following periods:

	As of
	June 30, 2025
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$1,050,000	$496,217	$553,783	$(8,752)	$487,465
SPV Asset Facility I	750,000	464,000	7,049	(6,472)	457,528
SPV Asset Facility II	500,000	361,000	53,346	(4,063)	356,937
SPV Asset Facility III	550,000	375,000	19,550	(7,238)	367,762
SPV Asset Facility IV	350,000	330,000	9,825	(3,047)	326,953
Athena CLO III	270,000	270,000	—	(2,260)	267,740
Series 2023A Notes	100,000	100,000	—	(411)	99,589
Series 2023B-A Notes	100,000	100,000	—	(643)	99,357
Series 2023B-B Notes	75,000	75,000	—	(435)	74,565
Total Debt	$3,745,000	$2,571,217	$643,553	$(33,321)	$2,537,896
(1)The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

	As of
	December 31, 2024
($ in thousands)	Aggregate Principal Committed	Outstanding Principal	Amount Available(1)	Unamortized Debt Issuance Costs	Net Carrying Value
Revolving Credit Facility	$1,000,000	$499,989	$500,011	$(9,507)	$490,482
SPV Asset Facility I	750,000	445,000	33,009	(7,303)	437,697
SPV Asset Facility II	500,000	475,000	25,000	(4,528)	470,472
SPV Asset Facility III	550,000	315,000	82,551	(4,743)	310,257
Athena CLO III	270,000	270,000	—	(2,366)	267,634
Series 2023A Notes	100,000	100,000	—	(612)	99,388
Series 2023B-A Notes	100,000	100,000	—	(733)	99,267
Series 2023B-B Notes	75,000	75,000	—	(575)	74,425
Total Debt	$3,345,000	$2,279,989	$640,571	$(30,367)	$2,249,622
(1) The amount available reflects any collateral related limitations at the Company level related to each credit facility’s borrowing base.

The table below presents the components of interest expense for the following periods:

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Interest expense	$41,309	$34,876	$80,700	$66,666
Amortization of debt issuance costs	1,716	1,295	3,401	2,516
Total Interest Expense	$43,025	$36,171	$84,101	$69,182

Average interest rate(1)	6.8%	8.5%	6.9%	8.5%
Average daily outstanding borrowings(1)	$2,433,091	$1,634,963	$2,356,060	$1,564,200
.
(1) Averages are calculated based on annualized amounts.

The table below presents information about our senior securities as of the following periods:

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1) ($ in millions)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
Revolving Credit Facility
June 30, 2025 (Unaudited)	$496.2	2,269.7	—	N/A
December 31, 2024	500.0	2,277.1	—	N/A
December 31, 2023	541.4	2,353.7	—	N/A
December 31, 2022	415.2	1,958.8	—	N/A
December 31, 2021	—	—	—	N/A
SPV Asset Facility I
June 30, 2025 (Unaudited)	$464.0	2,269.7	—	N/A
December 31, 2024	445.0	2,277.1	—	N/A
December 31, 2023	550.0	2,353.7	—	N/A
December 31, 2022	614.0	1,958.8	—	N/A
December 31, 2021	—	—	—	N/A
SPV Asset Facility II
June 30, 2025 (Unaudited)	$361.0	2,269.7	—	N/A
December 31, 2024	475.0	2,277.1	—	N/A
December 31, 2023	—	2,353.7	—	N/A
SPV Asset Facility III
June 30, 2025 (Unaudited)	$375.0	2,269.7	—	N/A
December 31, 2024	315.0	2,277.1	—	N/A
SPV Asset Facility IV
June 30, 2025 (Unaudited)	$330.0	2,269.7	—	N/A
Athena CLO III
June 30, 2025 (Unaudited)	$270.0	2,269.7	—	N/A
December 31, 2024	270.0	2,277.1	—	N/A
Series 2023A Notes
June 30, 2025 (Unaudited)	$100.0	2,269.7	—	N/A
December 31, 2024	100.0	2,277.1	—	N/A
December 31, 2023	100.0	2,353.7	—	N/A
Series 2023B-A Notes
June 30, 2025 (Unaudited)	$100.0	2,269.7	—	N/A
December 31, 2024	100.0	2,277.1	—	N/A
December 31, 2023	100.0	2,353.7	—	N/A
Series 2023B-B Notes
June 30, 2025 (Unaudited)	$75.0	2,269.7	—	N/A
December 31, 2024	75.0	2,277.1	—	N/A
December 31, 2023	75.0	2,353.7	—	N/A
Promissory Note(5)
December 31, 2021	$—	—	—	N/A
(1) Total amount of each class of senior securities outstanding at the end of the period presented.
(2) Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3) The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it.
The “—” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.
(4) Not applicable because the senior securities are not registered for public trading.
(5) The promissory note was terminated in June 2022.

Revolving Credit Facility
On May 2, 2022, we entered into a Senior Secured Credit Agreement (as amended from time to time, the “Revolving Credit Facility”). The parties to the Revolving Credit Facility include us, as Borrower, the lenders from time to time parties thereto and Sumitomo Mitsui Banking Corporation as Administrative Agent. On October 21, 2024 (the "Revolving Credit Facility Third Amendment Date"), the parties to the Revolving Credit Facility entered into an amendment to, among other things, extend the availability period and maturity date and make various other changes. The following describes the terms of the Revolving Credit Facility as modified through June 27, 2025.
The Revolving Credit Facility is guaranteed by certain of our subsidiaries in existence as of the Revolving Credit Facility Third Amendment Date, and will be guaranteed by certain subsidiaries of ours that are formed or acquired by us thereafter (each a “Guarantor” and collectively, the “Guarantors”). Proceeds of the Revolving Credit Facility may be used for general corporate purposes, including the funding of portfolio investments.
The Revolving Credit Facility provides for, on an aggregated basis, a total of outstanding term loans and revolving credit facility commitments in the principal amount of $1.05 billion, which is comprised of (a) a term loan in an initial amount of $125.0 million, and (b) subject to availability under the borrowing base, which is based on our portfolio investments and other outstanding indebtedness, a revolving credit facility in an amount of up to is $925.0 million (the Revolving Credit Facility increased from $875.0 million to $925.0 million on June 27, 2025). The amount available for borrowing under the revolving credit facility commitments of the Revolving Credit Facility is reduced by any standby letters of credit issued through the Revolving Credit Facility. Maximum capacity under the Revolving Credit Facility may be increased to $1.75 billion through the exercise by us of an uncommitted accordion feature through which existing and new lenders may, at their option, agree to provide additional financing. The Revolving Credit Facility includes a $200.0 million limit for swingline loans, and is secured by a perfected first-priority interest in substantially all of the portfolio investments held by us and each Guarantor, subject to certain exceptions.
The availability period with respect to the revolving credit facility commitments under the Revolving Credit Facility will terminate on October 20, 2028 (the “Revolving Credit Facility Commitment Termination Date”) and the Revolving Credit Facility will mature on October 19, 2029 (the “Revolving Credit Facility Maturity Date”). During the period from the Revolving Credit Facility Commitment Termination Date to the Revolving Credit Facility Maturity Date, we will be obligated to make mandatory prepayments under the Revolving Credit Facility out of the proceeds of certain asset sales and other recovery events and equity and debt issuances.
We may borrow amounts in U.S. dollars or certain other permitted currencies. Amounts drawn under the Revolving Credit Facility with respect to the commitments in U.S. dollars bear interest at either (i) term SOFR plus any applicable credit adjustment spread plus a margin of 1.875% per annum or (ii) the alternative base rate plus a margin of 0.875% per annum. With respect to loans denominated in U.S dollars, we may elect either term SOFR or the alternative base rate at the time of drawdown, and such loans may be converted from one rate to another at any time at our option, subject to certain conditions. Amounts drawn under the Revolving Credit Facility with respect to the commitments in other permitted currencies bear interest at the relevant rate specified therein (including any applicable credit adjustment spread) plus margin of 1.875% per annum. We also pay a fee of 0.350% on daily undrawn amounts under the Revolving Credit Facility.
The Revolving Credit Facility includes customary covenants, including certain limitations on the incurrence by us of additional indebtedness and on our ability to make distributions to its shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events and certain financial covenants related to asset coverage and liquidity and other maintenance covenants, as well as customary events of default. The Revolving Credit Facility requires a minimum asset coverage ratio with respect to the consolidated assets of us and our subsidiaries to senior securities that constitute indebtedness of no less than 1.50 to 1.00.
SPV Asset Facilities
Certain of our wholly owned subsidiaries are parties to credit facilities (the “SPV Asset Facilities”). Pursuant to the SPV Asset Facilities, from time to time we sell and contribute certain investments to these wholly owned subsidiaries pursuant to sale and contribution agreements by and between us and the wholly owned subsidiaries. No gain or loss is recognized as a result of these contributions. Proceeds from the SPV Asset Facilities are used to finance the origination and acquisition of eligible assets by the wholly owned subsidiary, including the purchase of such assets from us. We retain a residual interest in assets contributed to or acquired to the wholly owned subsidiary through our ownership of the wholly owned subsidiary. The SPV Asset Facilities are secured by a perfected first priority security interest in the assets of these wholly owned subsidiaries and on any payments received by such wholly owned subsidiaries in respect of those assets. Assets pledged to lenders under the SPV Asset Facilities will not be available to pay our debts. The SPV Asset Facilities contain customary covenants, including certain limitations on the incurrence by us of additional indebtedness and on our ability to make distributions to our shareholders, or redeem, repurchase or retire shares of stock, upon the occurrence of certain events, and customary events of default (with customary cure and notice provisions). Borrowings of the wholly owned subsidiaries under the SPV Asset Facilities are considered our borrowings for purposes of complying with the asset coverage requirements under the 1940 Act.
SPV Asset Facility I
On April 27, 2022, Tech Income Funding I LLC (“Tech Income Funding I”), a Delaware limited liability company and a newly formed subsidiary of ours entered into a Credit Agreement (the “SPV Asset Facility I”) among Tech Income Funding I, as Borrower, the lenders from time to time parties thereto (the “SPV Asset Facility I Lenders”), Goldman Sachs Bank USA as Sole Lead Arranger, Syndication Agent and Administrative Agent, State Street Bank and Trust Company as Collateral Administrator and Collateral Agent and Alter Domus (US) LLC as Collateral Custodian. On May 6, 2022 (the “SPV Asset Facility I Closing Date”), in connection with SPV Asset Facility I, Tech Income Funding I entered into a Margining Agreement (the “SPV Asset Facility I Margining Agreement”), with Goldman Sachs Bank USA, as Administrative Agent. On October 24, 2024 (the “SPV Asset Facility I Second Amendment Date”), the parties to the SPV Asset Facility I entered into an amendment in order to, among other changes, replace Alter Domus (US) LLC as collateral custodian with State Street Bank and Trust Company. The following describes the terms of the SPV Asset Facility I as amended through the SPV Asset Facility I Second Amendment Date.
The maximum principal amount which may be borrowed under the SPV Asset Facility I is $750.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding I’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits and other portfolio tests.
The SPV Asset Facility I provides for the ability to draw and redraw revolving loans under the SPV Asset Facility I for a period after the SPV Asset Facility I Closing Date until May 6, 2027. Unless otherwise terminated, the SPV Asset Facility I will mature on May 6, 2029 (the “SPV Asset Facility I Stated Maturity”). Prior to the SPV Asset Facility I Stated Maturity, proceeds received by Tech Income Funding I from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, applied to reinvest in additional eligible assets (for a period after the SPV Asset Facility I Closing Date until May 6, 2027, subject to certain conditions) and the excess interest may be returned to us, subject to certain conditions. On the SPV Asset Facility I Stated Maturity, Tech Income Funding I must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us. The SPV Asset Facility I may be permanently reduced, in whole or in part, at the option of Tech Income Funding I subject to payment of a premium for a period of time.
Amounts drawn bear interest at a reference rate (initially term SOFR) plus a spread of 2.40% and the spread is payable on the amount by which the undrawn amount exceeds a minimum threshold, initially zero and ramping to 70% of the commitment amount. The undrawn amount of the commitment not subject to such spread payment is subject to an undrawn fee of 0.50% per annum. Certain additional fees are payable on each payment date to Goldman Sachs as Administrative Agent. In addition, under the SPV Asset Facility I Margining Agreement and the SPV Asset Facility I, Tech Income Funding I is required to post cash margin (or in certain cases, additional eligible assets) to the Administrative Agent if a borrowing base deficiency occurs or if the weighted average price gap (as defined in the SPV Asset Facility I Margining Agreement), which is a measure of the excess of the aggregate market value assigned by the Administrative Agent to Tech Income Funding I’s assets over the total amount drawn under the SPV Asset Facility I, falls below a threshold level.
SPV Asset Facility II
On May 31, 2023 (the “SPV Asset Facility II Closing Date”), Tech Income Funding II LLC (“Tech Income Funding II”), a Delaware limited liability company and newly formed subsidiary of ours, entered into a Credit and Security Agreement (the “SPV Asset Facility II”), with Tech Income Funding II LLC, as Borrower, us, as Collateral Manager and Equityholder, Citibank, N.A., as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent and Collateral Administrator, Alter Domus (US) LLC as Custodian, the lenders from time to time parties thereto (the “SPV Asset Facility II Lenders”) and the group agents from time to time parties thereto. On October 10, 2024 (the “SPV Asset Facility II Second Amendment Date”), the parties to the SPV Asset Facility II entered into an amendment in order to, among other changes, replace Alter Domus (US) LLC as collateral custodian with State Street Bank and Trust Company. The following describes the terms of the SPV Asset Facility II amended through the SPV Asset Facility II Second Amendment Date.
The maximum principal amount of the SPV Asset Facility II is $500.0 million (increased from $250.0 million to $500.0 million on the SPV Asset Facility II Second Amendment Date), which can be drawn in multiple currencies subject to certain conditions; the availability of this amount is subject to a borrowing base test (which is based on the value of Tech Income Funding II’s assets from time to time, an advance rate and concentration limitations) and satisfaction of certain conditions, including collateral quality tests.
The SPV Asset Facility II provides for the ability to draw and redraw revolving loans under the SPV Asset Facility II for a period of up to three years after the SPV Asset Facility II Second Amendment Date (the “SPV Asset Facility II Reinvestment Period”) unless the SPV Asset Facility II Reinvestment Period is terminated sooner as provided in the SPV Asset Facility II. Unless otherwise terminated, the SPV Asset Facility II will mature two years after the last day of the SPV Asset Facility II Reinvestment Period on October 10, 2029 (the “SPV Asset Facility II Stated Maturity”). To the extent the commitments are terminated or permanently reduced during the first two years following the SPV Asset Facility II Closing Date, Tech Income Funding II may owe a prepayment penalty. Prior to the SPV Asset Facility II Stated Maturity, proceeds received by Tech Income Funding II from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility II Stated

Maturity, Tech Income Funding II must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us. The credit facility may be permanently reduced, in whole or in part, at the option of Tech Income Funding II.
Amounts drawn in U.S. dollars are benchmarked to Term SOFR, amounts drawn in British pounds are benchmarked to SONIA, amounts drawn in Canadian dollars are benchmarked to daily compounded Canadian Overnight Repo Rate Average, and amounts drawn in Euros are benchmarked to EURIBOR, and in each case plus a spread equal to the SPV Asset Facility II Applicable Margin. The “SPV Asset Facility II Applicable Margin” ranges from 1.60% to 2.35% depending on a ratio of broadly syndicated loans to other collateral assets in the Borrowing Base (as defined in the SPV Asset Facility II).
From the SPV Asset Facility II Closing Date to the SPV Asset Facility II Commitment Termination Date, Tech Income Funding II will pay certain unused fees subject to average utilization rates.
SPV Asset Facility III
On January 9, 2024 (the “SPV Asset Facility III Closing Date”), Tech Income Funding III LLC (“Tech Income Funding III”), a Delaware limited liability company and a newly formed subsidiary of ours entered into a Credit Agreement (the “SPV Asset Facility III”), with Tech Income Funding III, as borrower, Société Générale, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator and custodian, Alter Domus (US) LLC, as document custodian, and the lenders party thereto. On February 18, 2025 (the “SPV Facility III First Amendment Date”), the parties to the SPV Asset Facility III entered into an amendment in order to, among other changes, replace Alter Domus (US) LLC as document custodian with State Street Bank and Trust Company. The following describes the terms of the SPV Asset Facility III amended through the SPV Asset Facility III First Amendment Date.
The maximum principal amount which may be borrowed under the SPV Asset Facility III is $550.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding III’s assets from time to time, and satisfaction of certain conditions, including coverage tests, collateral quality tests, a lender advance rate test and certain concentration limits.
The SPV Asset Facility III provides for the ability to draw term loans and to draw and redraw revolving loans under the SPV Asset Facility III for a period of up to three years after the SPV Asset Facility III First Amendment Date (the “SPV Asset Facility III Reinvestment Period”). Unless otherwise terminated, the SPV Asset Facility III will mature on February 16, 2035 (the “SPV Asset Facility III Stated Maturity”). Prior to the SPV Asset Facility III Stated Maturity, proceeds received by Tech Income Funding III from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us, subject to certain conditions. On the SPV Asset Facility III Stated Maturity, Tech Income Funding III must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us. The SPV Asset Facility III may be permanently reduced, in whole or in part, at the option of Tech Income Funding III subject to payment of a premium for a period of one year from the SPV Asset Facility III First Amendment Date.
Amounts drawn bear interest at a reference rate (initially SOFR) plus a spread of 2.05%, and the aggregate term commitment and revolving commitment are subject to a minimum utilization amount. The undrawn amount of the aggregate term commitment and revolving commitment not subject to such spread payment is subject to an undrawn fee of 0.25% per annum for the first three months after the SPV Asset Facility III First Amendment Date, and 0.50% per annum thereafter; provided that after twelve months after the SPV Asset Facility III First Amendment Date, if the drawn amount is less than or equal to 65.0% of the aggregate term commitment and revolving commitment, then the portion of the undrawn amount constituting the positive difference between the drawn amount and 65.0% of the aggregate term commitment and revolving commitment is subject to an undrawn fee of 1.50% per annum. Certain additional fees are payable to Société Générale as administrative agent.
SPV Asset Facility IV
On June 12, 2025 (the “SPV Asset Facility IV Closing Date”), Tech Income Funding IV LLC (“Tech Income Funding IV”), a Delaware limited liability company and a newly formed subsidiary of ours entered into a Credit Agreement (the “SPV Asset Facility IV”), with Tech Income Funding IV, as borrower, The Bank of Nova Scotia, as administrative agent, State Street Bank and Trust Company, as collateral agent, collateral administrator, custodian and document custodian, and the lenders party thereto.
The maximum principal amount which may be borrowed under the SPV Asset Facility IV is $350.0 million; the availability of this amount is subject to a borrowing base test, which is based on the value of Tech Income Funding IV’s assets from time to time, and satisfaction of certain conditions, including coverage tests, collateral quality tests, a lender advance rate test and certain concentration limits.
The SPV Asset Facility IV provides for the ability to draw and redraw revolving loans under the SPV Asset Facility IV for a period of up to 2.5 years after the SPV Asset Facility IV Closing Date. Unless otherwise terminated, the SPV Asset Facility IV will mature on June 12, 2034 (the “SPV Asset Facility IV Stated Maturity”). Prior to the SPV Asset Facility IV Stated Maturity, proceeds received by Tech Income Funding IV from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to us or reinvested to purchase new assets, subject to certain conditions. On the SPV Asset Facility IV Stated Maturity, Tech Income Funding IV must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to us.

Amounts drawn bear interest at a reference rate (initially SOFR) plus an applicable margin that ranges from 1.58% to 2.25% depending on the ratio of broadly syndicated loans in the collateral. The undrawn amount of the aggregate revolving commitment not subject to such spread payment is subject to an undrawn fee of 0.00% per annum for the first three months, and 0.50% per annum thereafter. Tech Income Funding IV also pays The Bank of Nova Scotia certain fees in connection with its role as administrative agent.
Debt Securitization Transactions
We incur secured financing through a debt securitization transaction (the “CLO Transaction”) issued by our consolidated subsidiary (the “CLO Issuer”), which is backed by a portfolio of collateral obligations consisting of middle-market loans and participation interests in middle-market loans as well as by other assets of the CLO Issuer. The CLO Issuer issues preferred shares which are not secured by the collateral securing the CLO Transaction which we purchase. We act as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of a CLO Issuer’s preferred shares. Notes issued by the CLO Issuer have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration. The Adviser serves as collateral manager for the CLO Issuer under a collateral management agreement. The Adviser is entitled to receive fees for providing these services. The Adviser routinely waives its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to Adviser pursuant to the Investment Advisory Agreement will be offset by the amount of the collateral management fee attributable to a CLO Issuer’s equity or notes owned by us. Assets pledged to debt holders of the CLO Transaction and the other secured parties under each CLO Transaction’s documentation will not be available to pay our debts. We consolidate the financial statements of the CLO Issuer in our consolidated financial statements.
Athena CLO III
On May 22, 2024 (the “Athena CLO III Closing Date”), we completed a $450.0 million term debt securitization transaction (the “Athena CLO III Transaction”). The secured notes and preferred shares issued in the Athena CLO III Transaction were issued by our consolidated subsidiary Athena CLO III, LLC, a limited liability company organized under the laws of the State of Delaware (the “Athena CLO III Issuer”).
The Athena CLO III Transaction was executed by the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Athena CLO III Closing Date (the “Athena CLO III Indenture”), by and among the Athena CLO III Issuer and State Street Bank and Trust Company: (i) $220.0 million of AAA(sf) Class A-1 Notes, which bear interest at three-month term SOFR plus 2.15%, (ii) $5.0 million of AAA(sf) Class A-2 Notes, which bear interest at 6.619%, (iii) $22.5 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 2.75% and (iv) $22.5 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 3.50% (together, the “Athena CLO III Secured Notes”). The Athena CLO III Secured Notes are secured by middle-market loans, participation interests in middle-market loans and other assets of the Athena CLO III Issuer. The Athena CLO III Secured Notes are scheduled to mature on April 20, 2036. The Athena CLO III Secured Notes were privately placed by Goldman Sachs & Co. LLC as Placement Agent.
Concurrently with the issuance of the Athena CLO III Secured Notes, the Athena CLO III Issuer issued approximately $180.0 million of subordinated securities in the form of 179,950 preferred shares at an issue price of $1,000 per share (the “Athena CLO III Preferred Shares”).
As part of the Athena CLO III Transaction, we entered into a loan sale agreement with the Athena CLO III Issuer dated as of the Athena CLO III Closing Date (the “Athena CLO III OTIC Loan Sale Agreement”), which provided for the contribution of approximately $223.7 million funded par amount of middle-market loans from us to the Athena CLO III Issuer on the Athena CLO III Closing Date and for future sales from us to the Athena CLO III Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Athena CLO III Secured Notes. The remainder of the initial portfolio assets securing the Athena CLO III Secured Notes consisted of approximately $197.9 million funded par amount of middle-market loans purchased by the Athena CLO III Issuer from Tech Income Funding I LLC, a wholly-owned subsidiary of ours, under an additional loan sale agreement executed on the Athena CLO III Closing Date between the Athena CLO III Issuer and Tech Income Funding I LLC (the “Athena CLO III Tech Income Funding I Loan Sale Agreement”). No gain or loss was recognized as a result of these sales and contributions. We and Tech Income Funding I each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement.
Through April 20, 2028, a portion of the proceeds received by the Athena CLO III Issuer from the loans securing the Athena CLO III Secured Notes may be used by the Athena CLO III Issuer to purchase additional middle-market loans under the direction of the Adviser, our investment advisor, in its capacity as collateral manager for the Athena CLO III Issuer and in accordance with our investing strategy and ability to originate eligible middle-market loans.
The Athena CLO III Secured Notes are the secured obligation of the Athena CLO III Issuer, and the Athena CLO III Indenture includes customary covenants and events of default.

Unsecured Notes
Series 2023A Notes
On July 6, 2023, we entered into a Master Note Purchase Agreement (the “Series 2023A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023A Notes, due July 6, 2026, with a fixed interest rate of 8.25% per year (the “Series 2023A Notes”), to qualified institutional investors in a private placement. The Series 2023A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of ours.
Interest on the Series 2023A Notes will be due semiannually on January 6 and July 6 each year, beginning on January 6, 2024. The Series 2023A Notes may be redeemed in whole or in part at any time or from time to time at our option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, we are obligated to offer to prepay the Series 2023A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023A Notes are general unsecured obligations of ours that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.
The Series 2023A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of our status as a BDC within the meaning of the 1940 Act, a minimum net worth of $347.1 million and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023A Note Purchase Agreement) occurs, the Series 2023A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of ours, certain judgments and orders and certain events of bankruptcy.
Series 2023B-A Notes
On December 6, 2023, we entered into a Master Note Purchase Agreement (the “Series 2023B-A Note Purchase Agreement”) governing the issuance of $100.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche A, due January 15, 2029, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-A Note Purchase Agreement) plus 4.75% (475 basis points) (the “Series 2023B-A Notes”), to qualified institutional investors in a private placement. The Series 2023B-A Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of ours.
Interest on the Series 2023B-A Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-A Notes may be redeemed in whole or in part at any time or from time to time at our option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, we are obligated to offer to prepay the Series 2023B-A Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023B-A Notes are general unsecured obligations of ours that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.
The Series 2023B-A Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of our status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-A Note Purchase Agreement) occurs, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-A Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-A Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.

The Series 2023B-A Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of ours, certain judgments and orders and certain events of bankruptcy.

Series 2023B-B Notes
On December 20, 2023, we entered into a Note Purchase Agreement (the “Series 2023B-B Note Purchase Agreement”) governing the issuance of $75.0 million in aggregate principal amount of Series 2023B Senior Notes, Tranche B, due January 15, 2027, with a floating interest rate per annum equal to the Benchmark (which is based on the CME TSFR3M Index Screen Rate and more fully defined in the Series 2023B-B Note Purchase Agreement) plus 4.45% (445 basis points) (the “Series 2023B-B Notes”), to qualified institutional investors in a private placement. The Series 2023B-B Notes are guaranteed by OR Tech Lending IC LLC, ORTIC BC 1 LLC and ORTIC BC 2 LLC, subsidiaries of ours.
Interest on the Series 2023B-B Notes will be due quarterly on the 15th day of January, April, July and October each year, beginning on April 15, 2024. The Series 2023B-B Notes may be redeemed in whole or in part at any time or from time to time at our option at par plus accrued interest to the prepayment date and, if applicable, a make-whole premium. In addition, we are obligated to offer to prepay the Series 2023B-B Notes at par plus accrued and unpaid interest up to, but excluding, the date of prepayment, if certain change in control events occur. The Series 2023B-B Notes are general unsecured obligations of ours that rank pari passu with all outstanding and future unsecured unsubordinated indebtedness issued by us.
The Series 2023B-B Note Purchase Agreement contains customary terms and conditions for senior unsecured notes issued in a private placement, including, without limitation, affirmative and negative covenants such as information reporting, maintenance of our status as a BDC within the meaning of the 1940 Act, a minimum net worth of $1.06 billion, and a minimum asset coverage ratio of 1.50 to 1.00.
In addition, in the event that a Below Investment Grade Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Below Investment Grade Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that a Secured Debt Ratio Event (as defined in the Series 2023B-B Note Purchase Agreement) occurs, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 1.50% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the Secured Debt Ratio Event to and until the date on which the Below Investment Grade Event is no longer continuing. In the event that both a Below Investment Grade Event and a Secured Debt Ratio Event have occurred and are continuing, the Series 2023B-B Notes will bear interest at a fixed rate per annum which is 2.00% above the stated rate of the Series 2023B-B Notes from the date of the occurrence of the later to occur of the Below Investment Grade Event and the Secured Debt Ratio Event to and until the date on which one of such events is no longer continuing.
The Series 2023B-B Note Purchase Agreement also contains customary events of default with customary cure and notice periods, including, without limitation, nonpayment, incorrect representation in any material respect, breach of covenant, certain cross-defaults or cross-acceleration under other indebtedness of ours, certain judgments and orders and certain events of bankruptcy.

Off-Balance Sheet Arrangements

Portfolio Company Commitments
From time to time, we may enter into commitments to fund investments in the form of revolving credit, delayed draw, or equity commitments, which require us to provide funding when requested by portfolio companies in accordance with underlying loan agreements. We had the following outstanding commitments as of the following periods:

	As of
($ in thousands)	June 30, 2025	December 31, 2024
Total unfunded revolving loan commitments	$298,852	$249,744
Total unfunded delayed draw loan commitments	410,019	294,241
Total unfunded revolving and delayed draw loan commitments	$708,871	$543,985

Total unfunded equity commitments	$11,727	$446

Total unfunded commitments	$720,598	$544,431

We seek to carefully consider our unfunded portfolio company commitments for the purpose of planning our ongoing financial leverage. Further, we consider any outstanding unfunded portfolio company commitments we are required to fund within the 150% asset coverage limitation. As of June 30, 2025, we believed we had adequate financial resources to satisfy the unfunded portfolio company commitments.
Warehouse Facility with Macquarie
On March 21, 2022, the Board approved that we may enter into multiple purchase agreements with Macquarie US Trading LLC and certain of its affiliates (each, a “Financing Provider” and collectively, the “Financing Providers”). Under the purchase agreements, we had forward obligations to settle the purchase of certain investments (the “Warehouse Investments”) from the Financing Providers, each of whom was obligated to settle the sale of such investments subject to the following conditions: (a) we received a minimum of $450.0 million of subscriptions; and (b) the Board approved the purchase of the specific Warehouse Investments (collectively, the “Warehouse Conditions”). The Warehouse Investments consisted of newly originated, privately negotiated senior secured term loans to middle-market companies consistent with our investment strategy.
Prior to such time as we satisfied the Warehouse Conditions, our obligations under the purchase agreements were guaranteed by an affiliate of our Adviser. On May 10, 2022, conditions under the purchase agreement with Macquarie were met and we were obligated to settle $129.2 million of funded principal at the end of the respective minimum day count for each warehouse investment.
On June 8, 2022, we settled the 4 warehouse investments that the Financing Providers purchased having an aggregate cost of $127.0 million. As of June 30, 2025, there were no purchase agreements outstanding with the Financing Providers.
Organizational and Offering Costs
The table below presents the total amount of organization and offering costs, inclusive of organization and offering costs deferred under the expense deferral agreement, incurred by the Adviser and its affiliates since inception and charged to us as of the following dates:

	As of
	June 30, 2025	December 31, 2024
($ in thousands)
Organizational and Offering Costs incurred by the Adviser	$4,932	$4,769
Organizational and Offering Costs charged to the Company(1)	$4,932	$3,039

(1) As of June 30, 2025, $3.8 million relates to offering costs and $1.1 million relates to organizational costs. The organizational costs were incurred by the Adviser prior to the Company meeting the first installment of the Expense Deferral Agreement. The organizational costs were subsequently incurred in the Consolidated Statements of Operations as professional fees and other general and administrative as the Company met the expense deferral installments applicable for those periods.

Under the Investment Advisory Agreement, there will be no liability on the Company’s part for the offering or organization costs funded by the Adviser or its affiliates until the Company has satisfied the minimum offering requirement. At such time, the Adviser will be entitled to receive up to 1.5% of gross offering proceeds raised in the Company’s continuous public offering until all organization and offering costs funded by the Adviser or its affiliates have been recovered.

Other Commitments and Contingencies
From time to time, we may become a party to certain legal proceedings incidental to the normal course of our business. As of June 30, 2025, management was not aware of any pending or threatened litigation.
Expense Deferral Agreement
Our Adviser has agreed to incur and pay certain expenses pursuant to the Expense Deferral Agreement prior to April 30, 2023. We will be obligated to reimburse the aggregate amount of expenses previously paid by the Adviser in eighteen equal installments, upon meeting specified conditions.
The table below presents the total amount of expenses incurred by the Adviser on our behalf and as of the following periods:

	As of
	June 30, 2025	December 31, 2024
($ in thousands)
Expenses incurred by the Adviser	$7,679	$7,679
Organizational and Offering Costs incurred by the Adviser	4,299	4,299
Total Expenses incurred by the Adviser	$11,978	$11,978
The first installment became an obligation of ours on December 1, 2023, when we reached $1.75 billion in Net Subscriptions received from the sale of our common shares, and each of the seventeen remaining installments will become an obligation of ours for each $75.0 million in Net Subscriptions received from the sale of our common shares thereafter.
The table below presents the amounts, the number of installments and the amount we became obligated to reimburse the Adviser for the following periods:

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
($ in thousands)
Number of installments met by the Company	0	7	3	10

Expenses reimbursed to the Adviser	$—	$3,333	$1,428	$4,761
Organizational and Offering Costs reimbursed to the Adviser	—	1,326	568	1,894
Total Expense reimbursed to the Adviser	$—	$4,659	$1,996	$6,655
As of March 31, 2025, we met the final installment under the expense deferral agreement and as of June 30, 2025 there were no expenses remaining. As of December 31, 2024, the total remaining expenses under the expense deferral agreement were $2.0 million, which represents the equivalent of three remaining installments. As of June 30, 2025, Net Subscriptions received from the sale of our common shares were $3.0 billion. See Note 3 "Agreements and Related Party Transactions."

Contractual Obligations
The table below presents a summary of our contractual payment obligations under our credit facilities as of June 30, 2025:

	Payments Due by Period
($ in thousands)	Total	Less than 1 year		1-3 years		3-5 years		After 5 years
Revolving Credit Facility	$496,217	$—		$—		$496,217		$—
SPV Asset Facility I	464,000	—		—		464,000		—
SPV Asset Facility II	361,000	—		—		361,000		—
SPV Asset Facility III	375,000	—		—		—		375,000
SPV Asset Facility IV	330,000	—	—	—	—	—	—	330,000
Athena CLO III	270,000	—		—		—		270,000
Series 2023A Notes	100,000	—		100,000		—		—
Series 2023B-A Notes	100,000	—		—		100,000		—
Series 2023B-B Notes	75,000	—		75,000		—		—
Total Contractual Obligations	$2,571,217	$—		$175,000		$1,421,217		$975,000

Related Party Transactions
We have entered into a number of business relationships with affiliated or related parties, including the following:
•the Investment Advisory Agreement;
•the Administration Agreement;
•the Expense Support Agreement;
•the Expense Deferral Agreement;
•the Dealer Manager Agreement; and
•the License Agreement.
In addition to the aforementioned agreements, we, rely on exemptive relief that has been granted to OCA and certain of its affiliates to permit us to co-invest with other funds managed by the Adviser and its affiliates in a manner consistent with our investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” for further details.
We invest in Credit SLF, which is a controlled affiliated investment, as defined in the 1940 Act. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” and "ITEM 1. - Notes to Consolidated Financial Statements – Note 4. Investments – Blue Owl Credit SLF LLC" for further details. Additional information about Credit SLF is also included in Exhibit 99.1 to this report.
We invest in LSI Financing DAC and LSI Financing LLC, which are non-controlled affiliated investments, as defined in the 1940 Act. See “ITEM 1. – Notes to Consolidated Financial Statements – Note 3. Agreements and Related Party Transactions” and "ITEM 1. - Notes to Consolidated Financial Statements – Note 4. Investments" for further details.

Critical Accounting Policies
The preparation of the consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets, and any other parameters used in determining such estimates could cause actual results to differ. Our critical accounting policies should be read in connection with our risk factors as described in our Form 10-K for the fiscal year ended December 31, 2024 in “ITEM 1A. - RISK FACTORS.”
Investments at Fair Value
Investment transactions are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment values, including the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.
Rule 2a-5 under the 1940 Act establishes requirements for determining fair value in good faith for purposes of the 1940 Act. Pursuant to Rule 2a-5, the Board designated the Adviser as our valuation designee to perform fair value determinations relating to the value of assets held by us for which market quotations are not readily available.
Investments for which market quotations are readily available are typically valued at the average bid price of those market quotations. To validate market quotations, we utilize a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. Debt and equity securities that are not publicly traded or whose market prices are not readily available, as is the case for substantially all of our investments, are valued at fair value as determined in good faith by our Adviser, as the valuation designee, based on, among other things, independent third-party valuation firm(s) engaged at the direction of our Adviser.
As part of the valuation process, the Adviser, as the valuation designee, takes into account relevant factors in determining the fair value of our investments, including: the estimated enterprise value of a portfolio company (i.e., the total fair value of the portfolio company’s debt and equity), the nature and realizable value of any collateral, the portfolio company’s ability to make payments based on its earnings and cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, and overall changes in the interest rate environment and the credit markets that may affect the price at which similar investments may be made in the future. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, the Board considers whether the pricing indicated by the external event corroborates its valuation.
Our Adviser, as the valuation designee, undertakes a multi-step valuation process, which includes, among other procedures, the following:
•With respect to investments for which market quotations are readily available, those investments will typically be valued at the average bid price of those market quotations;
•With respect to investments for which market quotations are not readily available, the valuation process begins with the independent valuation firm(s) providing a preliminary valuation of each investment to the Adviser’s valuation committee;
•Preliminary valuation conclusions are documented and discussed with the Adviser’s valuation committee;
•Our Adviser, as the valuation designee, reviews the recommended valuations and determines the fair value of each investment;
•Each quarter, our Adviser, as the valuation designee, provides the Audit Committee a summary or description of material fair value matters that occurred in the prior quarter and on an annual basis, our Adviser, as the valuation designee, will provide the Audit Committee with a written assessment of the adequacy and effectiveness of its fair value process; and
•The Audit Committee oversees the valuation designee and will report to the Board on any valuation matters requiring the Board’s attention.
We conduct this valuation process on a quarterly basis.
We apply ASC 820, which establishes a framework for measuring fair value in accordance with U.S. GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, we consider its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in determination of fair value. In accordance with ASC 820, these levels are summarized below:
•Level 1 – Valuations based on quoted prices in active markets for identical assets or liabilities that we have the ability to access.
•Level 2 – Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
•Level 3 – Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Transfers between levels, if any, are recognized at the beginning of the period in which the transfer occurred. In addition to using the above inputs in investment valuations, we apply the valuation policy approved by our Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, as the valuation designee, evaluates the source of the inputs, including any markets in which our investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When an investment is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Adviser, as the valuation designee, subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for treatment as a Level 2 or Level 3 investment. For example, our Adviser, as the valuation designee, or the independent valuation firm(s), review pricing support provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of our investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we could realize amounts that are different from the amounts presented and such differences could be material.
In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected herein.
Financial and Derivative Instruments
Pursuant to ASC 815 Derivatives and Hedging, all derivative instruments entered into by us are designated as hedging instruments. For all derivative instruments designated as a hedge, the entire change in the fair value of the hedging instrument shall be recorded in the same line item of the Consolidated Statements of Operations as the hedged item. Fair value is estimated by discounting remaining payments using applicable current market rates, or market quotes, if available. Rule 18f-4 requires BDCs that use derivatives to, among other things, comply with a value-at-risk leverage limit, adopt a derivatives risk management program, and implement certain testing and board reporting procedures. We do not currently use derivatives. Rule 18f-4 exempts BDCs that qualify as “limited derivatives users” from the aforementioned requirements, provided that these BDCs adopt written policies and procedures that are reasonably designed to manage the BDC’s derivatives risks and comply with certain recordkeeping requirements. Rule 18f-4 provides that a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has, among other things, a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. Pursuant to Rule 18f-4, when we trade reverse repurchase agreements or similar financing transactions, including certain tender option bonds, we need to aggregate the amount of any other senior securities representing indebtedness (e.g., bank borrowings, if applicable) when calculating our asset coverage ratio. We currently qualify as a “limited derivatives user” and expect to continue to do so. We have adopted a derivatives policy that complies with the recordkeeping requirements of Rule 18f-4.

Interest and Dividend Income Recognition
Interest income is recorded on the accrual basis and includes amortization and accretion of discounts or premiums. Certain investments may have contractual payment-in-kind (“PIK”) interest or dividends, the majority of which is structured at initial underwriting. PIK interest or dividends represent accrued interest or dividends that are added to the principal amount of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or at the occurrence of a certain liquidation event. Discounts to par value on securities purchased are amortized into interest income over the contractual life of the respective security using the effective yield method. Premiums to par value on securities purchased are amortized to first call date. The amortized cost of investments represents the original cost adjusted for the amortization or accretion of discounts or premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income in the current period.
Loans are generally placed on non-accrual status when there is reasonable doubt that principal or interest will be collected in full. Accrued interest is generally reversed when a loan is placed on non-accrual status. Interest payments received on non-accrual loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability. If at any point we believe PIK interest is not expected to be realized, the investment generating PIK interest will be placed on non-accrual status. When a PIK investment is placed on non-accrual status, the accrued, uncapitalized interest or dividends are generally reversed through interest income. Non-accrual loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may make exceptions to this treatment and determine to not place a loan on non-accrual status if the loan has sufficient collateral value and is in the process of collection.
Dividend income on preferred equity securities is recorded on the accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Dividend income on common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies.
Distributions
We have elected to be treated for U.S. federal income tax purposes, and qualify annually thereafter, as a RIC under Subchapter M of the Code. To obtain and maintain our tax treatment as a RIC, we must distribute (or be deemed to distribute) in each taxable year distributions for tax purposes equal to at least the sum of:
•90% of our investment company taxable income (which is generally our ordinary income plus the excess of realized short-term capital gains over realized net long-term capital losses), determined without regard to the deduction for dividends paid, for such taxable year; and
•90% of our net tax-exempt interest income (which is the excess of our gross tax exempt interest income over certain disallowed deductions) for such taxable year.

As a RIC, we (but not our shareholders) generally will not be subject to U.S. federal tax on investment company taxable income and net capital gains that we distribute to our shareholders.
We intend to distribute annually all or substantially all of such income. To the extent that we retain our net capital gains or any investment company taxable income, we generally will be subject to U.S. federal income tax at corporate rates. We can be expected to carry forward our net capital gains or any investment company taxable income in excess of current year dividend distributions, and pay the U.S. federal excise tax as described below.
Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement are subject to a nondeductible 4% U.S. federal excise tax payable by us. We may be subject to a nondeductible 4% U.S. federal excise tax if we do not distribute (or are treated as distributing) during each calendar year an amount at least equal to the sum of:
•98% of our net ordinary income excluding certain ordinary gains or losses for that calendar year;
•98.2% of our capital gain net income, adjusted for certain ordinary gains and losses, recognized for the twelve-month period ending on October 31 of that calendar year; and
•100% of any income or gains recognized, but not distributed, in preceding years.
While we intend to distribute any income and capital gains in the manner necessary to minimize imposition of the 4% U.S. federal excise tax, sufficient amounts of our taxable income and capital gains may not be distributed and as a result, in such cases, the excise tax will be imposed. In such an event, we will be liable for this tax only on the amount by which we do not meet the foregoing distribution requirement.
We intend to pay monthly distributions to our shareholders out of assets legally available for distribution. All distributions will be paid at the discretion of our Board and will depend on our earnings, financial condition, maintenance of our tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time.
To the extent our current taxable earnings for a year fall below the total amount of our distributions for that year, a portion of those distributions may be deemed a return of capital to our shareholders for U.S. federal income tax purposes. Thus, the source of a distribution to our shareholders may be the original capital invested by the shareholder rather than our income or gains. Shareholders should read written disclosure carefully and should not assume that the source of any distribution is our ordinary income or gains.
With respect to distributions we have adopted a distribution reinvestment plan which was amended and restated on May 6, 2024. The amended and restated distribution reinvestment plan provides for reinvestment of any cash distributions on behalf of shareholders who have enrolled in the distribution reinvestment plan. As a result, if the Board authorizes and declares a cash distribution, then the shareholders who have enrolled in the distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution. We expect to use newly issued shares to implement the distribution reinvestment plan.
Income Taxes
We have elected to be treated as a BDC under the 1940 Act. We have also elected to be treated as a RIC under the Code beginning with the taxable year ending December 31, 2021, and continue to qualify for tax treatment as a RIC. So long as we maintain our tax treatment as a RIC, we generally will not pay U.S. federal income taxes at corporate rates on any ordinary income or capital gains that we distribute at least annually to our shareholders as distributions. Rather, any tax liability related to income earned and distributed by us represents obligations of our investors and will not be reflected in our consolidated financial statements.
To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, we generally must distribute to our shareholders, for each taxable year, at least 90% of our “investment company taxable income” for that year, which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses. In order for us to not be subject to U.S. federal excise taxes, we must distribute annually an amount at least equal to the sum of (i) 98% of our net ordinary income (taking into account certain deferrals and elections) for the calendar year, (ii) 98.2% of our capital gains in excess of capital losses for the one-year period ending on October 31 of the calendar year and (iii) any net ordinary income and capital gains in excess of capital losses for preceding years that were not distributed during such years. We, at our discretion, may carry forward taxable income in excess of calendar year dividends and pay a 4% nondeductible U.S. excise tax on this income.
We evaluate tax positions taken or expected to be taken in the course of preparing our consolidated financial statements to determine whether the tax positions are “more-likely-than-not” to be sustained by the applicable tax authority. Tax positions not deemed to meet the “more-likely-than-not” threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going analyses of tax laws, regulations and interpretations thereof. There were no material uncertain tax positions through December 31, 2024. As applicable, our prior three tax years remain subject to examination by U.S. federal, state and local tax authorities.

Recent Developments
Distribution
On August 5, 2025, our Board declared a distribution of $0.074775 per share, payable on or before September 30, 2025 to the shareholders of record as of August 29, 2025, a distribution of $0.074775 per share, payable on or before October 31, 2025 to the shareholders of record as of September 30, 2025, a distribution of $0.074775 per share, payable on or before November 30, 2025 to the shareholders of record as of October 31, 2025, and a special distribution of $0.010000 per share payable on or before October 31, 2025 to the shareholders of record as of September 30, 2025.
Equity Raise Proceeds
As of August 7, 2025, the Company has issued approximately 86.6 million shares of its Class S common stock, approximately 269.2 million shares of its Class I common stock and approximately 3.3 million shares of its Class D common stock and has raised total gross proceeds of approximately $895.0 million, $2.8 billion, and $34.2 million, respectively, including seed capital of $1,000 contributed by its Adviser in September 2021 and approximately $50.0 million in gross proceeds raised from entities affiliated with the Adviser. In addition, the Company has received $62.3 million in subscription payments which the Company accepted on August 4, 2025, which are pending the Company’s determination of the net asset value per share applicable to such purchase.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.
We are subject to financial market risks, including valuation risk, interest rate risk, currency risk, credit risk and inflation risk. Uncertainty with respect to the imposition of tariffs on and trade disputes with certain countries, the fluctuations in global interest rates, the ongoing war between Russia and Ukraine, the conflicts in the Middle East and concerns over future increases in inflation or adverse investor sentiment generally, introduced significant volatility in the financial markets, and the effects of this volatility has materially impacted and could continue to materially impact our market risks, including those listed below.
Valuation Risk
We primarily invest in illiquid debt and equity securities of private companies. Most of our investments will not have a readily available market price, and we value these investments at fair value as determined in good faith by the Adviser, as our valuation designee, based on, among other things, the input of independent third-party valuation firm(s) engaged at the direction of the Adviser, as the valuation designee, and in accordance with our valuation policy. There is no single standard for determining fair value. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material.
Credit Risk
We generally endeavor to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. As of June 30, 2025 and December 31, 2024, we held the majority of our cash balances with a single highly rated money center bank and such balances are in excess of Federal Deposit Insurance Corporation insured limits. We seek to mitigate this exposure by monitoring the credit standing of these financial institutions.
Interest Rate Risk
Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We intend to fund portions of our investments with borrowings, and at such time, our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, we cannot assure you that a significant change in market interest rates will not have a material adverse effect on our net investment income. In a prolonged low interest rate environment, the difference between the total interest income earned on interest earning assets and the total interest expense incurred on interest bearing liabilities may be compressed, reducing our net income and potentially adversely affecting our operating results. Conversely, in a rising interest rate environment, such difference could potentially increase thereby increasing our net income as indicated per the table below.
As of June 30, 2025, 99.2% of our debt investments based on fair value were floating rates and the majority of our debt investments have a floor of 0.8%. Additionally, the weighted average reference rate floor, based on fair value, of our debt investments was 0.6%. The Revolving Credit Facility, the SPV Asset Facility I, the SPV Asset Facility II, SPV Asset Facility III, SPV Asset Facility IV, and the Series 2023B Notes bear interest at variable interest rates with no interest rate floor. Athena CLO III bears interest at fixed and variable rates. The Series 2023A Notes bear interest at a fixed rate.
Based on our Consolidated Statements of Assets and Liabilities as of June 30, 2025, the following table shows the annualized impact on net income of hypothetical base rate changes in interest rates on our debt investments (considering interest rate floors for floating rate instruments) assuming each floating rate investment is subject to 3-month reference rate election and there are no changes in our investment and borrowing structure:

($ in thousands)	Interest Income	Interest Expense	Net Income(1)
Up 300 basis points	$169,314	$73,987	$95,327
Up 200 basis points	$112,876	$49,324	$63,552
Up 100 basis points	$56,438	$24,662	$31,776
Down 100 basis points	$(56,438)	$(24,662)	$(31,776)
Down 200 basis points	$(112,876)	$(49,324)	$(63,552)
Down 300 basis points	$(169,118)	$(73,987)	$(95,131)
(1) Excludes the impact of income based fees
We may hedge against interest rate fluctuations by using hedging instruments such as additional interest rate swaps, futures, options, and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates.

Currency Risk
From time to time, we may make investments that are denominated in a foreign currency, borrow in certain foreign currencies under our credit facilities or issue notes in certain foreign currencies. These investments, borrowings and issuances are translated into U.S. dollars at each balance sheet date, exposing us to movements in foreign exchange rates. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us. We may utilize instruments such as, but not limited to, forward contracts or cross currency swaps to seek to hedge against fluctuations in the relative values of our portfolio positions from changes in currency exchange rates. Instead of entering into a foreign currency forward contract in connection with loans or other investments denominated in a foreign currency, we may borrow in that currency to establish a natural hedge against our loan, issuance or investment. To the extent the loan, issuance or investment is based on a floating rate other than a rate under which we can borrow under our credit facilities, we may utilize interest rate derivatives to hedge our exposure to changes in the associated rate.
Inflation Risk
Inflation is likely to continue in the near to medium-term, particularly in the United States, with the possibility that monetary policy may tighten in response. Persistent inflationary pressures could affect our portfolio companies’ profit margins.
Item 4. Controls and Procedures
(a)Evaluation of Disclosure Controls and Procedures
In accordance with Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we, under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) of the Exchange Act) as of the end of the period covered by this Quarterly Report on Form 10-Q and determined that our disclosure controls and procedures are effective as of the end of the period covered by the Quarterly Report on Form 10-Q.
(b) Changes in Internal Controls Over Financial Reporting
There have been no changes in our internal controls over financial reporting that occurred during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION
Item 1. Legal Proceedings.
We are not currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of any such future legal or regulatory proceedings cannot be predicted with certainty, we do not expect that any such future proceedings will have a material effect upon our financial condition or results of operations.
Item 1A. Risk Factors.
In addition to other information set forth in this report, you should carefully consider the risk factors discussed in Part I, “ITEM 1A. RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which could materially affect our business, financial condition, and/or operating results. The risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially and adversely affect our business, financial condition and/or operating results.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
Other than the shares issued pursuant to our dividend reinvestment plan, we did not sell any unregistered equity securities, except as previously disclosed in certain 8-Ks filed with the SEC. In order to satisfy the reinvestment portion of our dividends for six months ended June 30, 2025, we issued the following shares of common stock to stockholders of record on the dates noted below who did not opt out of our dividend reinvestment plan. These issuances were not subject to the registration requirements of the Securities Act.

Date of Issuance	Record Date	Number of Shares	Purchase Price	Share Class
1/27/2025	12/31/2024	362,084	$10.42	S
1/27/2025	12/31/2024	3,730	$10.42	D
1/27/2025	12/31/2024	927,721	$10.42	I
2/25/2025	1/31/2025	258,506	$10.43	S
2/25/2025	1/31/2025	2,665	$10.43	D
2/25/2025	1/31/2025	688,929	$10.43	I
3/25/2025	2/28/2025	271,975	$10.39	S
3/25/2025	2/28/2025	2,745	$10.39	D
3/25/2025	2/28/2025	707,738	$10.39	I
4/24/2025	3/31/2025	364,138	$10.34	S
4/24/2025	3/31/2025	3,866	$10.34	D
4/24/2025	3/31/2025	886,271	$10.34	I
5/23/2025	4/30/2025	296,283	$10.31	S
5/23/2025	4/30/2025	3,207	$10.31	D
5/23/2025	4/30/2025	707,923	$10.31	I
6/25/2025	5/31/2025	307,616	$10.35	S
6/25/2025	5/31/2025	3,635	$10.35	D
6/25/2025	5/31/2025	721,837	$10.35	I
We commenced a share repurchase program pursuant to which we intend to conduct quarterly repurchase offers to allow our shareholders to tender their shares at a price equal to the net offering price per share for the applicable class of shares on each date of repurchase.
Our Board has complete discretion to determine whether we will engage in any share repurchase, and if so, the terms of such repurchase. At the discretion of our Board, we may use cash on hand, cash available from borrowings, and cash from the sale of our investments as of the end of the applicable period to repurchase shares. All shares purchased by us pursuant to the terms of each offer to repurchase will be retired and thereafter will be authorized and unissued shares. The purpose of the offers to repurchase is to provide shareholders with the potential for a measure of liquidity since there is otherwise no public market for shares of our common stock.
We intend to limit the number of shares to be repurchased in each quarter to no more than 5.00% of our outstanding shares of common stock.

Any periodic repurchase offers are subject in part to our available cash and compliance with the BDC and RIC qualification and diversification rules promulgated under the 1940 Act and the Code, respectively. While we intend to continue to conduct quarterly tender offers as described above, we are not required to do so and may suspend or terminate the share repurchase program at any time.

Offer Date	Class	Tender Offer Expiration	Tender Offer	Purchase Price per Share	Shares Repurchased
($ in thousands, except per share and share amounts)
February 27, 2024	I	March 29, 2024	$13,250	$10.44	1,269,118
February 27, 2024	S	March 29, 2024	$1,958	$10.44	187,558
May 23, 2024	I	June 28, 2024	$26,086	$10.42	2,503,435
May 23, 2024	S	June 28, 2024	$11,239	$10.42	1,078,644
May 23, 2024	D	June 28, 2024	$169	$10.42	16,239
February 26, 2025	I	March 31, 2025	$82,728	$10.34	8,000,727
February 26, 2025	S	March 31, 2025	$15,662	$10.34	1,514,802
February 26, 2025	D	March 31, 2025	$147	$10.34	14,197
May 23, 2025	I	June 30, 2025	$130,914	$10.37	12,624,263
May 23, 2025	S	June 30, 2025	$16,306	$10.37	1,572,626

Item 3. Defaults Upon Senior Disclosures.
None.
Item 4. Mine Safety Disclosures.
Not applicable.
Item 5. Other Information

Rule 10b5-1 Trading Plans
During the fiscal quarter ended June 30, 2025, none of the Company’s directors or executive officers adopted or terminated any contract, instruction or written plan for the purchase or sale of Company securities that was intended to satisfy the affirmative defense conditions of Rule 10b5-1(c) or any “non-Rule 10b5-1 trading arrangement.”

Item 6. Exhibits, Financial Statement Schedules.

Exhibit Number	Description of Exhibits
3.1	Third Articles of Amendment and Restatement, dated June 24, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 26, 2024).
3.2	Third Amended and Restated Bylaws, dated November 6, 2023 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed on November 9, 2023).
10.1
Credit Agreement, dated as of June 12, 2025, among Tech Income Funding IV LLC, as Borrower, the Lenders party thereto, The Bank of Nova Scotia, as Administrative Agent, State Street Bank and Trust Company, as Collateral Agent, Collateral Administrator, Custodian and Document Custodian(incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on June 18, 2025)

10.2
Sale and Contribution Agreement, dated as of June 12, 2025, between Blue Owl Technology Income Corp., as Seller and Core Income Funding IV LLC, as Purchaser (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K, filed on June 18, 2025).

21.1*	Subsidiary List
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1**	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2**	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
99.1*	Supplemental Financial Information (unaudited) as of and for the period ended June 30, 2025.
101.INS	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
____________
* Filed herewith.
** Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Owl Technology Income Corp.

Date: August 7, 2025	By:	/s/ Craig W. Packer
Craig W. Packer Chief Executive Officer

Date: August 7, 2025	By:	/s/ Jonathan Lamm
Jonathan Lamm Chief Financial Officer and Chief Operating Officer